UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A

PROXY STATEMENT PURSUANT TO SECTION 14(a) OF

THE SECURITIES EXCHANGE ACT OF 1934

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☐	Soliciting Material Pursuant to §240.14a-12

THE PHOENIX COMPANIES, INC.

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

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April 1, 2011

Dear Shareholder:

You are cordially invited to attend the Annual Meeting of Shareholders on Tuesday, May 17, 2011, at 10 a.m. Eastern time, at our offices at One American Row, Hartford, Connecticut 06102.

The proxy statement accompanying this letter provides an outline of the business to be conducted at the meeting. We also will report on the progress of the Company during the past year and answer your questions.

In 2010, we saw clear evidence that Phoenix is a stronger company, with an improved financial condition and better prospects for growth. It comes as a result of steady progress on a number of fronts, particularly on the four strategic pillars we have focused on so intently over the last two years: a healthy balance sheet, policyholder service, operational efficiency, and profitable growth. The fundamentals of our business are sound and generated positive momentum in key areas including capital, earnings, expenses, sales, business persistency, investment performance and portfolio quality.

We appreciate your continuing involvement and support and want to make sure your shares are represented at the Annual Meeting. If you have a brokerage account, you should know that the New York Stock Exchange regulations have changed and your broker will not be able to vote for directors and the say on pay proposals on your behalf without instructions from you. No matter how you hold your shares, or whether or not you plan to attend the Annual Meeting, we encourage you to vote by proxy via the internet, telephone, or mail as promptly as possible.

Thank you.

Yours truly,

Thomas S. Johnson	James D. Wehr
Chairman of the Board	President and Chief Executive Officer

One American Row
P.O. Box 5056	860 403 5000 Phone
Hartford, CT 06102-5056	www.phoenixwm.com

THE PHOENIX COMPANIES, INC.

NOTICE OF ANNUAL MEETING OF SHAREHOLDERS

April 1, 2011

To Our Shareholders:

NOTICE IS HEREBY GIVEN that the Annual Meeting of Shareholders of THE PHOENIX COMPANIES, INC. will be held at our offices at One American Row, Hartford, Connecticut 06102, on Tuesday, May 17, 2011, at 10 a.m. Eastern time, to consider and act upon the following matters:

1.	Election of three directors to serve until the 2014 Annual Meeting of Shareholders;

2.	Ratification of the appointment of PricewaterhouseCoopers LLP to serve as our independent registered public accounting firm for the fiscal year ending December 31, 2011;

3.	An advisory, non-binding vote on the compensation of our Named Executive Officers;

4.	An advisory, non-binding vote on the frequency of the advisory shareholder vote on the compensation of our Named Executive Officers; and

5.	Consideration of such other business as may properly come before the meeting or any postponements or adjournments thereof.

Only shareholders of record at the close of business on March 18, 2011 are entitled to notice of, to attend and to vote at, the meeting and any postponement or adjournment thereof. To enter the meeting, all shareholders will be asked to present both a valid picture identification and proof of ownership of shares of our Common Stock.

You may also listen to the meeting live via the internet by going to our web site, www.phoenixwm.com. A replay will be available until at least May 31, 2011.

Your vote is very important. Whether or not you plan to attend the Annual Meeting of Shareholders, we urge you to vote by submitting your proxy via the internet, telephone or mail. If you are a registered shareholder and attend the meeting after submitting a proxy, you may revoke the proxy prior to its exercise at the meeting and vote your shares in person by following the instructions in the accompanying Proxy Statement. If you hold your shares through a bank or broker and want to vote your shares in person at the meeting, please contact your bank or broker to obtain a legal proxy.

By Order of the Board of Directors,

John T. Mulrain	One American Row	860 403 5000 Phone
Secretary	P.O. Box 5056	www.phoenixwm.com
Hartford, CT 06102-5056

PROPOSAL 4: SELECTION, ON AN ADVISORY, NON-BINDING BASIS, OF THE FREQUENCY OF THE SHAREHOLDER VOTE ON THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS	72

OWNERSHIP OF COMMON STOCK	73
Directors and Executive Officers	73
Five Percent Shareholders	74

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE	75

PROXY STATEMENT

THE PHOENIX COMPANIES, INC.

ANNUAL MEETING OF SHAREHOLDERS

May 17, 2011

GENERAL INFORMATION

This Proxy Statement is being provided to the shareholders of The Phoenix Companies, Inc., a Delaware corporation (the “Company”, “we”, “our” or “us”), in connection with the solicitation by our Board of Directors (the “Board”) of proxies to be voted at the Annual Meeting of Shareholders (the “Annual Meeting”) to be held on Tuesday, May 17, 2011, at 10 a.m. Eastern time, at One American Row, Hartford, Connecticut 06102, and at any adjournment or postponement of that meeting. The mailing to shareholders of the notice of internet availability of proxy materials (the “Notice”) took place on April 1, 2011.

The Company will pay the expenses of this proxy solicitation. Depending upon the response to the initial solicitation, proxies may be solicited in person or by mail, telephone, electronic mail or facsimile by employees of the Company. The Company has retained Morrow & Co., LLC, 470 West Avenue, Stamford, Connecticut 06902, to assist in the solicitation at a total estimated cost of $6,000 plus reimbursement of certain expenses. The Company will, upon request, also reimburse banks, brokers and other nominees for providing proxy materials to beneficial owners.

WILL MY BROKER VOTE MY SHARES FOR ME ON THE PROPOSALS PRESENTED? WHAT IS THE EFFECT OF ME NOT CASTING MY VOTE?

Changes in New York Stock Exchange (“NYSE”) regulations take away the ability of your bank or broker to vote your uninstructed shares in the election of Directors and any executive compensation matters on a discretionary basis. Thus, if you hold your shares in street name and you do not instruct your bank or broker how to vote (Proposals 1, 3 and 4 of this Proxy Statement), no votes will be cast on your behalf. Your bank or broker will, however, continue to have discretion to vote any uninstructed shares on the ratification of the appointment of the Company’s independent registered public accounting firm (Proposal 2 of this Proxy Statement). If you are a shareholder of record and you do not cast your vote, no votes will be cast on your behalf on any of the items of business at the Annual Meeting. We strongly encourage you to submit your proxy card and exercise your right to vote as a shareholder.

WHY DID I RECEIVE A ONE-PAGE NOTICE IN THE MAIL REGARDING THE INTERNET AVAILABILITY OF PROXY MATERIALS THIS YEAR INSTEAD OF A FULL SET OF PROXY MATERIALS?

In accordance with rules and regulations adopted by the United States Securities and Exchange Commission (the “SEC”), instead of mailing a printed copy of our proxy materials to each shareholder of record, we may furnish proxy materials by providing access to those documents on the internet. Generally, you will not receive printed copies of the proxy materials unless you request them. Instead, you received the Notice containing instructions as to how to access and review all of the proxy materials on the internet. The Notice also instructs you as to how to submit your proxy on the internet. If you would like to receive a paper or e-mail copy of our proxy materials, you should follow the instructions in the Notice for requesting those materials.

WHAT AM I VOTING ON?

You will be voting on the following:

•	Proposal 1 — election of three members to the Board;

•	Proposal 2 — ratification of the appointment of PricewaterhouseCoopers LLP (“PwC”) as the independent registered public accounting firm of the Company for the year ending December 31, 2011;

•	Proposal 3 — an advisory, non-binding vote on the compensation of our Named Executive Officers (“Say on Pay”); and

•	Proposal 4 — an advisory, non-binding vote on the frequency of the advisory shareholder vote on Say on Pay.

The Company recommends a vote FOR Proposals 1, 2 and 3.

The Company recommends a vote for frequency of “1 Year” in response to Proposal 4.

You also may vote on any other business properly coming before the Annual Meeting.

WHO IS ENTITLED TO VOTE?

You may vote if you owned shares of the Company’s common stock (“Common Stock”) as of the close of business on March 18, 2011 (the “Record Date”). Each share of Common Stock entitles the owner to one vote. As of the Record Date, we had 116,312,515 shares of Common Stock outstanding.

HOW DO I VOTE BEFORE THE MEETING?

If you are a registered shareholder, meaning that you hold your shares in certificate form or through an account with our transfer agent, BNY Mellon, you have three options for voting before the meeting:

•	via the internet, at the address shown on the Notice;

•	if you request printed copies of the proxy materials by mail,

•	by telephone, through the number shown on the proxy card; or

•	by promptly completing, signing, dating and returning a proxy card in the envelope provided.

If you hold your shares through an account with a bank, broker or other registered holder, you are considered the beneficial owner of shares held in “street name,” and you must direct your bank, broker or other registered holder on how to vote your shares by following the voting instructions it provides you. If you do not instruct the bank, broker or other registered holder, your shares will not be voted for certain proposals.

Your vote is important, and the Board of Directors urges you to exercise your right to vote. Whether or not you plan to attend the Annual Meeting, you can ensure that your shares are voted by properly voting through the internet, by telephone, by proxy card or by voting instruction form.

MAY I VOTE AT THE MEETING?

Registered shareholders may vote in person at the Annual Meeting. If you are a beneficial owner, you must obtain a legal proxy from the bank, broker or other registered holder authorizing you to vote at the Annual Meeting. A legal proxy is an authorization from your bank, broker or other registered holder to vote the shares held in its name for your benefit.

MAY I CHANGE MY MIND AFTER I VOTE?

If you are a registered shareholder, you may revoke your proxy at any time before it is voted at the Annual Meeting by:

•	voting in person at the Annual Meeting at any time before the polls close at the conclusion of the meeting;

•	voting again via the internet or telephone prior to 11:59 p.m. Eastern time on May 16, 2011; or

•	signing another proxy card with a later date and returning it to us prior to the Annual Meeting.

If you are a beneficial owner of shares, you must submit new voting instructions by contacting your bank, broker or other registered shareholder, if you do not plan to attend the Annual Meeting in person. You may also vote in person at the Annual Meeting if you obtain a legal proxy as described in the answer to the previous question.

All shares that have been properly voted and not revoked will be voted at the Annual Meeting.

WHAT IF I RETURN A PROXY CARD BUT DO NOT PROVIDE VOTING INSTRUCTIONS?

Proxies that are signed and returned but do not contain instructions will be voted:

•	FOR the election of all of the nominees for director named in this Proxy Statement;

•	FOR the ratification of PwC as our independent registered public accounting firm for 2011;

•	FOR the approval of the advisory resolution on compensation paid to the Company’s Named Executive Officers;

•	FOR the 1 Year frequency of the shareholder Say on Pay vote; and

•	according to the best judgment of the named proxies on any other matters properly brought before the Annual Meeting.

This does not apply to proxies that you send to your bank, broker or other registered shareholder.

WHAT DOES IT MEAN IF I RECEIVE MORE THAN ONE NOTICE?

It means that you have multiple accounts with our transfer agent and/or banks, brokers or other registered shareholders. Please vote all of your shares. If you would like information on consolidating your accounts, please contact Phoenix Shareholder Services at 800.490.4258 or at www.bnymellon.com/shareowner/isd. We have included this and other web site addresses here and elsewhere in this Proxy Statement only as inactive textual references. The information contained on these web sites is not intended to be part of this Proxy Statement and is not incorporated by reference into this Proxy Statement.

WHY DID MY FAMILY RECEIVE ONLY ONE COPY OF THE NOTICE?

Unless separate copies were previously requested, we sent only one copy of the Notice to households in which multiple shareholders share the same address, a procedure called “householding.” This reduces our printing costs and benefits the environment. If you would like to receive separate copies of the Notice or wish to receive separate copies of the Notice in the future, please contact Phoenix Shareholder Services by calling 800.490.4258, writing to The Phoenix Companies, Inc., c/o BNY Mellon Shareowner Services, P.O. Box 358015, Pittsburgh, Pennsylvania 15258, or going to the BNY Mellon Shareowner Services web site, www.bnymellon.com/shareowner/isd.

If you are eligible for householding, or hold stock in more than one account and wish to receive only a single copy of the Notice for your household, please contact Phoenix Shareholder Services as indicated above.

HOW WILL SHARES HELD IN THE PHOENIX COMPANIES, INC. COMMON STOCK FUND BE VOTED?

This Proxy Statement is being used to solicit voting instructions with respect to shares of Common Stock held in The Phoenix Companies, Inc. Common Stock Fund (the “Fund”) by Fidelity Management Trust Company (“Fidelity”), the trustee of The Phoenix Companies, Inc. Savings and Investment Plan (the “401(k) Plan”). These shares are held of record and voted by Fidelity. If you are a participant in the 401(k) Plan and have an account balance in the Fund as of March 15, 2011, you may direct Fidelity as to how to vote the shares of Common Stock attributable to the units of the Fund credited to your individual account through any of the three options described under How Do I Vote Before the Meeting? on page 2. Voting instructions for these shares must be received by 11:59 p.m. Eastern time on May 12, 2011 to allow sufficient time to process voting instructions and vote on behalf of the Fund shares.

WILL MY SHARES BE VOTED IF I DO NOT PROVIDE MY PROXY OR VOTING INSTRUCTION FORM?

If you are a registered shareholder and do not provide a proxy, your shares will not be voted unless you attend the Annual Meeting and cast your vote. If you are a beneficial owner of shares, they may be voted with respect to certain routine matters, even if you do not provide voting instructions on your voting instruction form. Under the NYSE rules, the only proposal considered a routine matter for which brokerage firms may vote without specific instructions is the proposal to ratify our independent registered public accounting firm.

If you hold shares through the Fund and voting instruction forms for the shares attributable to your account are not received by 11:59 p.m. Eastern time on May 12, 2011, these shares will be voted in the same proportion as the voting instruction forms received on a timely basis from other participants in the 401(k) Plan.

WHO MAY ATTEND THE MEETING?

The Annual Meeting is open only to persons who owned Common Stock as of the Record Date. To attend the meeting, you will need to bring valid picture identification and an admission ticket, proxy card or other proof of your ownership of Common Stock. If you are a registered shareholder and you received your proxy materials by mail, your admission ticket is attached to your proxy card. If you are a registered shareholder and you received your proxy materials electronically via the internet, you will need to click on “I Will Attend Meeting” after you vote and we will be able to verify your ownership of Common Stock electronically at the Annual Meeting. If you are a beneficial owner of shares, you will need to contact your bank, broker or other registered shareholder to request a legal proxy, which will serve as your admission ticket.

HOW DO I GET TO THE MEETING?

Directions to the Annual Meeting at our offices at One American Row in Hartford are available on our web site, www.phoenixwm.com in the Investor Relations section.

CAN I LISTEN TO THE MEETING VIA THE INTERNET?

You can listen to the Annual Meeting live over our web site, www.phoenixwm.com in the Investor Relations section, by clicking on the Annual Meeting icon. A replay will be available on the web site until at least May 31, 2011.

MAY SHAREHOLDERS ASK QUESTIONS AT THE MEETING?

Yes. Representatives of the Company will answer shareholders’ questions of general interest at the end of the meeting. If you are listening to the Annual Meeting live over our web site, you will not be able to ask questions.

HOW MANY VOTES MUST BE PRESENT TO CONDUCT BUSINESS AT THE ANNUAL MEETING?

In order for us to conduct our Annual Meeting, holders of one-third of our shares of Common Stock outstanding as of the Record Date must be present at the meeting in person or by proxy. This is referred to as a quorum. You are counted as present at the meeting if you attend the meeting and vote in person or if you vote by proxy via the internet, telephone or mail. Abstentions and broker non-votes will be counted for purposes of establishing a quorum at the meeting. A “broker non-vote” occurs when a bank, broker or other registered shareholder holding shares for a beneficial owner does not vote on a particular proposal because the holder does not have discretionary voting power for that item and has not received instructions from the beneficial owner.

HOW MANY VOTES ARE NEEDED TO APPROVE THE COMPANY’S PROPOSALS?

Proposal 1: Election of Directors

Directors will be elected by a plurality of votes cast at the Annual Meeting, meaning the three nominees receiving the most votes will be elected. Only votes cast FOR or AGAINST a nominee will be counted. Shares not voted will have no effect on the election of directors. Each proxy received will be voted FOR ALL of the nominees for director, unless the proxy is otherwise marked.

Proposal 2: Ratification of the Appointment of our Independent Registered Public Accounting Firm

Ratification of the appointment of PwC as our independent registered public accounting firm for 2011 requires that a majority of the votes represented at the Annual Meeting be voted FOR the proposal. If you vote to ABSTAIN with respect to this proposal, your shares will be counted as present for purposes of establishing a quorum, but the abstention will have the same effect as a vote AGAINST the proposal.

Proposal 3: Adoption of the advisory resolution on the compensation of our Named Executive Officers

Approval of the advisory resolution on the compensation of our Named Executive Officers requires that a majority of the votes represented at the Annual Meeting be voted FOR the proposal. If you vote to ABSTAIN with respect to this proposal, your shares will be counted as present for purposes of establishing a quorum, but the abstention will have the same effect as a vote AGAINST the proposal.

Proposal 4: The frequency of the advisory shareholder vote on the advisory vote on compensation of our Named Executive Officers

The Board has determined that the frequency of the advisory shareholder vote on the advisory vote on compensation of our Named Executive Officers will be determined by a plurality vote, which means that we will consider stockholders to have expressed a non-binding preference for the option that receives the highest number of favorable votes.

Although the advisory votes on Proposals 3 and 4 are non-binding, as provided by law, our Board will review the results of the votes and will take them into account in making a determination concerning executive compensation and frequency of such advisory vote.

HOW MANY DIRECTORS DO YOU HAVE? HOW MANY ARE INDEPENDENT?

Our Board currently has 11 members, all of whom are independent under the NYSE rules, except Mr. James D. Wehr, who is also our President and Chief Executive Officer.

WHERE CAN I LEARN MORE ABOUT THE BOARD’S LEADERSHIP STRUCTURE AND RESPONSIBILITIES?

Please turn to Election of Directors on page 7.

WHO CAN ANSWER MY QUESTIONS ABOUT THE COMPANY?

If you have questions about your shares or status as a shareholder of the Company, please call Phoenix Shareholder Services at 800.490.4258. If you have questions about our Proxy Statement or our Annual Meeting, please call Phoenix Investor Relations at 860.403.7100.

HOW DO I REQUEST PAPER COPIES OF THIS YEAR’S ANNUAL MEETING MATERIALS?

If you are a shareholder, please follow the instructions for requesting paper copies on the “Notice Regarding the Availability of Proxy Materials” that you received in the mail. You will need your 11-digit control number, included on that notice, when requesting materials.

For all other inquiries, please contact Phoenix Investor Relations at 860.403.7100 or visit the Investor Relations section of our Company web site at www.phoenixwm.com.

HOW CAN I GET ELECTRONIC DELIVERY OF FUTURE ANNUAL MEETING MATERIALS?

If you are a registered shareholder, simply log on to the web site www.bnymellon.com/shareowner/isd and follow the instructions to enroll in MLink.

Utilizing MLink for delivery of shareholder communications saves the Company a significant portion of the costs associated with printing and mailing. We also believe that registered shareholders will find this service convenient and useful. MLink allows you to have on-line access to your shareholder communications 24 hours a day, seven days a week within a secure, customized mailbox. If you register for MLink and electronic delivery, we will usually not send you paper copies of shareholder materials unless you request them, although we may choose to send one or more items to you in paper form despite your consent to receive them electronically. If you register for MLink, you will be responsible for your usual internet charges (e.g., online fees) in connection with your registration. Your consent will be effective until you revoke it by terminating your registration at the web site www.bnymellon.com/shareowner/isd.

If you are a beneficial owner of shares, please contact your bank or broker to learn how to get electronic delivery.

HOW CAN I GET COPIES OF THE DOCUMENTS REFERENCED IN THIS PROXY?

You may receive a copy of any document referenced or incorporated by reference herein without charge. We will respond to any such request within one business day of our receipt of the request and provide the documentation by first class mail or an equally prompt means of delivery. If you would like to make such a request, please contact our Corporate Secretary by e-mail to corporate.secretary@phoenixwm.com or by mail to:

Corporate Secretary

The Phoenix Companies, Inc.

One American Row

P.O. Box 5056

Hartford, Connecticut 06102-5056

IMPORTANT NOTICE REGARDING THE AVAILABILITY OF PROXY MATERIALS

FOR THE 2011 ANNUAL MEETING OF SHAREHOLDERS TO BE HELD ON MAY 17, 2011.

The Company’s Proxy Statement for the 2011 Annual Meeting of Shareholders and the Company’s Annual Report to Shareholders for the fiscal year ended December 31, 2010 are available at http://bnymellon.mobular.net/bnymellon/PNX.

PROPOSAL 1: ELECTION OF DIRECTORS

Our Board is responsible for providing effective governance over the Company’s affairs. Our commitment to good corporate governance, which aligns the interests of the Board and management with those of shareholders and promotes honesty and integrity, is reflected in our Corporate Governance Principles. To maintain corporate governance best practices, our Corporate Governance Principles are reviewed at least annually by the Governance Committee, and to the extent deemed appropriate in light of emerging practices, revised accordingly, upon recommendation to and approval by the Board. Highlights of our corporate governance practices, including our Corporate Governance Principles, are described below. More information about corporate governance, including our Corporate Governance Principles, may be found on our web site at www.phoenixwm.com, in the Investor Relations section, under the heading “Corporate Governance.” Copies may also be obtained by contacting our Corporate Secretary at one of the addresses listed under Shareholder and Interested Party Communications on page 19.

Currently, the roles of chief executive officer (“CEO”) and Chairman of the Board (“Chairman”) are separate. Mr. James D. Wehr is our CEO and focuses on the operation of the Company. Mr. Thomas S. Johnson, who has over 10 years of service on the Board, is the Chairman.

Our corporate governance guidelines allow the Board to choose whether to keep the roles of CEO and Chairman separate or have one person serve in both capacities. We believe the separate leadership structure is best for our Company and shareholders at this time, because it allows our CEO to devote his attention to the significant strategic and operational transition currently under way, and because we have an experienced independent Board member who is highly qualified to fill the Chairman’s role.

Our governance guidelines require that if the Chairman is an independent member of the Board, he or she shall also serve as the chairman of the Company’s Executive Committee. If the Chairman is also the CEO, the independent members of the Board will appoint an independent member of the Board to serve as the chairman of the Executive Committee (the “Lead Director”). The chairman of the Executive Committee will perform the functions typically assigned to a Lead Director, including presiding at executive sessions, being available to the other members of the Board (and to the Chairman if he is the CEO) to discuss matters of importance to the Company, advising on agendas and Board materials, and assuming other responsibilities and initiatives as appropriate. Pursuant to the Company’s Bylaws, the chairman of the Executive Committee will have the authority to call meetings of the Board if and when the chairman deems appropriate.

Our Board currently has 10 independent members and one non-independent member, the CEO. We have five committees of the Board created to perform critical oversight functions. Three of these are standing committees: the Audit Committee, the Compensation Committee, and the Executive Committee. The Board has created two additional committees by resolution: the Finance Committee and the Governance Committee. Only directors who are not current or former employees of the Company or its affiliates (“Non-Employee Directors”) may be members of the Audit Committee, the Compensation Committee or the Governance Committee. It is our practice that, except for the Executive Committee, only Non-Employee Directors may be members of the Board committees. Our Chairman serves as the chair of the Executive Committee and Non-Employee Directors serve as the chairs of the other committees. We believe that the number of independent, experienced directors that make up our Board, along with the independent oversight of the Board by the non-executive Chairman, benefits our Company and our shareholders.

Our Board is responsible for the oversight and review of the Company’s policies, practices and procedures relating to risks and risk management processes, with the assistance of our Governance Committee and Audit Committee. While every Committee considers risks that are associated with or involved in its area of responsibility, the Governance and Audit Committees have specific responsibilities. The Governance Committee periodically reviews management’s risk philosophy; reviews policies, practices and procedures with respect to risk assessment and risk management; and discusses with management at least annually the Company’s major financial risk exposures and the steps management has taken to monitor and mitigate such exposures. The Audit Committee, as required by the New York Stock Exchange rules, meets periodically with management to discuss policies with respect to risk assessment and management and to review major financial risk exposures and the steps taken to monitor and control them. Both the Governance Committee and the Audit Committee report regularly to the Board, which also considers the Company’s risk profile. The Board receives at least one report on risks facing the Company each year and focuses on the most significant risks facing the Company and the Company’s general risk management strategy to assess whether risks undertaken by the Company are consistent with the Board’s tolerance for risk. While the Board oversees the Company’s risk management, Company management is responsible for day-to-day risk management processes. We believe this division of responsibilities is the most effective approach for addressing the risks facing our Company and that our Board leadership structure supports this approach.

Mr. Jasinowski, who will have reached age 72 prior to the Annual Meeting, has indicated his intention to retire as director effective on the date of the Annual Meeting pursuant to the mandatory retirement guidelines established by the Board of Directors.

Our Board consists of three classes of directors, the members of which are each elected to three-year terms. At our Annual Meeting on May 17, 2011, three directors will be elected to hold office for three years. These terms may be limited by the mandatory retirement provisions of our Corporate Governance Principles.

A number of our independent Board members are currently serving or have served as members of senior management of other public companies and have served as directors of other public companies. We believe our Board members have demonstrated leadership skills and have experience and judgment in areas that are relevant to our business. We believe that their ability to challenge and direct management and their dedication to the affairs of the Company collectively serve the interests of the Company and its shareholders.

Mr. Johnson, who joined the Board in 2000 and serves currently as Chairman, was a director of Freddie Mac at the time of that firm’s placement into government conservatorship in September 2008. Mr. Johnson had joined Freddie Mac’s board in 2004, was chairman of the Governance, Nominating & Risk Oversight Committee and resigned from the Freddie Mac board at the end of September 2008. On September 7, 2008, at the time Freddie Mac and Fannie Mae (the “GSEs”) were placed into conservatorship, then U.S. Treasury Secretary Henry M. Paulson, Jr. made a point of noting that the decision to place the GSEs into conservatorship was primarily attributable to the inherent conflict and flawed business models of those entities, and that he did not hold their boards of directors responsible for those flaws. The Board examined Mr. Johnson’s involvement with Freddie Mac in light of his service for a few months during the late spring and summer of 2008 as chairman of its Governance, Nominating & Risk Oversight Committee, including the Treasury Secretary’s assessment that the Freddie Mac board was not responsible for Freddie Mac’s financial predicament. After consideration of Mr. Johnson’s service on the board of Freddie Mac and his invaluable service on the Company Board, the Governance Committee, which is charged with identifying directors who will act in shareholders’ best interests, has determined that Mr. Johnson is suitable for continued Board service and recommends his re-election.

The nominees listed on page 9, and supported by the Board, are all current directors. Your proxy card will be used to vote for the election of all of the Board’s three nominees that follow on page 9, unless you withhold the authority to do so when you send in your proxy. If any of the nominees becomes unable or unwilling to accept nomination or election, it is intended that, in the absence of contrary specifications in a proxy, each proxy will be voted for the balance of those named and for a substitute nominee or nominees. We know of no reason to anticipate such an occurrence. All nominees have consented to be named as nominees and to serve as directors if elected.

THE FOLLOWING PERSONS ARE NOMINEES FOR ELECTION AS DIRECTORS OF THE COMPANY FOR TERMS TO EXPIRE AT THE 2014 ANNUAL MEETING OF SHAREHOLDERS; THE BOARD RECOMMENDS THAT SHAREHOLDERS VOTE FOR ALL OF THEM:

The Board of Directors has determined that, given the businesses in which the Company is involved and the issues it confronts, it has need for several competencies among its members, including the following backgrounds: current or prior experience as the chief executive officer of a public company; finance experience; accounting expertise; investment management experience; law practice; and marketing experience. The Board also believes that it is important that its membership reflect the diversity of the constituencies it serves.

Name/Age(1)	Service as Director(2)	Business Experience/Other Directorships
Martin N. Baily age 66	since 2005	Senior Fellow at the Brookings Institution since 2007; Senior Fellow at the Peterson Institute for International Economics from 2001-2007; Senior Advisor to McKinsey & Company since 2002; Chairman and a Cabinet Member of the President’s Council of Economic Advisors from 1999 to 2001; Principal of McKinsey & Company from 1996 to 1999. Mr. Baily holds a PhD in economics from Massachusetts Institute of Technology and has expertise in the field of finance through work in the private sector and government.
John H. Forsgren age 64	since 2005	Vice Chairman, Executive Vice President and Chief Financial Officer of Northeast Utilities from 2001 through 2004, and Executive Vice President and Chief Financial Officer from 1996 to 2001; Managing Director of Chase Manhattan Bank from 1995 to 1996; Executive Vice President of Sun International Investments, Ltd. from 1994 to 1995; Senior Vice President and Chief Financial Officer of Euro Disney (a subsidiary of The Walt Disney Company) from 1990 to 1994 and Vice President and Treasurer of The Walt Disney Company from 1986 to 1990; Director of NEON Communications Group, Inc. from 1998 to 2007; Director of CuraGen Corporation from 2002 to 2009 and Executive Chairman during 2009; Director of Trident Resources Corp. since 2007 and Port Townsend Paper Co. since 2008; director of Duke Energy Corporation since August 2009. Mr. Forsgren served as chief financial officer of a public company, served in financial functions in a variety of different businesses and has experience in accounting, finance and investments.
Thomas S. Johnson age 70	since 2000	Chairman of the Board of the Company since April 2009; Chairman and Chief Executive Officer of GreenPoint Financial Corporation from 1993 to 2004; President and Director of Manufacturers Hanover Trust Company and Manufacturers Hanover Corporation from 1989 to 1991; director of Freddie Mac from 2004 to 2008; Director of R.R. Donnelley & Sons Company, Inc. since 1990 and Alleghany Corporation since 1997. Having had a career working for several banks in increasingly senior roles, including chief executive officer and chief financial officer, Mr. Johnson is experienced in accounting and finance.
(1) All ages are as of March 18, 2011. (2) Of both the Company and of its principal subsidiary, Phoenix Life Insurance Company (“Phoenix Life”), except as otherwise noted.

Continuing Directors

The following directors, whose terms expire at the 2012 Annual Meeting of Shareholders, will continue to serve as directors:

Name/Age(1)	Service as Director(2)	Business Experience/Other Directorships
Sanford Cloud, Jr., Esq. age 66	since 2001	Chairman and Chief Executive Officer of The Cloud Company, LLC since 2005; Chairman, The Connecticut Health Foundation since 2010; Director of the Urban National Holding Corp. and its bank subsidiary, Metropolitan National Bank since 2010; President and Chief Executive Officer of The National Conference for Community and Justice from 1994 through 2004; partner at the law firm of Robinson & Cole LLP from 1993 to 1994; Vice President at Aetna, Inc. from 1986 to 1992; Connecticut State Senator from 1977 to 1980; Trustee of Northeast Utilities since 2000 and non-executive Chairman of Ironwood Mezzanine Fund L.P. Mr. Cloud is an attorney who has worked in private practice, as in-house counsel, served in the state legislature, and served as a senior officer of a major insurance company and as a chief executive officer of a large not-for-profit organization.
Gordon J. Davis, Esq. age 69	since 2000 (for Phoenix Life since 1986)	Partner at the law firm of Dewey & LeBoeuf LLP since 1994, except during much of 2001 (formerly LeBoeuf, Lamb, Greene & MacRae LLP); President of Lincoln Center for the Performing Arts from January to November 2001; Director of Consolidated Edison of New York, Inc. since 1997 and of approximately 35 registered investment companies within the Dreyfus family of funds. Mr. Davis is an attorney who currently serves as a director of a number of funds; has served as chief executive officer of a large not-for-profit organization; and over the course of his career, has worked in and with city and state government.
Augustus K. Oliver, II age 61	since 2008	Managing Member of Oliver Press Partners, LLC since 2005; Managing Member of Oliver Press Investors, LLC since 2005; Managing Member of WaterView Advisors, LLC from 1999 to 2005; Director of Scholastic Corporation since 1995 and Comverse Technology, Inc. since 2007 Mr. Oliver has experience in investment matters.
(1) All ages are as of March 18, 2011. (2) Of both the Company and of its subsidiary, Phoenix Life, except as otherwise noted.

The following directors, whose terms expire at the 2013 Annual Meeting of Shareholders, will continue to serve as directors:

Name/Age(1)	Service as Director(2)	Business Experience/Other Directorships
Arthur P. Byrne age 65	since 2000 (for Phoenix Life since 1997)	Operating partner of J.W. Childs Associates, L.P., a private equity fund based in Boston, Massachusetts since 2002; Chairman of The Esselte Corporation since 2002; President, Chief Executive Officer and Chairman of The Wiremold Company from 1991 to 2002; Chairman of W/S Packaging Inc. since 2006. Mr. Byrne has many years of prior experience as a chief executive officer and significant experience in the area of finance, acquisitions and strategic planning.
Ann Maynard Gray age 65	since 2002	President of the Diversified Publishing Group of Capital Cities/ABC, Inc. from 1991 to 1998; Director of Duke Energy Corporation since 1994. Ms. Gray has many years of experience in finance and marketing functions, as well as the experience of having presided over a major division of a public company.
Arthur F. Weinbach age 67	since 2008	Chairman of Broadridge Financial Solutions, Inc. since 2010 and executive Chairman from 2007 to 2010; associated with Automatic Data Processing, Inc. (ADP) since 1980, served as Chairman and Chief Executive Officer of ADP from 1998 to 2006 and retired as Chief Executive Officer in 2006 and retired as Chairman in 2007; Chairman of CA Technologies since 2010 and director since 2008. Mr. Weinbach has a long career as a certified public accountant and experience in many executive roles, including having served as a chief executive officer.
James D. Wehr age 53	since 2009	President and Chief Executive Officer since April 2009; Senior Executive Vice President and Chief Investment Officer from February 2007; Executive Vice President and Chief Investment Officer from February 2005; Senior Vice President and Chief Investment Officer of the Company and Phoenix Life from January 1, 2004; Senior Managing Director and Portfolio Manager at Phoenix Investment Partners (now Virtus Investment Partners, Inc.) from 1995 through 2003; joined Phoenix in 1981and held a series of increasingly senior investment positions, including credit research, trading and portfolio management prior to 1995. Mr. Wehr serves on the Board of Directors as the Company’s Chief Executive Officer.
(1) All ages are as of March 18, 2011. (2) Of both the Company and of its subsidiary, Phoenix Life, except as otherwise noted.

Board Committee Membership and Meetings

It is the general practice of the Company that all major decisions are to be considered and made by the Board as a whole. However, to operate efficiently, the Board has created five committees to perform what the Board believes are basic and essential functions. Three of these are standing committees: the Audit Committee, the Compensation Committee and the Executive Committee. The Board has created two additional committees by resolution: the Finance Committee and the Governance Committee. Only Non-Employee Directors may be members of the Audit Committee, the Compensation Committee or the Governance Committee. Members of these three committees must also meet certain other independence standards, including those of the NYSE and the Sarbanes-Oxley Act of 2002. It is our practice that, except for the Executive Committee, only Non-Employee Directors may be members of the Board committees. The Audit, Compensation and Governance Committees have authority to independently retain advisors to help fulfill their responsibilities.

The current Board committees, their responsibilities, committee membership and the number of meetings of each committee in 2010 follow. The descriptions are merely summaries; each is subject to additional details and qualifications imposed by applicable law, the Company’s certificate of incorporation, the committees’ respective charters and resolutions of our Board and our Corporate Governance Principles. The Audit Committee, Compensation Committee, Finance Committee and Governance Committee charters may be found on our web site at www.phoenixwm.com, in the Investor Relations section, under the heading “Corporate Governance.”

Each director of the Company also serves, without additional compensation, as a member of the board of directors of the Company’s subsidiary, Phoenix Life. Phoenix Life established the Policyholder Affairs Committee, the responsibilities of which include oversight of the closed block of insurance contracts created when Phoenix Life demutualized in 2001. The members of this committee are also members of Phoenix Life’s Investment Committee and the Board’s Finance Committee. Mr. Thomas S. Johnson, as Chairman, is an ex-officio member of all committees, except the Executive Committee, where he serves as the Committee chair.

The chair of each committee below is listed with an asterisk.

AUDIT COMMITTEE
	Responsibilities	Members	Number of 2010 Meetings
•	Recommending to the Board the selection of our independent registered public accounting firm	Arthur F. Weinbach* Martin N. Baily Arthur P. Byrne(1) John H. Forsgren Augustus K. Oliver, II	11
•	Reviewing the scope, plans and results relating to our internal and external audits and financial statements
•	Reviewing our financial condition
•	Reviewing the quality and integrity of our financial accounting and reporting processes and procedures
•	Reviewing our significant business and financial risks and exposures and evaluating the adequacy of our internal controls in connection with such risks and exposures
•	Reviewing our policies on ethical business conduct and monitoring our compliance with those policies

See also the Audit Committee Report beginning on page 23 for a discussion of the Audit Committee’s oversight responsibilities.

The five members of the Audit Committee have been determined to possess the qualifications to sit on the Committee based on their professional experience: Mr. Weinbach is a certified public accountant and has served as both a chief financial officer and a chief executive officer; Mr. Oliver has been a principal in the investment management business for many years and holds a law degree; Mr. Baily holds a PhD in economics and has utilized his expertise in several positions in private sector and government, including the Council of Economic Advisers; Mr. Byrne holds undergraduate and graduate degrees in economics and business administration, has served as the chief executive officer of a corporation and has been designated the Committee’s financial expert; and Mr. Forsgren holds a Master of Business Administration degree and has served in financial officer positions, including chief financial officer, in several different businesses.

(1) Financial Expert

COMPENSATION COMMITTEE
	Responsibilities	Members	Number of 2010 Meetings
•	Evaluating the targeted compensation of the chief executive officer, senior executive vice presidents, executive vice presidents, and other officers required by law	Sanford Cloud, Jr., Esq.* Arthur P. Byrne Ann Maynard Gray Arthur F. Weinbach	10
•	Reviewing and recommending to the independent members of the Board for approval the compensation of the chief executive officer
•	Reviewing and, with respect to certain senior officers, approving base salary levels, incentive compensation opportunities and incentive awards
•	Reviewing and, with respect to certain senior officers, approving benefits under plans exempt from the Employee Retirement Income Security Act of 1974, as amended (“ERISA”)
•	Reviewing and recommending compensation of the members of the Board
•	Overseeing the granting of stock options, restricted stock units and other equity-based compensation
•	Reviewing and approving the annual compensation programs for all employees

See also the Compensation Committee Charter, Processes, Interlocks and Report, beginning on page 25 and Compensation Discussion and Analysis on page 27 for further detail regarding the functions of the Compensation Committee.

The four members of the Committee have been chief executive officers of organizations and have significant experience in addressing the compensation needs of the organizations they have run: Mr. Cloud served for several years as the chief executive officer of National Conference for Community and Justice and is an attorney; Mr. Byrne served as chief executive officer of Wiremold Corporation; Ms. Gray served as the president of the Diversified Publishing Group of Capital Cities/ABC, Inc.; and Mr. Weinbach served in several different roles, and ultimately chief executive officer, at Automatic Data Processing, Inc. and currently serves as chairman of Broadridge Financial Solutions, Inc. and CA Technologies.

	EXECUTIVE COMMITTEE
	Responsibilities	Members	Number of 2010 Meetings
•	Exercising the powers and authority of the Board with respect to overseeing our property, affairs and businesses during periods between meetings of the Board	Thomas S. Johnson* Sanford Cloud, Jr., Esq. John H. Forsgren Ann Maynard Gray James D. Wehr Arthur F. Weinbach	1
The six members of the Executive Committee are the chairs of the committees, plus Mr. Wehr as Chief Executive Officer and Mr. Johnson, as chair of the Executive Committee.

	FINANCE COMMITTEE
	Responsibilities	Members	Number of 2010 Meetings
•	Exercising the authority of the Board with respect to our financial and investment policies	John H. Forsgren* Martin N. Baily Gordon J. Davis, Esq. Jerry J. Jasinowski Augustus K. Oliver, II	6
•

Establishing and exercising general supervision over our investment policies and programs and authorizing the issuance of debt and the establishment of financing arrangements (other than through the issuance of stock)

•	Exercising general supervision over the disposition of our subsidiaries and of material assets
•	Reviewing policies and positions, and those of our major subsidiaries, regarding interest rate risk, liquidity management, counterparty risk, derivative usage and foreign exchange risk

The five members of the Finance Committee have deep experience in finance and/or investment: Mr. Forsgren holds a Master of Business Administration degree and has served in financial officer positions, including chief financial officer, in several different businesses; Mr. Baily holds a PhD in economics and has utilized his expertise in several positions in private sector and government, including the Council of Economic Advisers; Mr. Davis has served for many years on the boards of several mutual funds; Mr. Jasinowski has experience in finance and marketing through service in government and as president of a major trade organization; and Mr. Oliver has devoted his career to the investment management business.

GOVERNANCE COMMITTEE
	Responsibilities	Members	Number of 2010 Meetings
•	Assisting the Board, in conjunction with the Audit Committee, in fulfilling its responsibilities with respect to overseeing our policies, practices and procedures relating to risks and risk management	Ann Maynard Gray* Sanford Cloud, Jr., Esq. Gordon J. Davis, Esq. Jerry J. Jasinowski	6
•	Presenting qualified candidates to the Board for election as directors
•	Reviewing the committee structure of the Board
•	Making recommendations to the Board with respect to matters of corporate governance
•	Exercising the authority of the Board with respect to matters relating to the interests of our shareholders or to our relationships to the community at large, including: charitable contributions; government affairs and public relations; employee voluntary participation in community affairs; and philanthropic programs

The four members of the Governance Committee have significant experience in governance, from varying perspectives: Ms. Gray has served on several outside boards of directors and currently serves as the lead director of Duke Energy Corporation; Mr. Cloud is an attorney, has served as the chief executive officer of a not-for-profit organization, has sat on the boards of several companies and has held elective office in the State of Connecticut; Mr. Davis is an attorney, has served as the chief executive officer of a not-for-profit organization, has sat on the boards of several companies and has worked in various capacities for the City of New York; and Mr. Jasinowski has previously served as Assistant Secretary of Policy at the U.S. Department of Commerce and as president of a major trade organization and has sat on the boards of several companies.

Executive Sessions of the Board

As provided in the Corporate Governance Principles, the Non-Employee Directors of the Company meet in executive session at each regular Board meeting. The non-employee chairman of the Board and chair of the Executive Committee of the Board, currently Mr. Thomas S. Johnson, presides at these meetings.

Director Independence

A majority of the directors of the Board must meet the criteria for independence established by the Board in accordance with the NYSE rules. Under these rules, a director will not qualify as independent unless the Board affirmatively determines that the director has no material relationship with the Company. As permitted by the NYSE rules, the Governance Committee has recommended, and the Board has adopted, a set of categorical standards (the “Categorical Independence Standards”) to assist the Board in making independence determinations. These Categorical Independence Standards may be found on our web site at www.phoenixwm.com, in the Investor Relations section, under the heading “Corporate Governance.”

In March 2011, the Governance Committee and the Board evaluated the independence of each director other than our chief executive officer, who is a Company employee, in accordance with the provisions of the Categorical Independence Standards and the NYSE rules. As a result of this evaluation, the Governance

Committee has recommended, and the Board has affirmatively determined, that all members of the Board other than the chief executive officer, including all directors standing for election, are independent under both the Categorical Independence Standards and the NYSE rules.

Audit Committee Financial Expert

Mr. Arthur P. Byrne was determined by the Board, based on his education and experience, as set forth in the second chart under “Continuing Directors” section on page 11, to be audit committee financial expert, as defined by applicable federal securities law. Mr. Byrne was determined by the Board to be independent, as described in Director Independence on page 16.

Director and Management Performance Evaluations

The Board is required under the Corporate Governance Principles to conduct an annual self-evaluation to assess its performance. As part of this self-evaluation process, the Governance Committee receives comments from all directors and provides its assessment to the Board as to the performance of the directors and the committees of the Board. This assessment focuses on the Board’s contribution to the Company, as well as areas in which either the directors or management believes the Board could improve. The Audit, Compensation, Governance and Finance Committees also conduct annual self-evaluations to assess their performance.

The Board also conducts an annual review of the Chief Executive Officer’s performance to ensure that the Chief Executive Officer is providing the best leadership for the Company in the long- and short-term. Under the procedures set forth in our Corporate Governance Principles, this process is led by our Governance Committee and Compensation Committee, in consultation with the entire Board, and the results of the review are communicated to the Chief Executive Officer directly by the chairs of the Governance Committee, the Compensation Committee and the Executive Committee, or their designees.

Director Nomination Process

Our Corporate Governance Principles give the Governance Committee responsibility for proposing qualified candidates to the Board. In considering candidates for nomination to the Board, the Governance Committee weighs a director candidate’s professional achievements, intellectual skills, diversity of professional experience, personal diversity, commitment to board service and integrity. In recruiting director candidates for nomination to the Board, the Governance Committee seeks to identify individuals whose records of achievement, breadth of experience, commitment to excellence and unquestioned integrity will best serve the Company in its pursuit of growth in the markets in which it operates, and in potential markets it may enter in the future, while at the same time assuring the Company’s shareholders and other constituencies that the Company remains firmly committed to the Company’s core ethical values. The application of these factors involves the exercise of judgment. As a result, the Governance Committee does not have a standard set of fixed qualifications that applies to all director candidates, although at a minimum each director candidate’s ability to satisfy any applicable legal requirements or listing standards and his or her ability and willingness to devote significant attention to the Company’s needs through regular attendance at meetings, preparation for meetings and availability for regular consultation between meetings is assessed.

Diversity is among the factors that the Governance Committee considers in identifying nominees for director. To that end, the Governance Committee has adopted a diversity policy with respect to the identification of director nominees. The policy provides that when assessing potential candidates, the Governance Committee (1) seeks candidates having a variety of backgrounds, including investment, management, accounting, marketing, law, economics, manufacturing, public sector, human relations and academia, and (2) seeks directors who are committed to ensuring that the organization values diversity. The Board therefore seeks candidates who will increase the diversity of the board in all respects and thereby benefit the Company with their ideas, perspectives, experience and wisdom.

When applying such factors in identifying director nominees, the Governance Committee considers how the candidate would contribute to the Board’s overall balance of diversity of expertise, perspectives, backgrounds and experiences in substantive matters pertaining to the Company’s business. On an annual basis, the Governance Committee, in consultation with the rest of the Board, conducts an evaluation on the composition of the Board and reviews the diversity policy to assess the effectiveness of such policy.

The Governance Committee may also consider particular areas of expertise for a given vacancy either because of needs arising from the retirement of a director or those arising out of changes in our business focus, our industry or the regulatory environment. Except in special circumstances, the Governance Committee generally will not recommend an increase in the number of directors beyond the current level of 10 independent directors, plus our Chief Executive Officer.

The Governance Committee looks to its members and to other directors for recommendations for new directors. It may also retain a search firm and will consider individuals recommended by shareholders. Shareholders should submit their recommendation as outlined under Shareholder and Interested Party Communications on page 19. Shareholder recommendations for nominees will be evaluated on the same basis as other proposed nominees. If a vacancy on the Board exists or is anticipated, the Governance Committee will evaluate all proposed nominees in light of the standards above, as well as others deemed relevant or will consider recommending to the Board a reduction in the size of the Board upon such resignation. Following its evaluation of all proposed nominees and consultation with our Chief Executive Officer, the Governance Committee will recommend to the Board the individual(s) it considers most qualified to be nominated to run for election to the Board. The Board will make the final determination as to the individual(s) who will be nominated to run for election.

Director Orientation and Continuing Education

In order to best enable directors to serve as the ultimate monitor of the Company’s performance, the Company has an orientation and continuing education process for Board members that includes extensive materials, meetings with key management and visits to the Company’s headquarters. Through this process, members of the Board are educated on issues of importance to the Board, the Company and the businesses in which the Company is engaged by members of management or third parties having expertise in the subject areas discussed.

Code of Conduct

We have adopted a written Code of Conduct to govern and strengthen our commitment to our shareholders, customers, corporate citizenship, employees, ethics and compliance. The Company is committed to the highest standards of legal and ethical conduct in all of our business dealings, and the Code of Conduct represents a compilation of certain key policies, standards and guidelines which guide our business activities in order to ensure we uphold these standards. The Code of Conduct covers all areas of professional conduct, including, among others, conflicts of interest, corporate opportunities, insider trading, hedging of Company securities (see Anti-Hedging Policy on page 45 for more detail on the policy), confidentiality, protection and use of company property, customer complaints, fraud, compliance with legal and regulatory requirements, equal opportunity, sexual harassment, workplace safety and code compliance. All of our directors, officers and employees are required to abide by our Code of Conduct. Employees are required to report suspected violations of the Code of Conduct.

The Code of Conduct is available on our web site at www.phoenixwm.com, in the Investor Relations section, under the heading “Corporate Governance.” We intend to post any amendments to, or waivers of, the Code of Conduct applicable to our principal executive officer, principal financial officer or principal accounting officer on our web site. You may request a printed copy of the Code of Conduct, without charge, by writing to the Corporate Secretary at either of the addresses listed under Shareholder and Interested Party Communications on page 19.

Policy Regarding Transactions with Related Persons

On November 2, 2006, the Board adopted a written Policy Regarding Transactions with Related Persons (the “Related Person Policy”). The Related Person Policy provides that any Related Person (as defined by Item 404(a) of Regulation S-K) must promptly report to the Company’s General Counsel any direct or indirect material interest in any transaction that is reportable by the Company in its Proxy Statement pursuant to Item 404(a) of Regulation S-K (each, a “Related Person Transaction”), that is, any transaction in which the Company was or is to be a participant, the amount involved exceeds $120,000 and any Related Person had or will have a direct or indirect material interest. No Related Person Transaction may be consummated or shall continue without the approval or ratification of the Audit Committee and any director that is a party to a Related Person Transaction shall recuse himself or herself from any such vote.

Transactions with Related Persons

State Farm Mutual Automobile Insurance Company (“State Farm”) beneficially owns more than 5% of our outstanding Common Stock. In 2010, our subsidiaries incurred total compensation of $4.4 million to entities which were either subsidiaries of State Farm or owned by State Farm employees, for the sale of our insurance and annuity products. During 2010, we made payments of $4.6 million to State Farm entities for this compensation.

Director Sanford Cloud, Jr., Esq. is the non-executive chair and a member of the limited liability company that serves as the general partner of Ironwood Mezzanine Fund LP (“Ironwood”), a mezzanine debt fund. For his services as non-executive chair of Ironwood, Mr. Cloud is paid an annual fee of $25,000. As a member of Ironwood, he also has an indirect equity interest in Ironwood. One of the Company’s subsidiaries is an investor in, and limited partner of, Ironwood. During 2010, the Company’s subsidiary did not fund any pre-existing commitments to Ironwood; however, the Company’s subsidiary did receive returns on sums previously invested in the amount of $360,485.

Director Arthur F. Weinbach is chairman of the board of directors of Broadridge Financial Solutions, Inc. (“Broadridge”). The Company pays fees, and reimburses expenses, to Broadridge related to the distribution of proxy statements and related materials to the beneficial owners of our Common Stock. In 2010, the fees and expenses paid or reimbursed to Broadridge by the Company totaled $365,771.

All Related Person Transactions have been approved or ratified by the Audit Committee in compliance with the Related Person Policy. The Board has determined that Mr. Cloud and Mr. Weinbach are independent under the Categorical Independence Standards and the NYSE rules.

Shareholder Rights Plan

We have a shareholder rights plan that was enacted at the time of the demutualization of the Company in 2001. Its 10-year initial term will expire in June 2011 and the Board has decided not to extend it.

Board Attendance and Annual Meeting Policy

Directors are expected to attend our Annual Meetings of Shareholders, Board meetings and meetings of the committees on which they serve. In 2010, there were 11 meetings of the Board. Each of the directors attended at least 75% of the meetings of the Board and committees on which he or she served. All members of the Board attended the 2010 Annual Meeting of Shareholders.

Shareholder and Interested Party Communications

If you would like to nominate an individual for election to the Board or submit a shareholder proposal for the 2012 Annual Meeting of Shareholders, we must receive your proposal at our executive offices in

Hartford, Connecticut no later than December 3, 2011. Proposals for inclusion in the Proxy Statement must comply with the requirements of the Securities Exchange Act of 1934, as amended, including Rule 14a-8, as well as with our bylaws. A copy of our bylaws may be obtained from our Corporate Secretary at one of the addresses below.

Proposals should be addressed by e-mail to corporate.secretary@phoenixwm.com or by mail to:

Corporate Secretary

The Phoenix Companies, Inc.

One American Row

P.O. Box 5056

Hartford, Connecticut 06102-5056

If you wish to present a matter for action at the 2012 Annual Meeting of Shareholders, but choose not to do so under Rule 14a-8, you must deliver a notice containing the information required by the Company’s bylaws to our Corporate Secretary at the address above on or before February 17, 2012, but no earlier than January 18, 2012.

Shareholders and other interested parties who wish to communicate with any director(s), committee(s), the presiding director at meetings of non-management directors of the Company, the non-management directors as a group or the entire Board, should send such communication to the relevant director, committee, or group of directors in care of the Corporate Secretary at the mailing address above or to the e-mail address listed above, indicating the director, committee, or group of directors with which they wish to communicate. If shareholders or other interested parties making such communications want their identity to be kept confidential, they should so indicate in their letter or e-mail. The Corporate Secretary will promptly forward all communications to the designated director, committee or group of directors.

PROPOSAL 2: RATIFICATION OF THE APPOINTMENT OF OUR INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

On March 1, 2011, the Audit Committee of our Board (the “Audit Committee”), subject to ratification by the shareholders, appointed PricewaterhouseCoopers LLP (“PwC”), an independent registered public accounting firm, to audit and report on our consolidated financial statements for the fiscal year ending December 31, 2011. We have been advised that representatives of PwC will attend the Annual Meeting. They will have the opportunity to make a statement and to respond to questions from shareholders.

THE BOARD RECOMMENDS A VOTE FOR APPROVAL OF PwC AS THE COMPANY’S INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM FOR THE FISCAL YEAR ENDING DECEMBER 31, 2011.

Fees Incurred for Services Performed by PwC

Our Board has a policy to assure the independence of its independent registered public accounting firm. Prior to each fiscal year, the Audit Committee receives a written report from PwC describing the elements expected to be performed in the course of its audit of the Company’s financial statements for the coming year. The Audit Committee may approve the scope and fees not only for the proposed audit, but also for various recurring audit-related services. For services of its independent registered public accounting firm that are neither audit-related nor recurring, a Company vice president may submit in writing a request to the Company’s internal auditor, accompanied by approval of the Company’s chief financial officer or chief accounting officer. The Audit Committee may pre-approve the requested service as long as it is not a prohibited non-audit service and the performance of such service would be consistent with all applicable rules on auditor independence. The Audit Committee may also delegate pre-approval authority to one or more of its members.

All services performed for us by PwC in 2010 and 2009 were pre-approved by the Audit Committee pursuant to the policy described above.

The services performed by PwC in 2010 and 2009 are described below. PwC does not provide any services to us prohibited under applicable laws and regulations. To the extent PwC provides us with consulting services, those services are closely monitored and controlled by both management and the Audit Committee to ensure that their nature and extent do not interfere with PwC’s independence. The independence of PwC is also considered annually by our Board.

PwC Fees	2010	2009

Audit Fees(1)	$2,384,500	$2,549,000

Audit-Related Fees(2)	517,400	124,000

Tax Fees	0	0

All Other Fees(3)	3,700	21,000

Total Fees	$2,905,600	$2,694,000

(1)

Amounts represent fees for the annual audits of our financial statements and internal controls, reviews of our financial statements for interim periods, audits of statutory and other regulatory filings and audits of our internal control over financial reporting. In addition, these amounts include fees for consents and other assistance related to documents filed with the Securities and Exchange Commission.

(2)	Amounts represent fees for employee benefit plan audits, due diligence reviews, control reviews and the performance of agreed-upon procedures for regulatory purposes.
(3)

Amounts represent fees for research and regulatory reporting compliance software. The 2009 amount includes examination assistance related to the quinquennial examination of the State of Connecticut Insurance Department.

OTHER MATTERS

We are not aware of any matters, other than those referred to in this Proxy Statement, which will be presented at the Annual Meeting of Shareholders. If any other appropriate business is properly presented at the Annual Meeting of Shareholders, the proxies named in the accompanying form of proxy will vote the proxies in accordance with their best judgment in the interests of the Company.

AUDIT COMMITTEE CHARTER AND REPORT

Audit Committee Charter

The Audit Committee of the Board (the “Audit Committee”) reports to the Board and is responsible for overseeing and monitoring the Company’s financial accounting and reporting process, the system of internal controls established by management and the audit process of the Company. The Board adopted a written charter for the Audit Committee in 2001. Since then, the Board has amended the charter to conform to new requirements under applicable law, United States Securities and Exchange Commission (“SEC”) regulations and the New York Stock Exchange listing standards. A copy of this amended charter may be found on our web site, www.phoenixwm.com, in the Investor Relations section, under the heading “Corporate Governance.” The charter sets out the responsibilities, authority and specific duties of the Audit Committee. It also specifies the structure and membership requirements of the committee, as well as the relationship of the Audit Committee to the Company’s independent registered public accounting firm, internal auditor and management.

Audit Committee Report

The Audit Committee has submitted the following report for inclusion in this Proxy Statement:

The Audit Committee oversees the Company’s financial reporting process on behalf of the Board. Management has the primary responsibility for the preparation, presentation and integrity of the Company’s financial statements and for the Company’s reporting process, including its systems of internal controls. PricewaterhouseCoopers LLP (“PwC”) is the Company’s independent registered public accounting firm, responsible for auditing the Company’s annual financial statements and performing quarterly reviews. In fulfilling its responsibilities, the Audit Committee relies, without independent verification, on the information provided by the Company’s management and by PwC.

In fulfilling its oversight responsibilities, the Audit Committee reviewed and has met, reviewed and discussed with management and with PwC, the Company’s audited financial statements for the year ended December 31, 2010. The Audit Committee also discussed with PwC the matters required to be discussed by the Statement on Auditing Standards No. 61, as amended (AICPA, Professional Standards, Vol. 1. AU Section 380), as adopted by the Public Company Accounting Oversight Board (the “PCAOB”) in Rule 3200T, including:

•	PwC’s responsibilities under generally accepted auditing standards;

•	the Company’s significant accounting policies;

•	management’s judgments and accounting estimates;

•	any significant audit adjustments;

•	any disagreements with management; and

•	any difficulties encountered in performing the audit.

Additionally, the Audit Committee met throughout the year with PwC, the Company’s chief financial officer and the Company’s internal auditor to discuss the results of their examinations and evaluations of the Company’s internal controls and of the overall quality, not just the acceptability, of the Company’s financial reporting process. The meetings with PwC occurred both with and without members of management present; the meetings with the chief financial officer and the internal auditor occurred both with and without other members of management present.

The Audit Committee has received from PwC the written disclosure and the letter required by the applicable requirements of the PCAOB regarding PwC’s communications with the Audit Committee concerning independence, and has discussed with PwC its independence from the Company. PwC has confirmed in its letter that, in its professional judgment, it is independent of the Company within the meaning of the federal securities laws. The Audit Committee has considered whether provision of the non-audit services rendered by PwC during the Company’s most recent fiscal year is compatible with maintaining the independence of such auditors and deemed that it was.

Based on the reviews and discussions referred to in this report, the Audit Committee recommended to the Board, and the Board has approved, that the Company’s audited financial statements be included in the Company’s Annual Report on Form 10-K for the year ended December 31, 2010, and be filed with the SEC. The Audit Committee has also approved, subject to shareholder ratification, the selection of PwC as the Company’s independent registered public accounting firm for the fiscal year 2011.

THE AUDIT COMMITTEE

Arthur F. Weinbach, Chair

Martin N. Baily

Arthur P. Byrne

John H. Forsgren

Augustus K. Oliver, II

COMPENSATION COMMITTEE CHARTER, PROCESSES, INTERLOCKS AND REPORT

Compensation Committee Charter

The Compensation Committee of the Board (the “Compensation Committee”) consists of independent members of the Board, and meets at scheduled times during the year. Its purpose is to assist the Board in fulfilling its responsibility to maximize long-term return to our shareholders by ensuring that directors and employees are compensated according to the Company’s compensation philosophies, objectives and policies. The Compensation Committee’s responsibilities, summarized on page 14 of this Proxy Statement, are explicitly set forth within the terms of its charter, and are reviewed by the Board at least once a year. A copy of this charter may be found on our web site, www.phoenixwm.com, in the Investor Relations section, under the heading “Corporate Governance.” The charter sets out the responsibilities, authority and specific duties of the Compensation Committee. It also specifies the structure and membership requirements for the Compensation Committee.

Processes and Procedures Related to Executive and Director Compensation

Pursuant to its charter, the Compensation Committee has the following authority and responsibilities with regard to determination and consideration of executive and director compensation:

•	assisting the Company in defining an executive total compensation policy for the Company and its subsidiaries that:

•	supports the Company’s overall strategy and objectives;

•	supports the attraction and retention of executives;

•	links total compensation to financial performance and the attainment of strategic objectives; and

•	provides competitive total compensation opportunities at a reasonable cost while enhancing the ability to fulfill the Company’s objectives;

•	evaluating the risk related to the design and operation of the Company’s incentive compensation plans;

•	reviewing and approving new compensation plans when appropriate to maintain consistency with our compensation policy and to monitor the appropriateness and effectiveness of such plans;

•

making any and all determinations necessary to qualify any compensation intended to be exempt from section 162(m) of the Internal Revenue Code of 1986, as amended, as performance-based compensation; and

•	reviewing director compensation at least biennially and recommending to the Board any changes it believes to be appropriate. See Director Compensation Review on page 67.

Annually, the chief executive officer (“CEO”) makes recommendations to the Compensation Committee with regard to base pay, target annual incentives, and target long-term incentives (collectively referred to as “Direct Compensation”) for:

•	all Named Executive Officers (“NEOs”) except the CEO; and

•	executive vice presidents and above, as well as any Section 16 officers who are below the level of executive vice president.

The Compensation Committee is responsible for reviewing the CEO’s recommendations and all components of the NEOs’ compensation and making final decisions on Total Direct Compensation based on the Company’s compensation philosophy. See Determining Total Direct Compensation Levels on page 32.

With regard to the CEO, the Compensation Committee is responsible for making compensation recommendations to the Board for its approval.

The Compensation Committee has delegated the following authority to the CEO, except as to Section 16 officers and executive vice presidents and above (as defined in the Compensation Committee charter):

•

granting awards of restricted stock, restricted stock units (“RSUs”) and long-term performance units under The Phoenix Companies, Inc. 2003 Restricted Stock, Restricted Stock Unit and Long-Term Incentive Plan (the “RSU Plan”);

•

determining the treatment of stock options under The Phoenix Companies, Inc. Stock Incentive Plan, except for senior vice presidents and higher, and RSUs under the RSU Plan upon retirement for participants who terminate employment for any reason other than for cause, provided the participant qualifies for immediate commencement of early or normal retirement benefits under The Phoenix Companies, Inc. Employee Pension Plan (“the Employee Pension Plan”); and

•

determining the terms of RSU deferral offerings under the RSU Plan, including but not limited to, the opportunity to defer receipt of RSUs until termination of employment (or later, if required by law), receipt of dividend equivalents during deferral period, receipt of interest on dividend equivalents, and reinvestment of dividend equivalents in additional RSUs.

The Company’s legal and human resources executives support the Compensation Committee in its work. These executives recommend, but do not determine, the amount and form of executive and director compensation. During 2010, the Compensation Committee and the Board had direct access to an independent compensation consultant for advice on executive compensation matters. See Role of Compensation Consultant on page 31. The Compensation Committee has the sole authority to retain and terminate any such compensation consultant used to assist it in the evaluation of director, CEO or senior executive compensation. The Compensation Committee also has the sole authority to approve the consultant’s fees and other retention terms and to monitor the consultant’s objectivity and independence when rendering advice to the Compensation Committee. The Board’s and Committee’s consultant provided advice on a variety of matters in 2010.

Compensation Committee Interlocks and Insider Participation

None of the members of the Compensation Committee during 2010 or as of the date of this Proxy Statement is or has been an officer or employee of the Company and no executive officer of the Company served on the compensation committee or board of any company that employed any member of the Compensation Committee or Board.

Compensation Committee Report

The Compensation Committee has submitted the following report for inclusion in this Proxy Statement:

Our Compensation Committee has reviewed and discussed Compensation Discussion and Analysis (which follows this report) contained in this Proxy Statement with management. Based on our review of, and the discussions with management with respect to, Compensation Discussion and Analysis, we recommended to the Board that Compensation Discussion and Analysis be included in this Proxy Statement and in the Company’s Annual Report on Form 10-K for the fiscal year ended December 31, 2010 for filing with the United States Securities and Exchange Commission.

The foregoing report is provided by the following directors, who constitute the Compensation Committee:

THE COMPENSATION COMMITTEE

Sanford Cloud, Jr., Esq., Chair

Arthur P. Byrne

Ann Maynard Gray

Arthur F. Weinbach

COMPENSATION OF EXECUTIVE OFFICERS

The following compensation discussion contains statements regarding future individual and Company performance targets and goals. These targets and goals are disclosed in the limited context of our discussion regarding the compensation of our executive officers in this Proxy Statement and should not be interpreted, or relied upon, as statements of our expectations or estimates of results or other guidance. We specifically caution our shareholders not to apply these statements to other contexts.

Compensation Discussion and Analysis

This Compensation Discussion and Analysis sets forth our compensation policies, programs and practices for:

•

our Chief Executive Officer (“CEO”), our Chief Financial Officer (“CFO”), and the three highest paid other executive officers for 2010, who collectively are our Named Executive Officers (“NEOs”) listed in the Summary Compensation Table for 2010 Fiscal Year on page 46; and

•	officers with the title of executive vice president or higher.

The above are collectively referred to as “Senior Management.”

Executive Summary

In 2010, the Company made substantial progress, particularly on the four strategic pillars it has focused on since early 2009: a healthy balance sheet, policyholder service, operational efficiency, and profitable growth. The fundamentals of the business were solid throughout the year and generated positive momentum in key areas including capital, earnings, expenses, sales, business persistency, investment performance and portfolio quality. While its financial results also bore the effects of a number of challenges, including the low interest rate environment, the Company ended 2010 in a much-improved financial condition and with better prospects for profitable growth.

Our executive compensation program is a critical component of the Company’s performance culture. The design and objectives of executive compensation are based on a pay for performance philosophy in which incentive compensation represents a significant component of an executive’s compensation opportunity and focuses on the execution of performance measures that align directly with the four strategic pillars discussed above:

•

The compensation for executives who bear the most responsibility for our performance is heavily weighted toward at-risk incentives based on multiple metrics closely aligned with our business objectives. Further, long-term incentives include equity compensation that aligns Senior Management compensation with shareholder returns.

•	Incentives under the corporate-level 2010 incentive plan tied to 2010 performance were earned at 93% of target. This payout is the result of strong performance across key metrics as discussed above.

•

Payouts of performance-contingent long-term incentive awards earned in 2010 will be deferred and paid in stock two years following the end of the performance period; as such, these awards are subject to continued service requirements and sustained performance for shareholders.

•

We have a track record of setting aggressive goals for annual and long-term incentive payouts. The Company’s long-term incentive plans have not paid in five of the last nine years, and the annual incentive plan has paid above target in only three of the past nine years (refer to the history of incentive program funding results on page 31 for additional detail).

•	Perquisites and other personal benefits do not comprise a material component of our executive compensation program.

•

To facilitate stock ownership, the Company provides a set of guidelines that require ownership and retention levels of Common Stock for Senior Management, further aligning the common interests of management and shareholders.

•	The Company has implemented a formal process for risk oversight, including a risk assessment of all compensation programs.

Over the past several years, we have continued to review the executive compensation programs in the context of the size and scope of the Company. We have implemented a number of changes that further demonstrate the Company’s commitment to responsible pay practices and sound corporate governance to recognize the realities of the Company’s smaller size and recent business challenges:

•	From 2008 through 2010, NEOs generally have maintained salaries or annual incentive targets at 2008 levels, except in connection with the appointment of executives to new positions.

•

In 2009, target long-term incentive opportunities were generally reduced to 70% of historical levels and the maximum incentive opportunity was reduced to 150% of incentive target. Long-term incentive opportunities for Senior Management have generally been maintained at these levels, with a limited number of adjustments to individual targets made for relative strategic value of role, individual performance, and target total cash compensation relative to market.

•	Upon his appointment to CEO in April 2009, the Compensation Committee established a pay package for Mr. Wehr substantially lower than that of his predecessor.

•

The Company reduced the benefits under change-in-control agreements to further align them with prevailing practices. This included lowering multiples, eliminating excess parachute payments and migrating to the use of target bonus in the severance formula. In addition, tax gross-ups were eliminated and benefits were capped at the excise tax level.

•	The supplemental executive retirement plans (“SERP”) were frozen effective April 1, 2010 as to benefit accruals and new participants.

•	The Company eliminated employment contracts among Senior Management.

•	The Company eliminated the payment of dividend equivalents and interest on non-vested restricted stock units.

Objectives of Executive Compensation Program

Closely aligned with our business strategy, our executive compensation program seeks to motivate and reward strong business performance in order to position the Company for continued growth. It is designed to achieve the following objectives:

•

Link compensation to performance results. The program is weighted in favor of incentive pay, in the form of annual and long-term performance incentives, to motivate and reward the creation of shareholder value.

•

Attract, motivate and retain high-caliber leadership by providing competitive compensation opportunities. The program assesses total compensation opportunities against appropriate groups of life insurance companies to attract and retain executives with the experience and talent required to achieve our strategic objectives. We complement this review by assessing the strategic value of each role of Senior Management to align total compensation opportunities with relative strategic value.

•

Align the interests of Senior Management and shareholders. The program rewards Senior Management when their performance produces profitable growth and improving returns. In 2010, the business goals used for determining annual incentive awards were based on four equally weighted corporate measures, three financial and one operational. These measures of success create a close alignment between Senior Management and shareholder interests.

Elements of Compensation

The executive compensation program consists of base pay, annual incentives and long-term incentives (collectively referred to as “Total Direct Compensation”), broad-based benefit plans available to all employees, stock awards to recognize special circumstances, share ownership and retention guidelines, a supplemental retirement plan, deferred compensation, perquisites, executive severance and change-in-control arrangements.

A description and the objective of each compensation element are summarized in the table that follows.

Compensation Element	Description	Objective
Base Salary

Fixed rate of pay that compensates employees for fulfilling their basic job responsibilities.

For Senior Management, increases are provided only in the case of shortfalls relative to industry practice, to recognize a significant increase in responsibilities or to maintain internal equity among peer executives. For other employees, increases are primarily based on merit.

Base salaries have been frozen since 2008 for Senior Management, except in connection with the appointment of executives to new positions.

Attract and retain high-caliber leadership
Annual Incentives

Incentive compensation that promotes and rewards the achievement of annual performance objectives.

Most employees participate in a Company incentive plan. Because the continued focus in 2010 was on preserving the Company’s financial strength in a challenging environment, annual measurements were based on four equally weighted measures (three financial and one operational) for all NEOs except the Chief Investment Officer (“CIO”), whose measures were equally weighted between the corporate and investment incentive plans.

Annual incentive targets have been frozen since 2008 for Senior Management, except in connection with the appointment of executives to new positions.

Link compensation to annual performance results Attract, motivate and retain high-caliber leadership Align the interests of Senior Management and shareholders
Long-Term Incentives

Incentive compensation that promotes and rewards the achievement of long-term performance objectives.

Of these incentives, stock options typically vest ratably over three years with a 10-year option term and RSUs typically vest on the third anniversary of the award date.

Because the continued focus in 2010 was on preserving the Company’s financial strength in a challenging environment, the Company’s core program provided for one-year performance-based restricted stock units (“RSUs”) with a two-year vesting period if the performance measures were met, supplemented with stock options. See 2010-2012 Long-Term Incentive Program on page 39.

Link compensation to long-term performance results Attract, motivate and retain high-caliber leadership Align the interests of Senior Management and shareholders
Share Ownership and Retention Guidelines	Guidelines that provide a target ownership level to be attained and require the retention of a portion of all stock awards, including long-term incentive RSUs.	Align the interests of Senior Management and shareholders
Supplemental Retirement Plans	Non-qualified pension plans that provide retirement income to select employees based upon the Company’s broad-based retirement plan formulas, which are restricted by certain Internal Revenue Code limits and, for certain benefits, do not include incentive pay. All benefit accruals under the plans were frozen as of March 31, 2010.
Non-Qualified Deferred Compensation

The opportunity to defer receipt of base salary and long-term incentives (RSUs) may be offered to assist Senior Management and certain other employees in tax and retirement planning.

Salary deferral includes additional Company matching contributions which are otherwise above Internal Revenue Code limits on The Phoenix Companies, Inc. Savings and Investment Plan (the “401(k) Plan”).

Cash deferrals can be allocated to investment options similar to those in the 401(k) Plan. Equity deferrals are denominated in the form of RSUs.

Attract and retain high-caliber leadership
Perquisites	Perquisites provided to NEOs include nominal reimbursement for preventive medical care expenses, a financial planning allowance, relocation benefits and reimbursements for spousal travel expenses when required for business functions.	Attract and retain high-caliber leadership
Executive Severance and Change-in-Control Agreements

NEOs and select executives are eligible to receive executive severance or change-in-control protections in certain circumstances. As of December 31, 2010, there were nine executives with change-in-control agreements and 18 employees eligible for the executive severance plan.

These benefits provide income protection in the event of involuntary loss of employment not due to cause in exchange for the executive’s agreement not to bring claims against the Company, or engage in competitive activities.

Attract and retain high-caliber leadership

Commitment to Pay for Performance

The compensation objectives outlined above have been central to our executive compensation philosophy since the Company became public in 2001. Over this period, we have established a strong pay-for-performance culture, including a mix of compensation elements for Senior Management heavily weighted in favor of incentive programs aligned with our business objectives. For example, the 2010 target compensation mix for Mr. Wehr, our CEO, was 25% base salary and 75% incentive pay, while the target 2010 compensation mix for the other NEOs was 30% to 40% base salary and 60% to 70% incentive pay, as described in more detail in the Total Direct Compensation Mix section on page 34.

The Company strives to align compensation paid under both the annual and long-term incentive programs to the Company’s financial performance. To illustrate this alignment, the Company’s long-term incentive plans have not paid in five of the last nine years.

Senior Management Incentive Programs Funding Results (plan level percentage of target incentive award achieved based on financial and operational results)
Performance Year Ending	Annual Incentives	Long-Term Incentives(6)
2002	0%(1)	125%
2003	105%(1)	0%
2004	97%(1)	0%
2005	98%(1)	93%
2006	0%(1)	75%
2007	125% - 163%(1)(2)	0%
2008	0%	0%
2009	53%(3)	0%
2010	93%(4)	N/A(5)

(1)      Individual awards may have been more or less than plan result achieved due to distinctions in departmental and individual performance achievements.

(2)      Reflects different funding levels as a result of different mixes of performance measures for the Life and Annuity business and Corporate functions.

(3)      Reflects a different funding level for the Chief Investment Officer’s annual incentive, which is equally weighted between the corporate annual incentive plan and the Goodwin annual incentive plan as described on page 37.

(4)      Reflects a different funding level for Mr. Cassidy, who participated in the Saybrus Partners, Inc. Profit Sharing Plan in lieu of the corporate annual incentive plan as described on page 49.

(5)      The 2008-2010 Long-Term Incentive Program did not include performance-based incentives. It consisted of time-vested RSUs and options.

(6)      Reflects plan payment year.

Role of Compensation Consultant

The Compensation Committee has retained an independent compensation consultant for advice on executive compensation matters. Semler Brossy Consulting Group, LLC (“Semler Brossy”) is the sole executive compensation consultant, reporting directly to the Compensation Committee. The chair of the Compensation Committee oversees all of the consultant’s work with assistance from management. Management does not retain its own consultant for executive compensation matters and did not use any consulting services from Semler Brossy in 2010.

During 2010, Semler Brossy advised the Compensation Committee on emerging best compensation practices and assisted the Compensation Committee in its review and analysis of executive and director compensation, including its assessment of named executive officer compensation levels, its analysis of comparative market data, and the structure of the Company’s annual and long-term incentive programs.

While our policy requires Semler Brossy to address the Compensation Committee in executive session at least once each calendar year, in 2010 Semler Brossy addressed the Compensation Committee in executive session at most of its sessions.

Approving Pay Decisions

The CEO is responsible for making compensation recommendations to the Compensation Committee regarding other members of Senior Management. The CEO makes compensation recommendations for Direct Compensation, taking into account factors such as performance relative to job responsibilities, key achievements, overall leadership, retention risk, strategic value and market value. The Compensation Committee is responsible for reviewing these recommendations and making final decisions with regard to compensation.

With regard to the CEO, the Compensation Committee is responsible for evaluating performance and making compensation recommendations to the Board for its approval. The CEO compensation recommendations are set by the Compensation Committee during executive session based on the Compensation Committee’s assessment of the CEO’s individual performance, the financial and operating performance of the Company, market value, and input from individual members of the Compensation Committee.

Determining Total Direct Compensation Levels

For our purposes, Total Direct Compensation target is defined as base salary plus target annual incentives plus target long-term incentives. As one input to establishing target levels of Total Direct Compensation opportunity for Senior Management, the Compensation Committee conducts an assessment of current compensation levels relative to the market. The Company’s changing size and business model required a new approach to evaluating executive pay levels that acknowledged that fact that the Company continues to compete with larger insurance companies for talent, but on a smaller asset base. Therefore, in 2010 for each executive position that can be matched to the market, we consider median target cash compensation levels (base salary + target annual incentive) from three perspectives, as available (additional detail of each survey is provided below):

•	US Mercer Benchmark Database — Executive — All-Industry

•	US Mercer Benchmark Database — Executive — Insurance Subset

•	Towers Watson Diversified Insurance Study of Executive Compensation

We assess against companies with assets under $100 billion when sufficient data exists. When sufficient data does not exist for smaller companies, we assess against the 25th percentile for all companies.

Towers Watson Diversified Insurance Study of Executive Compensation (“DIS”)

The DIS provides data based on input from 28 insurance companies with median assets of $135 billion (based on 2010 data), and includes subset reports on smaller participants, representing 10 companies (including the Company) with assets under $100 billion.

Subset of Companies Included in DIS with Total Assets Below $100 Billion
AFLAC, Inc.	Sun Life Financial, Inc.
American United Life	Thrivent Financial for Lutherans
CIGNA Corp.	Unum Group
Guardian Life	USAA
Securian Financial Group

US Mercer Benchmark Database — Executive (“Mercer”)

The Mercer survey provides general industry data on executive positions based on input from 285 companies, with median revenues of $1.4 billion (based on 2010 data), including data on approximately 23 insurance non-healthcare insurance companies, with median assets of about $3.5 billion.

How We Determine Compensation Adjustments

Adjustments to individual target compensation levels are based on an assessment of three factors:

1.	Compensation Relative to Market. Prior to 2010, we targeted between the 50th and 75th percentiles of the DIS subset of smaller companies. As previously mentioned, a new assessment approach was introduced in 2010, in which we compare total cash compensation target opportunities for Senior Management to a range of median market values based on the market data discussed above. As a result, given the change in the assessment approach, and the resulting lower market values of target cash for comparison purposes, some of our senior managers are now at or above the high end of the new market ranges.

2.	Strategic Value of the Position. The CEO evaluates each senior management position on its potential impact to the Company’s ability to meet strategic objectives and financial and operational targets. This assessment is typically conducted annually, as changes to business priorities may cause a role to increase or decrease in strategic importance relative to other roles.

3.	Individual Performance. The CEO assesses each member of Senior Management based on individual performance evaluations for the most recent one to two years, including an assessment of the individual’s contribution to the Company’s overall results, performance against business unit goals and leadership.

In general, for individuals within or below the market range, increases to Total Direct Compensation targets will typically be accomplished through any mix of increases to base salary, annual incentives or long-term incentives. For individuals above market range, increases and decreases to Total Direct Compensation targets will typically be accomplished through adjustments to long-term incentives.

The Compensation Committee takes a similar approach to evaluating the CEO’s compensation in making its recommendation to the Board.

As a result of our pay for performance philosophy and the significance placed on incentives tied to our business objectives, actual compensation can vary significantly from Total Direct Compensation targets, and can vary significantly from year to year relative to peer companies based on company performance. Over the past few years, actual compensation paid to Senior Management, on average, has been below target compensation levels, as reflected in the Senior Management Incentive Programs Funding Results table on page 31.

Total Direct Compensation Mix

Pursuant to our pay-for-performance philosophy, members of Senior Management who bear higher levels of responsibility for our performance have a greater percentage of their compensation at risk through annual and long-term incentive pay. We generally structure incentive pay between 70% and 80% for the CEO and between 60% and 70% for the other NEOs for target performance. We may, at times, deviate from these ranges due to market conditions, retention risks, changes in business strategy, or other factors. Currently, each NEO’s incentive pay targets are within these ranges. As described in more detail below, our Chief Investment Officer also participates in Goodwin’s annual incentive plan and our Executive Vice President, Life Distribution and Service exclusively participates in Saybrus Partners, Inc. Profit Sharing Plan.

2010 Base Salary and Incentive Targets
Name	Position	Base Salary	Incentive at Target	Total Direct Compensation at Target	Incentive at Target as Percentage of Total Direct Compensation Target
James D. Wehr	President and Chief Executive Officer	$650,000	$1,950,000	$2,600,000	75%
Peter A. Hofmann	Senior Executive Vice President and Chief Financial Officer	425,000	722,500	1,147,500	63%
Philip K. Polkinghorn	Senior Executive Vice President, Business Development	475,000	920,075	1,395,075	66%
Edward W. Cassidy	Executive Vice President, Life Distribution and Service	410,000	940,000	1,350,000	70%
Christopher M. Wilkos	Executive Vice President and Chief Investment Officer	350,000	630,000	980,000	64%

Annual and Long-Term Incentive Mix. The target mix between annual and long-term incentive opportunities can be impacted by a variety of factors, as described above in the Determining Total Direct Compensation Levels section on page 32, including current compensation relative to market, relative strategic value of role, and individual performance. As highlighted in the Executive Summary:

•

Annual incentive target opportunities in 2010 reflect 2008 levels for all members of Senior Management except for incumbents who changed roles during the period. In 2009, Mr. Wehr was appointed as Chief Executive Officer, and Mr. Wilkos was appointed as his successor as Chief Investment Officer.

•	Annual incentive payout levels in 2010 were 50% of target for threshold performance, 100% of target for target performance, and 200% of target for maximum performance.

•

In 2010, the approach to long-term incentive program (“LTIP”) targets was revised from a set LTIP award target as a percentage of salary to an allocation based on a number of factors that may vary from year to year. Adjustments to individual awards were made for relative strategic value of role, individual performance, and target total cash compensation relative to market. Overall, average LTIP targets in 2010 were lower than historical levels.

2010 Base Salary and Incentive Targets as Percentage of Total Direct Compensation
Name	Position	Base Salary	Annual Incentive Target	Long-Term Incentive Target
James D. Wehr	President and Chief Executive Officer	25%	25%	50%
Peter A. Hofmann	Senior Executive Vice President and Chief Financial Officer	37%	37%	26%
Philip K. Polkinghorn	Senior Executive Vice President, Business Development	34%	44%	22%
Edward W. Cassidy	Executive Vice President, Life Distribution and Service	30%	49%	21%
Christopher M. Wilkos	Executive Vice President and Chief Investment Officer	36%	32%	32%

Base Salaries

As highlighted in the Executive Summary, from 2008 to 2010, Senior Management generally have maintained salaries at 2008 levels except in connection with the appointment of executives to new positions. In 2009, Mr. Wehr was appointed as CEO, and Mr. Wilkos was appointed as his successor as CIO.

Annual Incentives

Annual incentives provide our NEOs with compensation opportunities that promote and reward the achievement of annual performance objectives. Under our annual incentive plan, each NEO, other than Mr. Cassidy, is eligible for incentive awards based upon the achievement of pre-determined Company financial and operational goals approved by the Compensation Committee.

The financial and operational goals approved by the Compensation Committee determine the amount of the annual incentive awards based on actual results versus the goals. These goals (threshold, target, and maximum) are established based on the strategic and financial plans adopted by the Board. The Compensation Committee determines these goals based on an assessment of the degree of difficulty and the minimum acceptable performance results. Threshold goals are generally set to require performance equal to or above prior year results so that payouts are limited if performance does not improve over time. Target goals are set at an aggressive but achievable level. Maximum goals are set to reward performance that is significantly better than target performance. See page 31 for an historical analysis of our incentive program funding results.

In 2010, the threshold, target, and maximum payouts were restored to 50%, 100% and 200% of target, respectively, compared to 35%, 70% and 150% of target, respectively, in the prior year.

In 2010, the measures used for the Phoenix corporate annual incentive plan were designed to align eligible employees’ incentive compensation with a common set of Performance Measures. These performance measures focused on building financial strength in a challenging economic environment, which we believe will ultimately help build value for shareholders. The Performance Measures focused on the following goals:

•	improving our capital position, as measured by the National Association of Insurance Commissioners (“NAIC”) Company Action Level Risk-Based Capital (“RBC”) ratio for Phoenix Life,

•	realizing significant expense reductions, as measured by cash-based expenses excluding restructuring charges and certain other expenses,

•	conserving the value of our in-force business, as measured by the persistency of our in-force block of business, and

•	generating profits, as measured by GAAP pre-tax operating income.

Incentive awards can range from 0% to 200% of an individual’s incentive target and are determined based upon the achievement of our incentive goals, as set forth below:

	00	00	00	00	00	00
Payout Level		Incentive Goals
		50%	100%	200%
Performance Measure(7)	Weight	Threshold	Target	Maximum	Actual Results	Percentage of Incentive Target Earned(2)
NAIC RBC Ratio(3)	25%	250%	300%	340%	282%	82%
Cash-Based Expenses(4)	25%	$216	$208	$192	$210	89%
Business Conservation(5)	25%	13%	11%	9%	8.9%	200%
GAAP Pre-Tax Operating Income(6)	25%	$50	$70	$103	$22	0%
Total	100%					93%(1)

(1)      Based on the performance measure results and the weight attached to each as reflected, the final incentive result was 93% of target award for all NEOs except the Chief Investment Officer and Executive Vice President, Life Distribution and Service. See table on page 38.

(2)      For results between threshold and target and between target and maximum, this percentage is prorated.

(3)      NAIC RBC Ratio is total adjusted capital divided by two times risk-based required capital for Phoenix Life.

(4)      Cash-Based Expenses exclude Saybrus direct expenses, pension expenses, and restructuring charges such as severance. This measure is different from the statutory measure of the same name used to assess our performance and furnished to our investors on a periodic basis. Goals and results are rounded and expressed in millions.

(5)      Business Conservation is persistency of in-force block of business (surrender ratio) — statutory surrender benefits and withdrawals divided by average assets.

(6)      GAAP Pre-Tax Operating Income excludes the unlocking of assumptions related to deferred policy acquisition costs. Goals and results are rounded and expressed in millions.

(7)      To achieve any payment under this plan, the GAAP Pre-Tax Operating Income performance measure had to achieve an actual result greater than $0.

The CIO’s annual incentive is equally weighted between the 2010 Phoenix corporate annual incentive plan as set forth on page 35 and the Goodwin Capital Advisers, Inc. Incentive Plan (“Goodwin Incentive Plan”). Payouts under the 2010 Goodwin Incentive Plan were determined based upon achievement of the incentive goals set forth below:

Performance Measure	Weight as % of Target	Peer Group/ Benchmark		Threshold	Target	Maximum	2010 Actual Results(5)	2010 Actual Payout %(6)
Institutional Core Plus Composite(1) / Institutional Core Composite(2)	10%	Bps above Lehman Universal Bond Index / Lehman Aggregate Bond Index	1-year 3-year 5-year	Benchmark Benchmark Benchmark	Benchmark + 25 bps Benchmark + 25 bps Benchmark + 25 bps	Benchmark + 50 bps Benchmark + 50 bps Benchmark + 50 bps	+194 /+196 +7 / -21 +2 / -11	200% 0%-64% 0%-54%
Virtus Multi-Sector / Phoenix Edge Multi-Sector / Virtus Multi-Sector Short Term Bond Fund / Variable Fund	26%	Peer Group % Ranking - Lipper	1-year 3-year 5-year	50% 50% 50%	40% 35% 35%	30% 20% 20%	4% - 52% 3% - 38% 5% - 54%	200% 90%-200% 0%-200%
Phoenix Balanced Funds Composite (Fixed Portion)(3) / Phoenix Pension Trust	4%	Bps above Lehman / Salomon Index	1-year 3-year 5-year	Benchmark Benchmark Benchmark	Benchmark + 25 bps Benchmark + 25 bps Benchmark + 25 bps	Benchmark + 50 bps Benchmark + 50 bps Benchmark + 50 bps	+617 /+137 +152 / +7 +77 / +4	200% 64%-200% 58%-200%
New Money Spread(4)	25%			Target spread	Target + 35 bps	Target + 80 bps	+108	200%
Corporate / Structured Bond Credit Losses	25%			100% of 12-month corporate/ structured bond default losses	80% of 12-month corporate bond default losses	60% of 12-month corporate bond default losses	18% / 45%	200%
Goodwin Third Party Revenue	10%			$8.5 million	$9.2 million	$11.5 million	$12.4 million	200%
Payout based on actual results	100%	50% of Composite		50% of target payout	100% of target payout	200% of target payout		182%
Phoenix Corporate Plan		50% of Composite						93%
Composite Results								138%
(1) This is an institutional composite comprised of the Institutional Bond Mutual Fund and separately managed institutional accounts.
(2) This is an institutional composite comprised of one separately managed account, the PLIC (General Account) 901 Core Bond Account and the Phoenix Core Bond Mutual Fund.

(3)     This composite is comprised of the Balanced Fund, Income and Growth Fund, and Strategic Allocation Edge Series. The Balanced Composite will be a dollar weighted gross performance composite based on year-end assets.

(4) If a minimum $200 million or 25% of total 2010 new money investments threshold is not achieved, payout on this component may be adjusted. Target spreads are set by Investment Policy Committee.
(5) Actual results denominated such that +/- represents basis points above or below benchmark, and % is percentile ranking.
(6) Ranges reflect consolidated results from different funds.

As the Managing Principal of Saybrus Partners, Inc., a majority-owned subsidiary of The Phoenix Companies, Inc., Mr. Cassidy participated in the Saybrus Partners, Inc. Profit Sharing Plan (see page 49) in lieu of the Phoenix corporate annual incentive plan. In 2010, due to the transitional (start-up) nature of the Saybrus business, the Profit Sharing Plan consisted of two components, a guaranteed component and a performance component. The guaranteed component paid to Mr. Cassidy was $360,000. The performance component was determined based upon achievement of business unit incentive goals (cash flows, expenses, and individual performance) and resulted in an incentive earned of $225,000. The sum of these two component payments, $585,000, represents the total incentive payments to Mr. Cassidy under the Saybrus Partners, Inc. Profit Sharing Plan.

The total incentive earned as a percentage of incentive target for each NEO, except Mr. Cassidy, is equal to the sum of the weighted percentages for each separate performance measure. The annual incentive payment received by each NEO is equal to the total percentage of incentive target earned multiplied by the annual incentive target for that NEO, as set forth in the following table. The percentages related to each performance measure for performance results falling between threshold and target or between target and maximum have been determined by linear interpolation between the threshold (50%) and target (100%) percentages, or target and maximum (200%) percentages, as appropriate.

Target annual incentive opportunities for 2010 and payout results for our NEOs are shown in the table below:

Name	Position/Title	Annual Incentive Target	Percentage of Incentive Target Earned	Payout Results
James D. Wehr	President and Chief Executive Officer	$650,000	93%	$604,500
Peter A. Hofmann	Senior Executive Vice President and Chief Financial Officer	425,000	93%	395,250
Philip K. Polkinghorn	Senior Executive Vice President, Business Development	617,500	93%	574,275
Edward W. Cassidy(1)	Executive Vice President, Life Distribution and Service	660,000	89%	585,000
Christopher M. Wilkos(2)	Executive Vice President and Chief Investment Officer	315,000	138%	433,125

(1)	Mr. Cassidy’s incentive is based upon the Saybrus Partners, Inc. Profit Sharing Plan as set forth above.
(2)

Mr. Wilkos’ incentive is equally weighted between the 2010 annual incentive plan as set forth on page 35 and the Goodwin annual incentive plan as set forth on page 37. His percentage of incentive target earned is as follows:

Plan	Plan Weight	Plan Result
2010 Company Annual Incentive Plan	50%	93%
2010 Goodwin Annual Incentive Plan	50%	182%
Weighted Average Result		138%

Long-Term Incentives

2009-2011 Long-Term Incentive Program

In 2009, we evaluated the design of the long-term incentive plan due to uncertain and volatile economic and company-specific environment and resulting difficulty in setting long-term performance goals. Additionally, the Company faced share constraints, which were magnified by the significant decline in the Company’s stock price.

As a result, the Compensation Committee approved an incentive plan design which measures performance based on one-year results (2009), while still requiring generally that the participants complete three years of service to receive the award. The performance measures were the same as those used in the 2009 annual incentive plan: NAIC RBC Ratio, Cash-Based Expenses, Business Conservation, and GAAP Book Value per Share. Payouts under this plan will be paid in cash, rather than equity due to share constraints. There is an additional two-year service vesting requirement after the end of the performance period. As a result, these awards will vest in March 2012.

This plan also was subject to a reduction from historical levels in the payout ranges, from threshold, target, and maximum payouts of 50%, 100%, and 200% of target, respectively, to threshold, target, and maximum payouts of 35%, 70%, and 150% of target, respectively.

Incentive awards could range from 0% to 150% of an individual’s incentive target and were determined based upon the achievement of our incentive goals (subject to a two-year vest after the end of the performance period):

Name	Position	Long- Term Incentive Targets in Dollars	Percentage of Incentive Target Earned	Payout Results
James D. Wehr(1)	President and Chief Executive Officer	$1,300,000	53%	$631,583
	Senior Executive Vice President and Chief Investment Officer	342,000	53%	15,105
	Total for Mr. Wehr			$646,688
Peter A. Hofmann	Senior Executive Vice President and Chief Financial Officer	425,000	53%	225,250
Philip K. Polkinghorn	Senior Executive Vice President, Business Development	617,500	53%	327,275
Edward W. Cassidy	Executive Vice President, Life Distribution and Service	471,500	53%	249,895
Christopher M. Wilkos(2)	Executive Vice President and Chief Investment Officer	315,000	53%	$148,400
	Senior Vice President, Corporate Portfolio Management	216,000	53%	12,720
	Total for Mr. Wilkos			$161,120

(1)  Mr. Wehr’s LTIP payout was prorated over a three-year cycle in accordance with the plan cycle documents: three months as Chief Investment Officer and 33 months as President and Chief Executive Officer.

(2)  Mr. Wilkos’ LTIP payout was prorated over a three-year cycle in accordance with the plan cycle documents: four months as Senior Vice President of Corporate Portfolio Management and 32 months as Chief Investment Officer.

2010-2012 Long-Term Incentive Program

The 2010-2012 LTIP used a combination of performance RSUs and stock options as the payment vehicle. Due to continued share constraints, stock options provided only 7.5% of each individual’s target incentive opportunity. Stock options vest in one-third increments over a three-year period. The remaining 92.5% of each individual’s target incentive opportunity was provided through performance RSUs. Similar to 2009, performance was measured on the same one-year performance results as the 2010 annual incentive plan: NAIC RBC Ratio, Cash-Based Expenses, Business Conservation, and GAAP Pre-Tax Operating Income. Target payouts were restored to historic levels of 50% of target for threshold performance and 100% of target for target performance; however, the maximum award for each individual was maintained at 150% of target. There is an additional two-year service vesting requirement after the end of the performance period. As a result, these awards will vest on March 8, 2013.

Incentive awards could range from 0% to 150% of an individual’s incentive target and were determined based upon the achievement of our incentive goals (subject to a two-year vest after the end of the performance period):

Name	Position	Total Long-Term Incentive Target in Dollars	Percentage of Performance-Based Incentive Target Earned (RSU portion only)	Total Payout Results in Dollars
James D. Wehr	President and Chief Executive Officer	$1,300,000	93%	$1,215,825
Peter A. Hofmann	Senior Executive Vice President and Chief Financial Officer	297,500	93%	278,237
Philip K. Polkinghorn	Senior Executive Vice President, Business Development	302,575	93%	282,983
Edward W. Cassidy	Executive Vice President, Life Distribution and Service	280,000	93%	261,870
Christopher M. Wilkos	Executive Vice President and Chief Investment Officer	315,000	93%	294,604

Determining Other Compensation Levels and Elements

In addition to the market reviews that we conduct to identify target compensation levels for Direct Compensation, we periodically conduct studies among peer companies concerning general compensation and benefit practices, plan designs, and trends, including executive compensation practices such as change-in-control and severance design. For this purpose, we typically consider appropriate groups of peer companies, including many that we compete with for talent in the Greater Hartford region. General industry practices may also be considered. Depending on the purpose of the study and the segment(s) of the Company involved, the peer groups may vary from study to study. This informs us about our competitors’ practices when designing programs to meet our compensation objectives.

For purposes of determining the types and levels of broad-based benefits that are generally available to all of our employees, our overall benefit plan strategy is to provide a core set of health, welfare, work-life, pension and retirement-savings benefits that approximate the market median. The supplemental retirement and non-qualified benefits discussed in this Proxy Statement are determined based on this strategy, since these programs serve a broader group of employees than the NEOs, and complement our other retirement programs. The Company’s most recent comprehensive review for these benefits was conducted in 2009 using the Hewitt Benefit Index for 2009, which was an analysis of 13 insurance companies chosen by the Company. This analysis was supplemented with a study of practices of other financial companies doing business in the Hartford region. As a result of the 2009 study, the Company decided to freeze benefit accruals under its broad-based and non-qualified pension plans as of March 31, 2010, enhance its broad-based and non-qualified 401(k) plans as of April 1, 2010 and revise its retiree health and welfare coverages as of April 1, 2010 and January 1, 2011.

For purposes of determining the design and level of other executive compensation elements, such as change-in-control agreements and severance plan design, the Company also considers market practices and trends, typically for both general industry and peer companies. Market reviews concerning executive compensation elements are typically directed by the Compensation Committee, and performed by its compensation consultant and management. The Company’s most recent comprehensive review for change-in-control provisions was conducted in 2009 based on a review of general industry trends and a review of:

•	the 2008/2009 Hewitt Survey of about 200 companies in the Standard & Poor’s 500 Index,

•	the 13 companies in the Russell 3000 Index listed below (also used in April 2009 CEO compensation review), and

•	the five companies from the DIS for survey participants with less than $75 billion in assets listed below.

That analysis revealed that our change-in-control arrangements that were effective January 1, 2010 were generally consistent with market practice. The next review is scheduled to be conducted in 2011 for change-in-control agreements, if any, that will be effective January 1, 2012.

Russell 3000 Index – 13 Companies	DIS – 5 Companies
American Equity Investment Life Holding Company	Aetna, Inc.
Citizens, Inc.	AFLAC, Inc.
Conseco, Inc.	CIGNA Corp.
Delphi Financial Group, Inc.	Sun Life Financial, Inc.
FBL Financial Group, Inc.	Unum Group
Independence Holding Company(1)
Kansas City Life Insurance Company(1)
Life Partners Holdings Inc.
National Western Life Insurance Company
Presidential Life Corp.(1)
Protective Life Corp.
Stancorp Financial Group, Inc.
Torchmark Corp.(1)
(1) Do not have change-in-control agreements; analysis considered payments from severance plans and/or equity acceleration.

Supplemental Retirement Benefits

The SERP is a non-qualified defined benefit pension plan that provides supplemental retirement income to Senior Management and select employees. The SERP provides the same benefits as those provided under the Employee Pension Plan, except that the benefit limitations imposed by the Internal Revenue Code of 1986, as amended (the “Code”), and the exclusion of annual incentive compensation in the definition of earnings under the Employee Pension Plan formula prior to July 1, 2007 are not taken into account. Accordingly, the SERP permitted us to provide participants with retirement benefits on the same basis as other similarly situated employees without reduction due to the limits of the Code and the exclusion of their annual incentive awards. Benefit accruals under the Company’s SERP and participation were frozen at the end of business on March 31, 2010.

For more detailed information about the SERP benefit, please refer to the narrative to the Pension Benefits at 2010 Fiscal Year-End table on page 52.

Non-Qualified Deferred Compensation

We maintain non-qualified deferred compensation plans that allow Senior Management and select employees to defer a portion of their salary and the receipt of RSUs. We eliminated the deferral opportunity for annual incentive awards on May 21, 2009. The plans are maintained to:

•	provide a competitive benefit;

•

allow participants an opportunity to defer tax payments and receive Company matching contributions on their cash compensation in excess of the Code limits on compensation placed on the 401(k) Plan; and

•	promote ownership by providing an opportunity to defer the receipt of RSUs.

For more information about the non-qualified deferred compensation benefits provided to NEOs in 2010, see the Non-Qualified Deferred Compensation in Fiscal Year 2010 table and accompanying notes, sub-tables and narrative beginning on page 56.

Perquisites

We provide perquisites to our NEOs and, in certain instances, to other members of Senior Management, as an incremental benefit to recognize their position within the Company. Perquisites are not a material part of our executive compensation.

Perquisite	Description
Annual Preventative Medical Care Reimbursement	Reimburse Senior Management (up to $500)
Annual Reimbursement for Financial Planning and Tax Services	Reimburse the CEO and senior executive vice presidents (up to $3,000)
Travel	Reimburse the CEO and senior executive vice presidents for expenses associated with spousal travel while attending events on occasions where spousal attendance is expected in connection with a business function
Relocation Assistance

Provide Senior Management with financial assistance for house hunting trips, temporary living, lease cancellation, new home purchase closing costs, prior home sale closing costs, moving household goods, certain final moving trip expenses and miscellaneous allowance

Provide Senior Management with consulting assistance in new home purchase, prior home sale and procuring rental or mortgage

Company offers relocation assistance to a broader group of employees, but at lower assistance levels.

Effective January 1, 2009, the Company eliminated tax gross-ups attributable to perquisites and other compensation, except for employee relocation, for employees and directors.

For information about perquisites provided to NEOs in 2010, see Notes 6, 14 and 16 of the Summary Compensation Table for 2010 Fiscal Year on pages 46 and 47. The Company does not provide any NEO with the personal use of aircraft or driving services, nor does it reimburse executives for any home security entitlements or other personal protections.

Change-in-Control Agreements and Severance

Change-in-Control Agreements

During change-in-control events, the Board considers maintaining a sound management team that exercises judgment without bias due to personal circumstances, to be essential to protecting and enhancing the best interests of the Company and our shareholders. To that end, we afford certain change-in-control benefits to our NEOs because they hold critical positions within the Company and would be integral to effectuating a corporate transaction. During any period in which a change-in-control occurs, these change-in-control benefits are designed to assure a continuity of management, preserve morale and productivity, enable the NEOs to focus on their responsibilities without undue distraction due to concerns about personal financial and job security and encourage retention. These benefits are also designed to assure that in these circumstances, these NEOs are not influenced in their actions by events that could occur following a change-in-control. These change-in-control arrangements help to align the interests of executives with the interests of our shareholders when considering corporate transactions. Our arrangements are generally consistent with market practice and our approach is generally competitively positioned relative to current market and insurance company practices.

We have change-in-control agreements with a select group of executives, which includes our NEOs. Our change-in-control agreements are “double trigger,” meaning that the additional benefits set forth in the agreements will not be paid upon a change-in-control unless the NEO’s employment is terminated involuntarily (other than for cause) or for good reason within a specified period following the transaction. We chose this approach because we believe that executives are materially harmed only if a change-in-control results in reduced responsibilities, reduced compensation opportunity or loss of employment. If we did not require termination of employment to trigger benefits, a change-in-control could result in significant payments even if the executive’s position, responsibilities, and compensation were unaffected.

The change-in-control and post-termination arrangements, which are described in Change-in-Control Agreements and Severance on page 59, are not provided exclusively to the NEOs.

Severance

Severance benefits to the NEOs are provided through The Phoenix Companies, Inc. Executive Severance Allowance Plan or the Saybrus Partners, Inc. Executive Severance Allowance Plan (the “Executive Severance Allowance Plans”). The Executive Severance Allowance Plans apply to all Senior Management and to any other employee that the CEO determines to be integral to the formulation or execution of our business strategy.

All NEOs covered under the Phoenix Executive Severance Allowance Plan are eligible for, subject to certain conditions, severance equal to monthly base salary and the average of the last two annual incentive awards already paid as of the termination date. The benefits will be tiered based on years of service and, for Senior Management, the minimum months of payment will be nine months of severance and the maximum will be 18 months of severance. In addition, the NEOs are paid a prorated portion of their annual and long-term incentive based on actual plan results for the year they are terminated under the Executive Severance Allowance Plan.

The Saybrus Executive Severance Allowance Plan provides for benefits to certain executives of Saybrus Partners, Inc. and its affiliates (“Saybrus”), who meet the eligibility requirements when their employment is involuntarily terminated by Saybrus. The Severance Amount equals (a) the executive’s Base Salary for the one-year period prior to the executive’s separation date plus (b) the two-year average of the executive’s Saybrus annual variable compensation amount and profit sharing plan amount for the immediate two years prior to the executive’s separation date. However, for calendar year 2010, (b) above was based on the executive’s previous two-year average Phoenix annual variable compensation amount.

The severance benefits to all NEOs are triggered if the executive is terminated without cause.

An employee who is covered by a change-in-control agreement and an Executive Severance Allowance Plan can receive only the benefits of one of the coverages in the event of a termination.

Equity Grant Procedures

Stock options and RSUs are granted to both executive and non-executive employees pursuant to our equity grant policy. Under this policy:

•

all stock option and RSU awards made as part of a recurring annual compensation program, such as our annual long-term incentive awards to Senior Management, will be approved and granted at a meeting of the Compensation Committee or, for the CEO, the Board, that occurs within 20 days after the Company’s earnings release for the prior fiscal year.

•	all other stock options and RSUs, other than those for the CEO, are granted by the CEO or the Compensation Committee, as applicable, on four scheduled grant dates each year, to occur following the filing of each quarter’s periodic report with the United States Securities and Exchange Commission (“SEC”). The Board will grant stock option and RSU awards for the CEO on the same scheduled grant dates. The first such grant date occurs 65 calendar days following year-end which is five days following the due date of our Form 10-K. Subsequent grant dates occur 45 calendar days following the end of the first, second and third fiscal quarters, each of which is five days following the due date of our Form 10-Q for each fiscal quarter. If this date falls on a day that no Company shares are traded on the New York Stock Exchange (“NYSE”), then the grant date is the next date that trading occurs. Awards are approved by the CEO individually, or the Compensation Committee or Board, as applicable, at the last meeting preceding the applicable grant date, to be effective on the grant date. Neither the CEO, the Board nor the Compensation Committee may not take any action with respect to any stock option that would be treated as a “repricing” of such stock option.

•	the Compensation Committee may, in its discretion, approve and grant equity awards at other times, if it determines that such action is in the best interests of shareholders.

Historically, it has been our practice not to consider material inside information in determining award amounts or grant dates, and our policy reinforces this practice by intentionally selecting grant dates when decision makers are the least likely to be in possession of material inside information.

Share Ownership and Retention Guidelines

To facilitate stock ownership by our directors and Senior Management, we adopted the following ownership and retention guidelines:

•

For Senior Management, the guidelines call for each executive to accumulate ownership of our Common Stock (including, for these purposes, RSUs) at a specified multiple of salary, as indicated in the table below. Instead of a fixed timeframe for attaining these levels of ownership, executives must retain a portion of the equity received from stock-based benefit and compensation plans. When the specific ownership thresholds are met, as measured using the current fair market value of our Common Stock, the retention ratios for future grants are reduced. Senior Management must retain their stock for six months after retirement or termination from the Company. As of December 31, 2010, none of the NEOs had met target ownership levels.

•

For directors who are not current or former employees of the Company or its affiliates (“Non-Employee Directors”), the guidelines call for each director to accumulate 100,000 shares of our Common Stock (including, for these purposes, RSUs) within five years of the initial election to our Board. Each Non-Employee Director must hold such stock until the end of his or her service as a director. The accumulation period to reach 100,000 shares for those directors who were Board members on January 1, 2010 is the three-year period ending December 31, 2012.

Position	Target Ownership	Initial Retention Ratio(1)
Chief Executive Officer	5.0 x Salary	75%
Senior Executive Vice Presidents	3.5 x Salary	50%
Other Executives	1.0 – 3.0 x Salary	25% – 40%
Non-Employee Directors	100,000 shares	N/A
(1) These retention ratios apply to all shares and RSUs awarded after June 5, 2003.

Anti-Hedging Policy

On November 8, 2007, the Compensation Committee adopted an Anti-Hedging Policy for all directors and employees of the Company as part of its Code of Conduct. The policy provides that all employees and directors are prohibited from engaging in any hedging transactions against the Company’s securities and any derivative securities of the Company. Such transactions include, but are not limited to, short selling, trading in put and call options, and forward sale contracts.

Clawback Policy

The Company’s policy is restricted to Sarbanes-Oxley requirements, but the Dodd-Frank Wall Street Reform and Consumer Protection Act (“Dodd-Frank”) requires companies to adopt a broader policy. When the SEC provides mandatory guidance, the Board will consider the guidance and adopt an appropriate policy.

Tax and Accounting Considerations

Code section 162(m) generally disallows a tax deduction to publicly held companies for compensation over $1 million paid to a company’s chief executive officer or any of the three other most highly compensated executive officers (other than the CFO), unless the compensation is performance-based. Qualifying performance-based compensation will not be subject to the deduction limit if certain requirements are met.

The Compensation Committee intends to structure compensation for executive officers so that it qualifies for deductibility under Code section 162(m) to the extent feasible. As noted in Objectives of Executive Compensation Program on page 28, we follow a pay-for-performance philosophy and have determined that a vast majority of the compensation paid to our Senior Management and, in particular, our NEOs, should be variable compensation that is contingent upon achievement of performance conditions. For this reason, where applicable, our incentive compensation is designed in a manner that meets the requirements of performance-based compensation exempt from Code section 162(m) limitations. Generally, our annual incentives and long-term performance awards were designed to qualify as exempt performance-based compensation. However, to maintain a competitive compensation position and to attract and retain high caliber executive talent, the Compensation Committee retains the authority to authorize payments, including salary and bonus, that may not be deductible.

Other tax considerations are factored into the design of our compensation programs. Code section 409A provides that amounts deferred under non-qualified deferred compensation plans are included in an employee’s income when vested unless certain requirements are met. If these requirements are not met, employees are also subject to an additional income tax and interest penalties. It is our intent that our non-qualified deferred compensation plans be operated and administered to meet, and have been amended to meet, these requirements.

Code section 280G disallows a company’s tax deduction for what are defined as “excess parachute payments” and Code section 4999 imposes a 20% excise tax on any person who receives excess parachute payments. As discussed on page 59, NEOs are entitled to certain payments upon termination of their employment, including termination following a change-in-control of the Company. Beginning January 1, 2010, the gross-up tax payment to compensate NEOs or make them whole in respect of the excise taxes imposed under Code section 4999 and on any excess parachute payment has been eliminated and change-in-control payments are capped with the intent to eliminate any excess parachute payments.

Congress and the Internal Revenue Service consider from time to time legislation, regulations and other regulatory rulings that could modify or eliminate these tax benefits. Such actions would prompt an evaluation of the impact on our executive compensation programs.

Accounting considerations also play a role in designing the compensation programs made available to Senior Management. Principal among these is Financial Accounting Standards Board Statement of Financial Accounting Standards Accounting Standards Codification Topic No. 718, Compensation — Stock Compensation (“ASC 718“), which addresses the accounting treatment of certain equity-based compensation.

Summary Compensation Table for 2010 Fiscal Year

The following table sets forth information concerning the 2010 and 2009 compensation of our executives who were our NEOs as of December 31, 2010. For those executives that were also reported in the Summary Compensation Table of our Proxy Statement for the 2008 fiscal year, 2008 compensation information is also included. The table includes salary, annual incentives and long-term incentive compensation. Additional information may be found in the narrative and supporting tables that accompany this table.

Name and Principal Position (a)	Year (b)	Salary(1) (c)	Bonus (d)		Stock Awards(2) (e)		Option Awards(3) (f)		Non-Equity Incentive Plan Compensation(4) (g)		Change in Pension Value and Non- Qualified Deferred Compensation Earnings(5) (h)	All Other Compen- sation(6) (i)		Total (j)
James D. Wehr President and Chief Executive Officer(7)	2010	$650,000	$—		$1,202,500	(13)	$97,500		$604,500		$895,365	$59,500	(14)	$3.509,365
	2009	582,500	—		318,200	(8)	362,500	(8)	1,022,091	(15)	1,101,680	52,425		3,439,396
	2008	380,000	—		235,897		167,625		—		611,387	35,659		1,430,568
Peter A. Hofmann Senior Executive Vice President and Chief Financial Officer	2010 2009 2008	425,000 425,000 425,000	— — —		275,188 — 309,869	(13)	22,313 — 208,305		395,250 450,500 —	(15)	112,466 116,833 141,921	25,500 25,500 25,500		1,255,716 1,017,833 1,110,595
Philip K. Polkinghorn Senior Executive Vice President, Business Development	2010 2009 2008	475,000 475,000 472,917	— — —		279,882 — 481,347	(13)	22,693 — 302,653		574,275 654,550 —	(15)	82,601 88,274 116,539	31,500 21,375 45,231	(16)	1,465,951 1,239,199 1,418,687
Edward W. Cassidy Executive Vice President, Life Distribution and Service	2010 2009 2008	410,000 410,000 —	510,000 150,000 —	(11) (11)	436,000 — —	(9)(13)	21,000 — —		225,000 543,250 —	(17) (15)	35,651 34,705 —	18,450 18,450 —		1,656,101 1,156,405 —
Christopher M. Wilkos Executive Vice President and Chief Investment Officer(10)	2010 2009 2008	350,000 326,970 —	— 5,000 —	(12)	291,375 — —	(13)	23,625 — —		433,125 426,070 —	(18) (15)	170,219 198,357 —	26,250 24,523 —		1,294,594 980,920 —

(1)

Figures are shown for the year earned, and have not been reduced for deferrals. For 2010, each of the NEOs elected to defer a portion of their salary until following termination of employment or, in certain circumstances, such earlier specified date elected by the NEO: Mr. Wehr deferred $60,750, Mr. Hofmann deferred $10,800, Mr. Polkinghorn deferred $23,000, Mr. Cassidy deferred $9,900, and Mr. Wilkos deferred $6,300. For 2009, Mr. Wehr deferred $50,625, Mr. Hofmann deferred $10,800, Mr. Polkinghorn deferred $23,000, Mr. Cassidy deferred $9,900, and Mr. Wilkos deferred $4,918. For 2008, Mr. Wehr deferred $22,500, Mr. Hofmann deferred $11,700, and Mr. Polkinghorn deferred $24,292.

(2)

Represents the grant date fair market value for respective years for all stock awards granted to NEOs (excluding stock options which are reflected in column (f)) as calculated pursuant to ASC 718, excluding the effect of estimated forfeitures. The assumptions used for determining this value are stated in Note 18 of the Company’s financial statements included in its Annual Report on Form 10-K for the respective years.

(3)

Represents the grant date fair market value for the respective years for all stock option awards granted to NEOs as calculated pursuant to ASC 718, excluding the effect of estimated forfeitures. The assumptions used for determining this value are stated in Note 18 of the Company’s financial statements included in its Annual Report on Form 10-K for the respective years.

(4)

Except as otherwise noted, represents the cash-based incentive earned under The Phoenix Companies, Inc. Annual Incentive Plan for Executive Officers for the applicable performance year, paid in March of the following year.

(5)

Represents the increase in the actuarial value of accumulated pension benefits accrued during the year. For 2010, 2009 and 2008, this represents the change in value between December 31, 2009 and December 31, 2010, December 31, 2008 and December 31, 2009 and December 31, 2007 and December 31, 2008, respectively, determined using, where applicable, the discount rates disclosed in the Annual Report on Form 10-K for those years and based on the other actuarial assumptions described in Note 2 to Pension Benefits at 2010 Fiscal Year-End for each applicable year on page 53 for 2010. These benefit accruals pertain solely to benefits accrued under the Company’s pension plans and exclude all account-based plans that NEOs may participate in, such as The Phoenix Companies, Inc. Savings and Investment Plan and The Phoenix Companies, Inc. Non-Qualified Excess Investment Plan. Since the plan was frozen on March 31, 2010, the primary driver of the 2010 change in value was the decline in interest rates used to value the pension benefit.

(6)

For 2010, the Company made matching contributions to The Phoenix Companies, Inc. Savings and Investment Plan and The Phoenix Companies, Inc. Non-Qualified Excess Investment Plan in the following amounts: for Mr. Wehr, $58,500; for Mr. Hofmann, $25,500; for Mr. Polkinghorn, $28,500; for Mr. Cassidy, $18,450; and for Mr. Wilkos, $26,250. Except as noted in Notes 14 and 16 below, no other perquisites were paid in 2010.

(7)	Mr. Wehr was appointed by the Board to be the Company’s President and Chief Executive Officer effective April 15, 2009.

(8)	Represents the awards granted to Mr. Wehr on May 15, 2009 as part of his promotion to Chief Executive Officer.
(9)

Includes $177,000 in shares of restricted stock of Saybrus Partners, Inc., a majority-owned subsidiary of the Company, granted under the Saybrus Partners, Inc. 2010 Equity Incentive Plan described on page 49.

(10)	Mr. Wilkos was promoted from Senior Vice President, Corporate Portfolio Management to Executive Vice President and Chief Investment Officer on May 4, 2009.
(11)

Mr. Cassidy received a retention bonus, payable in two installments of $150,000 each. The first installment was paid on July 31, 2009. The second installment was paid on February 12, 2010. He also received $360,000 in guaranteed payments under the Saybrus Partners, Inc. Profit Sharing Plan.

(12)	Mr. Wilkos received a recognition award of $5,000 in January 2009 for his contribution to the year-end capital planning process.
(13)

Awards associated with the RSU portion of the 2010-2012 Long-Term Incentive Program were subject to achievement of performance measures and vesting disclosed on page 51. Grant date fair value awards for the RSU portion of the 2010-2012 Long-Term Incentive Program are as follows:

Name	Potential Stock Awards at Target	Potential Maximum Stock Award	Actual Award Earned
James D. Wehr	$1,202,500	$1,803,750	$1,118,325
Peter A. Hofmann	275,188	412,782	255,925
Philip K. Polkinghorn	279,882	419,823	260,290
Edward W. Cassidy	259,000	388,500	240,870
Christopher M. Wilkos	291,375	437,063	270,979

2010-2012 Long-Term Incentive Program also includes stock option awards included in column (f).

(14)	Includes $1,000 in tax/financial planning.
(15)

Includes the cash-based incentives earned under the 2009-2011 Long-Term Incentive Program. These awards are subject to a two-year vesting requirement and will be paid in March 2012. Actual awards earned for all NEOs are reflected in the 2009-2011 Long-Term Incentive Program one-year performance results table on page 39.

(16)	Includes $3,000 in tax/financial planning.
(17)	Mr. Cassidy received $225,000 in performance incentives under the Saybrus Partners, Inc. Profit Sharing Plan.
(18)	As described in the Compensation Discussion and Analysis on page 37, a portion of Mr. Wilkos’ annual incentive award for 2010 was determined under the 2010 Goodwin Incentive Plan.

2010 Base Salary and Incentive Target Adjustments

In 2010, none of the NEOs received base salary or annual incentive target adjustments.

Salary and Incentives as a Percentage of Total Compensation

In 2010, the proportion of salary and incentives reflected in columns (c) through (g) of the Summary Compensation Table for 2010 Fiscal Year on page 46 to total compensation as reflected in column (j) of that table was from 73% to 97%. For 2009, it was from 66% to 95%. For 2008, it was from 25% to 85%.

Employment Agreements

None of the NEOs has an employment agreement with the Company.

Grants of Plan-Based Awards in Fiscal Year 2010

The following table supplements the information provided in the Summary Compensation Table for 2010 Fiscal Year on page 46 concerning 2010 awards granted to NEOs, including the range of compensation opportunities under our 2010 annual incentive plan if specified pre-determined performance goals are met. Additional information concerning these awards may be found in the narrative that accompanies the table below.

			Estimated Future Payouts Under Non-Equity Incentive Plan Awards(1)				Estimated Future Payouts Under Equity Incentive Plan Awards(2)(3)			All Other Stock Awards: Number of Shares of Stock or Units (i)	All Other Option Awards: Number of Securities Underlying Options (j)	Exercise or Base Price of Option Awards ($/Sh) (k)	Grant Date Fair Value of Stock and Option Awards (l)
Name (a)	Grant Date (b)	Approval Date	Threshold (c)	Target (d)		Maximum (e)	Threshold (# of shares) (f)	Target (# of shares) (g)	Maximum (# of shares) (h)
James D. Wehr			$325,000	$650,000		$1,300,000
	3/8/2010	2/23/2010					211,709	423,417	635,126				1,202,500(4)
	3/8/2010	2/23/2010									68,658	$2.84	97,500(5)
Peter A. Hofmann			212,500	425,000		850,000
	3/8/2010	2/23/2010					48,449	96,897	145,346				275,188(4)
	3/8/2010	2/23/2010									15,712	2.84	22,313(5)
Philip K. Polkinghorn			308,750	617,500		1,235,000
	3/8/2010	2/23/2010					49,275	98,550	147,826				279,882(4)
	3/8/2010	2/23/2010									15,980	2.84	22,693(5)
Edward W. Cassidy				300,000	(6)
	3/8/2010	2/23/2010					45,599	91,198	136,796				259,000(4)
	3/8/2010	2/23/2010									14,788	2.84	21,000(5)
	4/15/2010	2/23/2010						17,700					177,000(3)
Christopher M. Wilkos			157,500	315,000	(7)	630,000
	3/8/2010	2/23/2010					51,299	102,597	153,896				291,375(4)
	3/8/2010	2/23/2010									16,636	2.84	23,625(5)

(1)

Except as otherwise noted below, the first line for each NEO represents the incentive opportunity under the Annual Incentive Plan for Executive Officers for the 2010 performance period, as described in 2010 awards on page 35. Awards under this plan are funded when the company meets established performance thresholds as defined in the notes to the 2010 annual incentive plan design table on page 36.

(2)

The 2010 equity awards granted to all NEOs under the 2010-2012 Long-Term Incentive Program were approved on February 23, 2010, and granted on March 8, 2010. The 2010-2012 Long-Term Incentive Program, as described in 2010 awards on page 39, was designed to deliver equity-based awards to plan participants using a mix of two equity vehicles. The second line for each NEO represents performance stock units that would deliver equity-based awards to participants provided certain performance objectives were met during a one-year performance period, determined at the end of the period ending December 31, 2010, utilizing the same performance measures as the annual incentive plan as described on page 35, and subject to an additional two-year service vesting requirement. These performance stock units represented 92.5% of each NEO’s target Long-Term Incentive Program award for 2010. See page 36 for actual results under this program. The third line for each NEO represents stock options granted to each NEO that vest ratably over three years. These stock options represented 7.5% of each NEO’s target Long-Term Incentive Program award for 2010.

(3)

The 2010 equity awards that were approved on March 5, 2010 and March 18, 2010 by Saybrus Partners, Inc. board of directors and granted to Mr. Cassidy on April 9, 2010 were a one-time equity grant in shares of Saybrus Partners, Inc. restricted stock under the Saybrus Partners, Inc. 2010 Equity Incentive Plan described on page 49.

(4)	Represents the grant date fair value of the performance RSUs described in Note 2 above, pursuant to ASC 718, excluding the effect of estimated forfeitures.
(5)	Represents the grant date fair value of the stock options described in Note 2 above, pursuant to ASC 718, excluding the effect of estimated forfeitures.
(6)

Represents Mr. Cassidy’s participation in the Saybrus Partners, Inc. Profit Sharing Plan, which consisted of two components, as described on page 49. This amount represents the $300,000 performance award at target.

(7)	As described in the Compensation Discussion and Analysis on page 37, a portion of Mr. Wilkos’ annual incentive award for 2010 was determined under the 2010 Goodwin Incentive Plan.

Estimated Future Payouts Under Non-Equity Incentive Plan Awards

The annual incentive awards for NEOs are provided under The Phoenix Companies, Inc. Annual Incentive Plan for Executive Officers. The plan is designed to accomplish the objectives described under Annual Incentives on page 30, and allows us to maximize our tax deductions on performance-based pay as described under Tax and Accounting Considerations on page 45. To accomplish each of these objectives, maximum awards for each NEO must be first determined formulaically as provided in the plan, and then may be reduced to any amount, including zero, based on any factor(s) deemed appropriate by the Compensation Committee.

See the 2010 annual incentive financial goals and results on page 36.

In 2010, the maximum payout opportunity was 150%.

Stock Option Plan

In 2001, the Compensation Committee adopted The Phoenix Companies, Inc. Stock Incentive Plan to align the interests of Senior Management and other employees with those of shareholders. This plan allows the Compensation Committee to grant incentive stock options (“ISOs”), which qualify for certain tax advantages as provided under Code section 422, and non-statutory stock options for the purchase of Common Stock to our employees. Depending on the Company’s incentive design for a given year, stock options may be used as part of the Company’s long-term incentive program. We also use stock option awards to recognize promotions within Senior Management, to reward significant individual contributions or extraordinary efforts that may not be reflected in other incentive plan awards and as part of employment offers for certain positions.

In 2010, all stock option awards were made using non-qualified options. All option awards are granted at the grant date fair market value of our Common Stock on the date the award is approved, or, if later, effective. Generally, all awards are subject to a three-year graded vesting schedule, and recipients have a maximum of 10 years to exercise the option. Upon termination of employment, stock options generally must be exercised within 30 days following termination of employment. In cases of termination due to death, disability or retirement under the Employee Pension Plan, as described in the notes and narrative to the Pension Benefits at 2010 Fiscal Year-End table on page 52, options must be exercised within five years from the date of termination of employment. For termination of employment in connection with a qualifying business disposal or divestiture, the Compensation Committee may allow options to be exercised within three years from the date of termination of employment or divestiture. In the case of terminations due to cause, all outstanding options expire immediately.

Restricted Stock Unit Plan

In 2003, shareholders approved The Phoenix Companies, Inc. 2003 Restricted Stock, Restricted Stock Unit, and Long-Term Incentive Plan to foster and promote the long-term financial success of the Company by motivating superior performance through performance incentives, enabling the Company to attract and retain high quality management talent and encouraging and providing for the acquisition of ownership interest in the Company to align the interests of Senior Management and other employees with those of shareholders. The plan allows the Compensation Committee to grant both performance-based incentive awards and service-vested awards. The type of awards granted to Senior Management in a given year is determined based on the Company’s compensation philosophy and strategy. In 2010, the Company granted restricted stock unit awards as part of its long-term incentive program, as described in 2010-2012 Long-Term Incentive Program on page 39.

Saybrus Partners, Inc. 2010 Equity Incentive Plan

In 2010, the Board of Directors of Saybrus Partners, Inc., a majority-owned subsidiary of the Company (“Saybrus”), approved the Saybrus Partners, Inc. 2010 Equity Incentive Plan to aid Saybrus in attracting and retaining key employees and to more directly align the employees with the success of Saybrus. The plan allows the Saybrus Board to grant both performance-based incentive awards and service-based awards. The performance-based awards are currently three-year grants with one-year performance periods covering one-third of the equity grants for each of the three years. The incentive goals in 2010 were based on the achievement of cash flow objectives.

Saybrus Partners, Inc. Profit Sharing Plan

In 2010, the Board of Directors of Saybrus approved the Saybrus Partners, Inc. Profit Sharing Plan, which is a non-qualified plan, to promote the interests of Saybrus by attracting and retaining key employees of

Saybrus and motivating such individuals by awarding profit sharing performance-based incentive awards and service-based awards. The performance-based awards are currently one-year performance periods and based on the achievement of cash flow, expenses and individual performance objectives.

Outstanding Equity Awards at 2010 Fiscal Year-End

The following table sets forth information concerning stock options and non-vested RSU awards held by the NEOs as of December 31, 2010.

	Option Awards							Stock Awards
Name (a)	Number of Securities Underlying Unexercised Options Exercisable (b)	Number of Securities Underlying Unexercised Options Unexercisable (c)		Equity Incentive Plan Awards: Number of Securities Underlying Unexercised Unearned Options (d)	Option Exercise Price (e)	Option Grant Date (f)	Option Expiration Date (g)	Number of Shares or Units of Stock That Have Not Vested (h)	Market Value of Shares or Units of Stock That Have Not Vested(1) (i)	Equity Incentive Plan Awards: Number of Unearned Shares, Units or Other Rights That Have Not Vested(2) (j)	Equity Incentive Plan Awards: Market or Payout Value of Unearned Shares, Units or Other Rights That Have Not Vested(1) (k)
James D. Wehr	0	68,658	(7)	0	$2.84	3/8/2010	3/8/2020	17,394(6)	$44,180	423,417(12)	$1,075,479
	28,988	14,496	(3)	0	9.84	2/13/2008	2/13/2018			215,000(11)	546,100
	34,786	0		0	11.14	2/3/2005	2/3/2015
	0	250,000	(4)	0	1.85	5/15/2009	5/15/2014
	34,787	0		0	10.56	1/2/2004	1/2/2014
	11,595	0		0	7.59	6/5/2003	6/5/2013
	17,393	0		0	13.98	6/25/2002	6/25/2012
Peter A. Hofmann	0	15,712	(7)	0	$2.84	3/8/2010	3/8/2020	21,614(6)	54,901	96,897(12)	246,118
	36,023	18,014	(3)	0	9.84	2/13/2008	2/13/2018
	28,988	0		0	12.54	2/8/2007	2/8/2017
	40,585	0		0	10.78	4/29/2004	4/29/2014
	5,797	0		0	13.98	6/25/2002	6/25/2012
Philip K. Polkinghorn	0	15,980	(7)	0	$2.84	3/8/2010	3/8/2020	31,405(6)	79,768	98,550(12)	250,317
	52,340	26,172	(3)	0	9.84	2/13/2008	2/13/2018
	52,180	0		0	12.50	2/2/2006	2/2/2016
	57,978	0		0	12.27	3/8/2004	3/8/2014
Edward W. Cassidy	0	14,788	(7)	0	$2.84	3/8/2010	3/8/2020	23,980(6)	60,909	91,198(12)	231,643
	19,324	9,665	(9)	0	9.53	3/5/2008	3/5/2018	8,850(5)	0(8)	8,850(5)	0(8)
	39,964	19,985	(3)	0	9.84	2/13/2008	2/13/2018
	17,393	0		0	12.54	2/8/2007	2/8/2017
Christopher M. Wilkos	0	16,636	(7)	0	$2.84	3/8/2010	3/8/2020	1,030(10)	2,615	102,597(12)	260,596
	18,307	9,156	(3)	0	9.84	2/13/2008	2/13/2018	10,986(6)	27,904
	46,382	0		0	13.98	6/25/2002	6/25/2012

(1)	Based on the December 31, 2010 closing price of our Common Stock of $2.54, except for Mr. Cassidy’s Saybrus Partners, Inc. restricted stock valuation in Note 8 on page 51.
(2)

These figures, which are rounded to the nearest whole number, represent the number of RSUs which may be earned at target performance. Actual payouts will be based on actual performance relative to the performance target established for each award. Each RSU is convertible into one share of our Common Stock. Under the terms of the Company’s share ownership and retention guidelines, participants are required to retain a fixed percentage of Common Stock underlying these RSUs.

(3)

Represents the grant of stock options in connection with the Company’s 2008-2010 Long-Term Incentive Program awards. One-third of these options vested on February 13, 2009, one-third vested on February 13, 2010, and the remaining options vested on February 13, 2011.

(4)

Represents the grant of performance-based stock options in connection with Mr. Wehr’s appointment to President and CEO in April 2009. One-third of these options will vest upon the later of May 15, 2011 and achievement of the $5 for 20 consecutive days price hurdle; and two-thirds will vest upon the later of May 15, 2012 and achievement of the $5 for 20 consecutive days price hurdle. The exercise price is the closing price of the Company stock on May 15, 2009. If the performance condition is not met by May 15, 2014, the award will be forfeited.

(5)

Mr. Cassidy was granted a one-time award on April 9, 2010 of shares of Saybrus Partners, Inc. restricted stock under the Saybrus Partners, Inc. 2010 Equity Incentive Plan described on page 49. One-third vested on March 15, 2011; one third will vest on March 15, 2012, and the remaining one-third will vest on March 15, 2013.

(6)

Represents the grant of RSUs in connection with the Company’s 2008-2010 Long-Term Incentive Program awards. These RSUs, which vested and converted to Common Stock on February 11, 2011, are credited with dividend equivalents.

(7)

Represents the grant of stock options in connection with the Company’s 2010-2012 Long-Term Incentive Program awards. One-third of these options vested on March 8, 2011, one-third will vest on March 8, 2012, and the remaining options will vest on March 8, 2013 (or earlier, in certain circumstances, if employment is terminated in connection with a change-in-control).

(8)	Based on the December 31, 2010 price of $0.00 for each share of Saybrus Partners, Inc. restricted stock.
(9)

Represents the grant of stock options on March 5, 2009 in connection with the expansion of Mr. Cassidy’s role. One-third of these options vested on March 5, 2009, one-third vested on March 5, 2010, and the remaining options vested on March 5, 2011.

(10)

Represents the grant of RSUs in connection with Goodwin’s 2007 Annual Incentive Plan. One-third of these RSUs vested and converted to Common Stock on April 18, 2009, one-third vested and converted to Common Stock on April 18, 2010, and the remaining one-third will vest and convert to Common Stock on April 18, 2011.

(11)

Represents the grant of performance-based RSUs in connection with Mr. Wehr’s appointment to President and CEO in April 2009. The RSUs vest as follows: one-third vesting upon the later of May 15, 2011 and achievement of the $5 for 20 consecutive days price hurdle; and two-thirds vesting upon the later of May 15, 2012 and achievement of the $5 for 20 consecutive days price hurdle. If the performance condition is not met by May 15, 2012, the award is forfeited.

(12)

Represents the grant of performance-contingent RSUs in connection with the 2010-2012 Long-Term Incentive Program, assuming awards are made at target. The Long-Term Incentive Program is described in the Long-Term Incentives on page 30. Market Value amounts reflect the December 31, 2010 closing price of our Common Stock of $2.54.

Results of the 2010-2012 LTIP Cycle
Name	Threshold RSUs	Target RSUs	Maximum RSUs	Actual RSUs Awarded	Market Value of RSUs Awarded
James D. Wehr	211,709	423,417	635,126	393,778	$1,000,196
Peter A. Hofmann	48,449	96,897	145,346	90,114	228,890
Philip K. Polkinghorn	49,275	98,550	147,825	91,652	232,795
Edward W. Cassidy	45,599	91,198	136,797	84,814	215,428
Christopher M. Wilkos	51,299	102,597	153,896	95,415	242,355

Option Exercises and Stock Vested in Fiscal Year 2010

The following table sets forth information concerning the vesting of RSUs that occurred during 2010. None of the NEOs exercised any stock options in 2010.

	Option Awards		Stock Awards
Name (a)	Number of Shares Acquired on Exercise (b)	Value Realized on Exercise (c)	Number of Shares Acquired on Vesting(1) (d)	Value Realized on Vesting(2) (e)
James D. Wehr	—	$ —	3,405(3)	$ 9,567
Peter A. Hofmann	—	—	43,432(3)(4)	108,247
Philip K. Polkinghorn	—	—	62,925(3)(5)	155,273
Edward W. Cassidy	—	—	34,663(3)(6)	87,880
Christopher M. Wilkos	—	—	10,094(3)(7)	24,571

(1)      These figures, which are rounded to the nearest whole number, represent the number of RSUs which vested in 2010 prior to any reduction for tax withholding. Each RSU is convertible into one share of our Common Stock. Under the terms of the Company’s share ownership and retention guidelines, participants are required to retain a fixed percentage of Common Stock underlying these RSUs.

(2)       Represents the market value of the RSUs based on the closing price of our Common Stock on the vesting date.

(3)       Includes one-half of the RSUs granted on March 5, 2008 in connection with the Company’s 2007 Annual Incentive Plan. These awards vested on March 5, 2010.

(4)      Includes 38,323 RSUs granted on November 13, 2007 as a one-time retention incentive. These awards vested on November 12, 2010.

(5)      Includes 53,870 RSUs granted on February 10, 2007 as a one-time retention incentive. These awards vested on February 8, 2010.

(6)      Includes 25,064 RSUs granted on March 31, 2007 as a one-time retention incentive. These awards vested on March 30, 2010.

(7)      Includes 1,031 RSUs granted on April 18, 2007 in connection with Goodwin’s 2007 Annual Incentive Plan and 6,649 RSUs granted on October 25, 2007 as a one-time retention incentive. These awards vested on March 1, 2010 and October 25, 2010, respectively.

Pension Benefits at 2010 Fiscal Year-End

The following table sets forth information concerning NEO pension benefits. The table reflects the present value of the accumulated pension benefits that each NEO earned between his or her respective hire date and December 31, 2010. Although these figures illustrate the value of these benefits as if they were to be paid in the form of a lump sum payment, actual benefits will be paid in the form of an annuity or, effective January 1, 2009 for SERP benefits, the present value in three annual installments at the applicable commencement date following termination of employment. However, NEOs may elect to receive the portion of the pension benefit payable under the pension equity formula in a lump sum. Additional information concerning these benefits may be found in the narrative that accompanies this table.

Name (a)	Plan Name (b)	Number of Years Credited Service(1) (c)	Present Value of Accumulated Benefit(2) (d)	Payments During Last Fiscal Year (e)
James D. Wehr	Employee Pension Plan
	Pension Equity Formula	2.75(4)	$89,705
	Formula Prior to July 1, 2007	22.83(4)	1,068,596
	Total Employee Pension Plan Benefit	25.58	$1,158,301	—
	SERP
	Pension Equity Formula	2.75(4)	$314,301
	Formula Prior to July 1, 2007	25.83(3)(4)	5,830,734
	Total SERP Benefit	28.58	$6,145,035	—
Peter A. Hofmann	Employee Pension Plan
	Pension Equity Formula	2.75(4)	$25,630
	Formula Prior to July 1, 2007	6.42(4)	189,438
	Total Employee Pension Plan Benefit	9.17	$215,068	—
	SERP
	Pension Equity Formula	2.75(4)	$32,822
	Formula Prior to July 1, 2007	6.42(4)	379,509
	Total SERP Benefit	9.17	$412,331	—
Philip K. Polkinghorn	Employee Pension Plan
	Pension Equity Formula	2.75(4)	$13,980
	Formula Prior to July 1, 2007	3.33(4)	96,345
	Total Employee Pension Plan Benefit	6.08	$110,325	—
	SERP
	Pension Equity Formula	2.75(4)	$38,719
	Formula Prior to July 1, 2007	3.33(4)	375,432
	Total SERP Benefit	6.08	$414,151	—
Edward W. Cassidy	Employee Pension Plan
	Pension Equity Formula	2.75(4)	$12,749
	Formula Prior to July 1, 2007	1.25(4)	30,607
	Total Employee Pension Plan Benefit	4.00	$43,356	—
	SERP
	Pension Equity Formula	2.75(4)	$31,201
	Formula Prior to July 1, 2007	1.25(4)	95,312
	Total SERP Benefit	4.00	$126,513	—

Name (a)	Plan Name (b)	Number of Years Credited Service(1) (c)	Present Value of Accumulated Benefit(2) (d)	Payments During Last Fiscal Year (e)
Christopher M. Wilkos	Employee Pension Plan
	Pension Equity Formula	2.75(4)	$36,115
	Formula Prior to July 1, 2007	10.33(4)	463,456
	Total Employee Pension Plan Benefit	13.08	$499,571	—
	SERP
	Pension Equity Formula	2.75(4)	$53,158
	Formula Prior to July 1, 2007	10.33(4)	755,197
	Total SERP Benefit	13.08	$808,355	—

(1)	In connection with the redesign of our retirement program, the years of credited service were frozen on June 30, 2007 for purposes of determining benefits under the formula in effect prior to July 1, 2007, although final average earnings continued to change through March 31, 2010. The restructuring of the retirement program and the grandfathering provisions are in Retirement Plans below.
(2)	With respect to the benefits from the formula in effect prior to July 1, 2007, the Present Value of Accumulated Benefit determined as of December 31, 2010 (March 31, 2010 frozen accrued benefit) is the greater of the present value of the accrued benefit deferred to normal retirement age and the present value of the accrued benefit deferred to early retirement age using the following assumptions for all NEOs: discount rate (without cost of living adjustment, or “COLA”) of 5.32% and 5.10% for the Employee Pension Plan and SERP, respectively, and discount rate (with COLA) of 4.28% and 4.06% for the Employee Pension Plan and the SERP, respectively; mortality table is the 2011 IRS Static Table; postretirement COLA of 1.00%; if the years of vesting service is equal to or greater than 10 as of December 31, 2010, the normal retirement age is 62 and the early retirement age is 55, but if the years of vesting service is less than 10 as of December 31, 2010, the normal retirement age is 65 and there is no early retirement age.
(3)	Pursuant to the terms of the SERP, Mr. Wehr has been credited with an additional three years of benefit accrual service attributable to the period of January 1, 1997 through December 31, 1999 when he served as an officer of a designated subsidiary that was not an adopting employer to the Employee Pension Plan. These three years are not treated as benefit accrual service under the Employee Pension Plan.
(4)	Years of credited service under the pension equity formula of both the Employee Pension Plan and the SERP are determined for eligible participants from July 1, 2007, when such formula went into effect for these participants through March 31, 2010, when the plan was frozen. The annual credit percentage used to calculate these benefits is determined based on total years of service under the plans, including years of service prior to July 1, 2007, as described in Pension Equity Formula on page 54. For 2010, Mr. Wehr’s annualized credit percentage was 14%, Mr. Hofmann’s was 4%, Mr. Polkinghorn’s was 4%, Mr. Cassidy’s was 2% and Mr. Wilkos’ was 6%, in each case prorated through March 31. Service under the formula in effect prior to July 1, 2007 was frozen as of June 30, 2007.

Retirement Plans

Historically, we provided broad-based defined benefit pension benefits to our NEOs as a component of our menu of benefits offered to most of our employees. Because of benefit limitations imposed by the Code or the exclusion of compensation other than base salary under the Employee Pension Plan, we offered the SERP, which is a non-qualified defined benefit pension plan, to our NEOs to mitigate the effects of such limitations.

Previously, we redesigned our retirement program in order to reduce the volatility in defined benefit pension plan expense and funding requirements often caused by outside market forces, provide benefits that are competitive with those of our peers and better meet the current demographic and future workforce profiles of our employees. The redesign included changes to the Employee Pension Plan and SERP that were effective July 1, 2007.

That redesign included a grandfathering feature for participants who were at least 50 years of age and had at least 10 years of vesting service on December 31, 2006. The grandfathered participants had the choice of remaining in the prior design for all of the affected plans in which they participate, or electing the new design for all of the affected plans in which they participate.

Effective April 1, 2010, the Employee Pension Plan and SERP were amended to cease further benefit accruals after March 31, 2010 and to disallow any new participants.

Employee Pension Plan

The Employee Pension Plan, covering most of our employees, provides benefits based on its formulas up to the amount allowed under the Code. The Employee Pension Plan is funded with assets held in a trust. Eligible employees participate immediately and continue to accrue benefits until retirement, death, termination of employment or ineligibility to participate. Normal retirement age is 62 with 10 years of vesting service or age 65 with at least five years of participation. As of December 31, 2010, none of the NEOs was eligible for early retirement under the plan (age 55 with at least 10 years of vesting service). Unless an optional form of benefit payment is elected, the normal form of benefit is a 50% joint and survivor annuity for married participants and a single life annuity for other participants.

The Employee Pension Plan was redesigned to include pension equity accruals after June 30, 2007, for all participants except grandfathered participants. The pension equity formula and the formula prior to July 1, 2007 are described in the paragraphs that immediately follow.

Pension Equity Formula

The pension equity formula applies to all eligible non-grandfathered employees, grandfathered employees who elected the pension equity formula effective July 1, 2007 and eligible new hires after June 30, 2007 and before April 1, 2010. All of the NEOs as of December 31, 2010 participate in the pension equity formula.

The pension equity formula expresses an employee’s benefit as a lump sum amount that is equal to the product of the accumulated annual credit percentages (tiered by years of service) times final average earnings (highest five consecutive years of earnings out of the last 10 years). The definition of earnings is based on base salary plus eligible incentives, rather than base salary under the formula prior to July 1, 2007. The tiered annual credit percentages table is as follows:

Years of Service on January 1	Annual Credit Percentage Earned, Used to Calculate Lump Sum Benefit
Up to 4 years	2%
5 to 9 years	4%
10 to 14 years	6%
15 to 19 years	10%
20 years or more	14%

Employees who participate in the pension equity formula will have their June 30, 2007 accrued benefit frozen as to years of service, but their final average earnings under the formula prior to July 1, 2007 continued to change until the earlier of (i) March 31, 2010 and (ii) the date they either become ineligible under the plan or terminate employment.

Traditional Formula (Formula Prior to July 1, 2007)

The annual normal retirement benefit is generally a function of years of service and compensation, i.e., (i) 2% of final average earnings (average of last three consecutive years of base salary) times years of benefit accrual service up to 25, plus (ii) 1% times final average earnings times years of benefit accrual service over 25 (up to 10 years), minus (iii) 2% times participant’s projected primary insurance amount (Social Security benefit payable at Social Security retirement age) times years of benefit accrual service (up to 25) — no more than 50% of normal retirement benefit is offset by Social Security.

Benefit accruals under both formulas were frozen, to the extent not already frozen, as of March 31, 2010.

SERP

The SERP provides benefits in excess of the Employee Pension Plan, whether due to the benefit limitations imposed by the Code or the exclusion of compensation other than base salary under the Employee Pension Plan. For example, the Code limit on earnings ($245,000 in 2010) does not apply for SERP purposes. To comply with the full implementation of Code section 409A as of January 1, 2009, the SERP was amended to de-link the choice of the normal and optional forms of distribution from the Employee Pension Plan and all participants are required to delay receipt of benefit payments until at least six months after their separation from service. The Traditional Formula permits distributions in actuarially equivalent annuity payments or short-term installment payments; the Pension Equity Formula permits distributions in actuarially equivalent annuity payments or a lump sum payment.

Pension Equity Formula

Retirement benefits are based on the pension equity formula contained in the Employee Pension Plan, described in the preceding section, and are expressed as a lump sum amount that is equal to the product of the accumulated annual credit percentages (tiered by years of service) times final average earnings (highest five consecutive years of earnings out of the last 10 years), without the Code limitations/exclusions noted in the preceding paragraph. The definition of earnings is based on base salary plus eligible incentives.

Traditional Formula (Formula Prior to July 1, 2007)

Retirement benefits are based on the final pay formula in effect prior to July 1, 2007 under the Employee Pension Plan, described in the preceding section, and are a function of years of service and final average compensation, without the Code limitations/exclusions noted in the Employee Pension Plan. The definition of earnings includes amounts payable under designated incentive programs that are excluded from the calculation of benefits under the Employee Pension Plan; and the final average earnings determination for these incentives is based on the average of any three full calendar years within the last seven consecutive full calendar years that produce the highest average.

Benefit accruals under both formulas were frozen, to the extent not already frozen, as of March 31, 2010.

Non-Qualified Deferred Compensation in Fiscal Year 2010

The following table sets forth information concerning NEO participation in deferred compensation plans, excluding the 401(k) Plan. The table includes 2010 compensation deferrals, Company contributions, earnings, withdrawal activity, total balances as of December 31, 2010 for both cash and RSU deferrals and the portion of the aggregate balances as of December 31, 2010 that have been reported in prior years’ Summary Compensation Tables.

Name (a)	Deferral Type	Executive Contributions in Last FY(1) (b)	Registrant Contributions in Last FY(2) (c)	Aggregate Earnings in Last FY(3) (d)	Aggregate Withdrawals/ Distributions (e)	Aggregate Balance at Last FYE(4) (f)	Portion of Aggregate Balance at Last FYE Reported in Prior SCTs (g)
James D. Wehr	Excess Investment Plan	$60,750	$36,450	$42,334	$—	$340,131	$260,691
Peter A. Hofmann	Excess Investment Plan	10,800	10,800	6,787	—	109,842	57,100
Philip K. Polkinghorn	Excess Investment Plan	23,000	13,800	64,454	—	595,815	465,715
Edward W. Cassidy	Excess Investment Plan	9,900	7,425	26,001	—	176,944	17,325
	Deferred RSUs	—	—	(2,711)	—	28,690	—
	Deferred Dividends	—	—	186	—	5,297	—
	Total	9,900	7,425	23,476	—	210,932	17,325
Christopher M. Wilkos	Excess Investment Plan	6,300	7,875	3,242	—	28,768	11,066

(1)	Except as noted otherwise, these figures represent voluntary deferrals of 2010 salary into the Excess Investment Plan as described in the following narrative. The corresponding salary figures in the Summary Compensation Table for 2010 Fiscal Year on page 46 include these deferral amounts.
(2)	These figures represent the 2010 non-qualified Company matching contribution made in the Excess Investment Plan.
(3)	Represents the change in account value between December 31, 2009 and December 31, 2010, less any executive or Company contributions, plus any account distributions. With respect to the Excess Investment Plan, these figures reflect the change in account value attributable to balances held in the Excess Investment Plan. With respect to deferred RSUs, these figures reflect the change in account value attributable to appreciation/depreciation in our Common Stock price. With respect to deferred dividends, these figures reflect the dividend equivalents paid on deferred RSUs and the value of interest credits paid thereon.
(4)	Based on the market value of assumed investment options as of December 31, 2010 (including, where applicable, the closing price of our Common Stock at $2.54 per share).

The Phoenix Companies, Inc. Non-Qualified Excess Investment Plan

Certain of our employees, including our NEOs, can elect to defer up to 60% of their base pay and until May 21, 2009, up to 100% of their annual incentive awards. Base pay deferrals commence when year-to-date base pay exceeds the Code limitation on qualified plan compensation, which was $245,000 in 2010. With respect to base pay deferrals only, we make a corresponding Company match credit using the same formula as provided in our 401(k) Plan. For the NEOs, they are eligible for a Company match contribution in the 401(k) Plan and Excess Investment Plan, based on tiered years of service as described in the following table:

Years of Service on January 1	Company Match Formula for All NEOs	Maximum Company Match Rate as a Percentage of Base Pay
Less than 5 years	100% on first 3% of pay saved; 50% on next 3%	4.5%
5 to 9 years	100% on first 6% of pay saved	6.0%
10 to 14 years	100% on first 3% of pay saved; 150% on next 3%	7.5%
15 years or more	150% on first 6% of pay saved	9.0%

Based on these schedules, the maximum Company match rate for 2010, as a percentage of base pay for our NEOs, was:

Name	Maximum Company Match Rate
James D. Wehr	9.0%
Peter A. Hofmann	6.0%
Philip K. Polkinghorn	6.0%
Edward W. Cassidy	4.5%
Christopher M. Wilkos	7.5%

The Excess Investment Plan provides participants with a choice of mutual fund offerings similar to those funds made available to employees under the 401(k) Plan. There are no above-market or guaranteed returns in the Excess Investment Plan. Participants can modify their investment elections at any time under the Excess Investment Plan. Deferrals are credited to the funds selected by the participants and based on the market price for such funds on the date such compensation would otherwise have been paid.

The following table sets forth the list of the mutual fund choices under the Excess Investment Plan and each fund’s total return for 2010:

Investment Fund Name	Ticker Symbol	2010 Total Return Percentage(1)
Allianz NFJ Small-Cap Value Fund — Administrative Class	PVADX	25.07
American Beacon Short-Term Bond Fund — Investor Class	AALPX	2.24
American Funds® EuroPacific Growth Fund® — Class R4	REREX	9.39
American Funds® Growth Fund of America® — Class R4	RGAEX	12.29
American Funds New Perspective Fund — Class R5(2)	RNPFX	13.03
Artisan Mid Cap Fund — Investor Class	ARTMX	31.57
Eaton Vance Large Cap Value Fund — Class A	EHSTX	10.05
Fidelity® Contrafund®	FCNTX	16.93
Fidelity Freedom K® 2000 Fund(4)	FFKBX	7.91
Fidelity Freedom K® 2005 Fund(4)	FFKVX	10.64
Fidelity Freedom K® 2010 Fund(4)	FFKCX	11.77
Fidelity Freedom K® 2015 Fund(4)	FKVFX	11.93
Fidelity Freedom K® 2020 Fund(4)	FFKDX	13.07
Fidelity Freedom K® 2025 Fund(4)	FKTWX	13.89
Fidelity Freedom K® 2030 Fund(4)	FFKEX	14.18
Fidelity Freedom K® 2035 Fund(4)	FKTHX	14.72
Fidelity Freedom K® 2040 Fund(4)	FFKFX	14.79
Fidelity Freedom K® 2045 Fund(4)	FFKGX	14.97
Fidelity Freedom K® 2050 Fund(4)	FFKHX	15.06
Fidelity Freedom K® Income Fund(4)	FFKAX	7.68
Fidelity® Growth Company Fund(3)	FDGRX	20.55
Fidelity® Low-Priced Stock Fund	FLPSX	20.70
Fidelity® Money Market Trust Retirement Money Market Portfolio	FRTXX	0.02
Fidelity® Small Cap Independence Fund	FDSCX	33.73
Fidelity® U.S. Bond Index Fund	FBIDX	6.29
Mutual Global Discovery Fund — Class A	TEDIX	11.08
Sentinel Small Company Fund Class I(5)	SIGWX	23.70
Spartan®500 Index Fund — Investor Class(6)	FUSEX	14.98
Virtus Capital Growth Fund — Class A	PHGRX	33.70
Virtus Growth & Income Fund — Class A	PDIAX	12.94
Virtus Mid-Cap Value Fund — Class A	FMIVX	18.54
Virtus Multi-Sector Fixed Income Fund — Class A	NAMFX	13.24
Virtus Multi-Sector Short Term Bond Fund — Class A	NARAX	10.25
Virtus Real Estate Securities Fund — Class I	PHRIX	27.87
Virtus Strategic Growth Fund — Class A	PSTAX	16.03

(1)      Total return includes change in share value and reinvestment of dividends and capital gains, if any.

(2)      Plan balances from the Mutual Global Discovery Fund — Class A were merged into this fund on July 21, 2010.

(3)      Plan balances from the Virtus Capital Growth Fund were merged into this fund on January 29, 2010 and Plan balances from the Virtus Strategic Growth Fund were merged into this fund on June 23, 2010.

(4)       Plan balances from the Fidelity Freedom Funds 2000-2050 and Fidelity Freedom Income Fund were merged into these funds on July 22, 2010.

(5)      Plan balances from the Fidelity Small Cap Independence Fund were merged into this fund on October 21, 2010.

(6)      Plan balances from the Virtus Growth & Income Fund — Class A were merged into this fund on November 22, 2010.

Account balances under the Excess Investment Plan, reflecting cumulative appreciation/depreciation and interest credits (depending on the investment fund(s) chosen by the participant), are paid to participants, based on their election made prior to deferral, in lump sum or annual installments following the termination of services with the Company or such earlier specified date elected by the participant. In-service withdrawals may only be taken in the case of severe financial hardship caused by an unforeseeable emergency as permitted under Code section 409A, and any other applicable laws. Loans are not permitted under this plan. All balances under this plan are unfunded general obligations of the Company, which the Company, at its discretion, may hedge in full or in part by making contributions to a trust subject to the claims of our creditors in certain circumstances. Currently, we hedge 100% of this obligation by making investments in the same funds and in the same amounts as participants have elected.

RSU Deferrals

Certain employees of the Company, including the NEOs, can elect to defer up to 100% of their LTIP awards, and other RSU awards until following termination of employment or such earlier specified date elected by the participant. Participants do not have any voting rights with respect to deferred RSUs. Voting rights become applicable only when the RSUs convert to Common Stock following termination of employment or in the event the Company chooses to hedge its RSU obligations by holding Common Stock in a trust subject to the claims of creditors in certain circumstances. Currently, the Company partially hedges using a trust. Deferred RSUs are credited with dividend equivalents, which are equal to the cash dividends that the Company may pay on its Common Stock, multiplied by the number of shares of Common Stock underlying each deferred RSU. Dividend equivalents are credited to a book entry account on behalf of participants. These dividend equivalents accrue interest credits at a rate determined and updated each August 1, based on the mid-term applicable federal rate (as determined under Code section 1274(d)) as published by the Internal Revenue Service for the immediately preceding month. In 2009, the rate at which interest was credited on dividend equivalents was 3.45% for the period January 1 through July 31, and 2.76% for the period August 1 through December 31, 2009. Accumulated dividend equivalents and the corresponding interest credits are paid at the same time that the underlying RSUs convert to Common Stock. All RSUs, dividend equivalents, and interest credits under this program are unfunded general obligations of the Company, for which the Company, at its discretion, may hedge in full or in part by making contributions to a trust subject to the claims of our creditors in certain circumstances.

Change-in-Control Agreements and Severance

We have entered into certain agreements and maintain certain plans that will require us to provide compensation to the NEOs in the event of a termination of employment, including termination of employment in connection with a Change-in-Control. The amounts payable to each NEO are estimated in the tables provided in this section. No incremental benefits are provided under these programs in the event of a voluntary termination by the NEO without good reason or by the Company for cause.

All NEOs

Upon termination of employment, all NEOs will receive their vested benefits under the Employee Pension Plan and 401(k) Plan; benefits and conversion rights under the Consolidated Omnibus Budget and Reconciliation Act (“COBRA”), if applicable; and the non-qualified plans’ benefits pursuant to the terms of the plans.

Change-in-Control Agreements

Effective January 1, 2010, the Company entered into new agreements with Messrs. Wehr, Hofmann, Polkinghorn, Cassidy and Wilkos which will, in certain circumstances, provide separation benefits upon the termination of employment in connection with a Change-in-Control. The new agreements replaced prior agreements and reduced the benefits that have previously been available. The protections provided under the agreements can only be triggered by termination of employment either (i) by the Company for reasons other than death, disability (as defined in the agreements), Cause or retirement, or (ii) by the executive for good reason, provided such termination occurs following, or is effectively connected with, the occurrence of a Change-in-Control. These agreements each have an initial term of two years with provisions for automatic renewals for successive one-year periods, unless either party provides to the other party written notice at least 60 days prior to the end of the initial term or any renewal term that the Company or NEO does not want the term so extended. These agreements do not provide the right of any participant to receive a tax gross-up in respect of any parachute payments.

“Cause” is defined as (i) the Executive’s conviction or plea of nolo contendere to a felony (other than with respect to a traffic violation or an incident of vicarious liability); (ii) an act of willful misconduct (including, without limitation, a willful material violation of the Company’s Code of Conduct) on the Executive’s part with regard to the Company or its affiliates having a material adverse impact on the Company or its affiliates; or (iii) the Executive’s failure in good faith to attempt or refusal to perform legal directives of the Board or executive officers of the Company, as applicable, which directives are consistent with the scope and nature of the Executive’s employment duties and responsibilities and which failure or refusal is not remedied by the Executive within 30 days after notice of such non-performance is given to the Executive. For purposes of clause (ii) of this definition, no act, or failure to act, on the Executive’s part shall be deemed “willful” unless done, or omitted to be done, by her not in good faith and without reasonable belief that the Executive’s act, or failure to act, was in the best interest of the Company and its subsidiaries.

“Change-in-Control” is defined as the first occurrence of: (i) any person acquires “beneficial ownership” (within the meaning of Rule 13d-3 under the Securities Exchange Act of 1934, as amended), directly or indirectly, of securities of the Company representing 25% or more of the combined voting power of the Company’s securities; (ii) within any 24-month period, the persons who were directors of the Company at the beginning of such period (the “Incumbent Directors”) shall cease to constitute at least a majority of the Board or the board of directors of any successor to the Company; provided that any director elected or nominated for election to the Board by a majority of the Incumbent Directors then still in office shall be deemed to be an Incumbent Director for purposes of this sub clause (ii); (iii) the effective date of any merger, consolidation, share exchange, division, sale or other disposition of all or substantially all of the assets of the Company which is consummated (a “Corporate Event”), if immediately following the consummation of such Corporate Event the shareholders of the Company immediately prior to such Corporate Event do not hold, directly or indirectly, a majority of the voting power, in substantially the same proportion as prior to such Corporate Event, of (x) in the case of a merger or consolidation, the surviving or resulting corporation or (y) in the case of a division or a sale or other disposition of assets, each surviving, resulting or acquiring corporation which, immediately following the relevant Corporate Event, holds more than 25% of the consolidated assets of the Company immediately prior to such Corporate Event; (iv) the approval by shareholders of the Company of a plan of liquidation with respect to the Company; or (v) any other event occurs which the Board declares to be a Change-in-Control.

“Good Reason” is defined as the occurrence after the effective date of a Change-in-Control of any of the following, without the express written consent of the executive and which occurrence is not remedied by the Company within 30 days after notice of such occurrence is given to the Company: (i) the material reduction in the executive’s title, position, duties or responsibilities from the title, position, duties or responsibilities held or exercised by the executive prior to the effective date of a Change-in-Control; (ii) any requirement by the Company that the executive change the location where the executive regularly provides services to the Company to a location that is more than 35 miles from downtown Hartford; (iii) a reduction by the Company of the executive’s base salary or total incentive compensation opportunity or a reduction in the employee benefits provided to the executive under the Company’s employee benefit plans (unless the executive is provided with substantially equivalent replacement benefits); or (iv) any failure to obtain the assumption and agreement to perform the Change-in-Control Agreement by a successor as contemplated in the Change-in-Control Agreement.

Based on the 2009 review of change-in-control agreements by the Compensation Committee and the Board, the change-in-control agreements entered into with our NEOs effective January 1, 2010 with an expiration date of December 31, 2011 provide:

•

no gross-up for excise tax purposes in that the aggregate value of Covered Payments, as defined in the agreement, is limited to an amount equal to 2.99 times the NEO’s average annual compensation calculated in accordance with Internal Revenue Code section 280G;

•

non-compete restrictions for Senior Executive Vice Presidents and above for a period of up to 18 months and in consideration provide for a lump sum payment of the salary and target bonus opportunity that would have been paid or made available over a corresponding period of continued employment;

•	in lieu of severance benefits payable under other plans, severance benefits are calculated at a multiple of 1.0 or 2.0 times salary and target annual incentive for NEOs;

•	a protection period running from 90 to 180 days before a change-in-control and two years following a change-in-control;

•	welfare benefits for a period equivalent to the applicable Internal Revenue Code section 409A period following a termination after a change-in-control;

•

that unvested SERP benefits become vested and the NEOs receive an enhancement equal to one or two years of additional service and age credit and/or pension equity formula credits, as applicable (tracks with severance multiple);

•	outplacement services commensurate with the NEO’s position;

•	non-solicitation restrictions;

•	in connection with the change to our pension plan formula as of July 1, 2007, the pension enhancement under the SERP is applied only to the new pension equity portion of the SERP benefit;

•

an amount equal to a pro-rata portion of the annual incentive award earned for the year in which termination occurs (or target incentive, if greater) and a pro-rata portion of long-term awards for each then open cycle at target;

•	vesting of benefits under equity compensation plans; and

•	a two-year term with automatic renewals for successive one-year periods unless either party provides prior written notice.

These agreements terminate automatically upon the NEO’s death, termination due to disability (as defined in the agreements), termination for Cause or voluntary retirement. In such cases, the Company will pay, pursuant to payroll practice and the terms of the applicable plans and programs, the NEO’s base salary through the date of termination; any vested amounts or benefits under applicable employee benefit plans, agreements and programs, as well as any accrued vacation pay not yet paid; and any other benefits payable in such situation under the plans, agreements, policies or programs of the Company.

Executive Severance Allowance Plans

Effective January 1, 2009, The Phoenix Companies, Inc. Executive Severance Allowance Plan (“Phoenix Executive Severance Allowance Plan”) was amended and restated. The Phoenix Executive Severance

Allowance Plan is available to all Company officers at the level of senior vice president or higher (including Messrs. Wehr, Hofmann, Polkinghorn and Wilkos), and for any other employee the CEO determines to be integral to the formulation or execution of our business strategy. Mr. Cassidy is a participant in the Saybrus Partners, Inc. Executive Severance Allowance Plan (“Saybrus Executive Severance Plan”), effective January 1, 2010, which is described below.

In 2010, if an NEO, except for Mr. Cassidy, was involuntarily terminated, subject to certain exceptions, he would have been eligible to receive (i) a payment equal to between 75% and 150%, determined based on years of service, of the NEO’s severance base amount, where the “severance base amount” is defined as the NEO’s base salary and the average of the last two annual incentive awards already paid as of the termination date, paid in the form of a lump sum payment or in installments, in each case commencing as soon as practicable following separation from service; (ii) a pro-rata portion of the annual incentive awards he earned for the fiscal year in which he separated from service to be paid no later than March 15 of the calendar year following separation from service; (iii) outplacement services; and (iv) continued active participant rates in the medical and dental plans for 12 months of the COBRA continuation period, if the executive elects coverage under COBRA.

The Saybrus Executive Severance Allowance Plan provides for benefits to certain executives of Saybrus Partners, Inc. and its affiliates (“Saybrus”), who meet the eligibility requirements when their employment is involuntarily terminated by Saybrus. The Severance Amount equals (a) the executive’s Base Salary for the one-year period prior to the executive’s separation date plus (b) the two-year average of the executive’s Saybrus annual variable compensation amount and profit sharing plan amount for the immediate two years prior to the executive’s separation date. However, for calendar year 2010, (b) above was based on the executive’s previous two-year average Phoenix annual variable compensation amount. The plan also provides for outplacement services and continued active participant rates in the medical and dental plans for 12 months of the COBRA continuation period, if the executive elects coverage under COBRA.

Benefits are paid from the Company’s or Saybrus’ general assets, as applicable, and are conditioned on a number of factors, including covenants within the terms of the plans and the signing of an agreement containing certain covenants (described below) and a release of claims against the Company or Saybrus, as applicable. The plans condition receipt of benefits on (i) refraining from interfering with ongoing operations and making disparaging remarks concerning the Company or Saybrus, as applicable, its representatives, agents and employees; (ii) refraining from solicitation of employees, agents, representatives and/or clients of the Company or Saybrus, as applicable; (iii) returning all Company or Saybrus property, as applicable; and (iv) complying with maintaining the confidentiality of confidential and proprietary information. Failure to comply with any of these covenants/conditions will cause immediate cessation of all payments under the plan and the executive must immediately reimburse the Company or Saybrus, as applicable, for all payments previously made.

All severance payments due under the plans are to be paid no later than March 15 of the calendar year following separation from service, except for any payments that are required to be paid at a later date pursuant to Code section 409A.

Also see Change-in-Control Agreements and Severance on page 42.

An employee who is covered by a change-in-control agreement and an Executive Severance Allowance Plan can receive only the benefits of one of the coverages in the event of a termination.

Illustration of Compensation and Benefits Upon Termination of Employment for Various Reasons

The following table summarizes the value of the compensation and benefits that the NEOs would have received if their employment had been involuntarily terminated (other than for Cause) as of December 31, 2010.

Payments for Involuntary Terminations
	James D. Wehr	Peter A. Hofmann	Philip K. Polkinghorn	Edward W. Cassidy		Christopher M. Wilkos
Severance
Base Salary Component	$975,000	$354,167	$356,250	$410,000		$408,333
Annual Incentive Component	281,552	93,854	122,728	202,028		307,728
Other Compensation
2010 Annual Incentive(1)	604,500	395,250	574,275	225,000		433,125
2010-2012 LTIP Cycle(5)	333,399	76,297	77,598	71,809		80,785
2009-2011 LTIP Cycle(2)	431,125	150,167	218,183	166,597		107,413
Unvested Service-Based RSUs(3)	42,445	52,745	76,636	58,517	(6)	26,808
SUBTOTAL	$2,668,021	$1,122,479	$1,425,670	$1,133,950		$1,364,193
Benefits and Perquisites
Health & Welfare(4)	$12,539	$12,539	$12,539	$12,539		$12,419
Outplacement	9,895	9,895	9,895	9,895		9,895
TOTAL	$2,690,455	$1,144,913	$1,448,104	$1,156,384		$1,386,507

(1)	Reflects actual payout results for 2010 incentive.
(2)	Represents prorated 2009 and 2010 portion of 2009-2011 Long-Term Incentive Program per the plan provisions.
(3)	All RSU amounts are valued based on the December 31, 2010 closing price of our Common Stock of $2.54 per share.
(4)	Reflects estimated Company cost of continuing to subsidize certain health and welfare benefits for the NEOs for one year.
(5)	Represents prorated 2010 portion of 2010-2012 Long Term Incentive Program.
(6)	Includes 8,850 shares of Saybrus Partners, Inc., valued based on the December 31, 2010 final valuation price of $0.00 per share.

The following table summarizes the value of the compensation and benefits that the NEOs would receive if their employment had been terminated involuntarily (other than for Cause) or if the NEO had terminated employment for Good Reason in connection with a Change-in-Control as of December 31, 2010.

Change-in-Control Payments
	James D. Wehr		Peter A. Hofmann	Philip K. Polkinghorn	Edward W. Cassidy	Christopher M. Wilkos
Severance
Base Salary Component	$650,000		$425,000	$475,000	$820,000	$700,000
Annual Incentive Component	650,000		425,000	617,500	1,107,000	630,000
Other Compensation
2010 Annual Incentive	650,000		425,000	617,500	193,500	315,000
2010-2012 LTIP Cycle(1)(2)	358,493		82,039	83,439	77,214	86,865
2009-2011 LTIP Cycle(5)	569,412		198,333	288,167	220,033	141,866
Other Performance-Contingent RSUs(2)	296,967	(7)	—	—	—	2,504	(6)
Other Performance-Contingent Stock Options(2)	56,303	(8)	—	—	—	—
Unvested Service-Based RSUs(2)	44,180		54,901	79,768	60,909	26,808
Unvested Stock Options(2)	—		—	—	—	—
Provision for Restrictive Covenants(9)	1,950,000		1,275,000	1,638,750	—	—
Incremental Non-Qualified Pension Lump Sum Value(3)	146,911		21,255	35,133	162,472	69,115
280G Cut-back	—		—	—	—	—
SUBTOTAL	$5,372,266		$2,906,529	$3,835,256	$2,641,128	$1,972,159
Benefits and Perquisites
Health & Welfare(4)	$25,078		$25,078	$25,078	$25,078	$24,838
Outplacement	9,895		9,895	9,895	9,895	9,895
TOTAL	$5,407,239		$2,941,502	$3,870,229	$2,676,101	$2,006,892

(1)	Represents prorated 2010 portion of 2010-2012 Long-Term Incentive Program.
(2)

All LTIP and RSU amounts are valued based on the December 31, 2010 closing price of our Common Stock of $2.54 per share. Stock options reflect the spread value between the exercise price and $2.54 for any options vesting upon a Change-in-Control.

(3	Reflects the incremental value of the additional pension benefits calculated based on each NEO’s Change-in-Control Agreement and the corresponding applicable pension formula.
(4)	Reflects estimated Company cost of continuing to subsidize certain health and welfare benefits for the NEOs for at least two years.
(5)	Represents prorated 2009 and 2010 portion of 2009-2011 Long-Term Incentive Program.
(6)	Represents the vesting of RSUs in connection with Goodwin’s 2007 Annual Incentive Plan.
(7)

Represents the vesting of performance-based RSUs with a market condition in connection with Mr. Wehr’s appointment to President and Chief Executive Officer in April 2009, which would occur upon a change-in-control. The RSUs vest as follows: one-third vesting upon the later of May 15, 2011 and achievement of $5 for 20 consecutive days’ price hurdle; and two-thirds vesting upon the later of May 15, 2012 and achievement of the $5 for 20 consecutive days’ price hurdle. If the performance condition is not met by May 15, 2012, the award is forfeited.

(8)

Represents the grant of performance-based stock options with a market condition in connection with Mr. Wehr’s appointment to President and Chief Executive Officer in April 2009. The stock options vest as follows: one-third vesting upon the later of May 15, 2011 and achievement of $5 for 20 consecutive days’ price hurdle; and two-thirds vesting upon the later of May 15, 2012 and achievement of the $5 for 20 consecutive days’ price hurdle. If the performance condition is not met by May 15, 2014, the award is forfeited.

(9)	Represents payments related to non-compete restrictions (see page 61).

Risk Assessment of Compensation Programs for All Employees

During 2010 and early 2011, we conducted a risk assessment of our compensation policies and practices in response to current public and regulatory concern about the link between incentive compensation and excessive risk taking by corporations. We concluded that our compensation program does not motivate imprudent risk taking and that any risks involved in compensation are not reasonably likely to have a material adverse effect on the Company. Included in the analysis were such factors as the behaviors being induced by our fixed and variable pay components, the balance of annual and long-term performance goals in our incentive compensation system, the established limits on permissible incentive award levels, the oversight of the Compensation Committee in the operation of our incentive plans and the high level of Board involvement in approving material transactions and providing governance over the Company’s affairs. Management presented the results of this assessment to the Compensation Committee for its review in early 2011 as part of its obligation to oversee our compensation risk assessment process.

COMPENSATION OF DIRECTORS

Director Compensation Philosophy

The Company’s philosophy with respect to Board compensation is to:

•	provide competitive levels of pay to attract and retain high quality Board of talent;

•	differentiate compensation based on workload;

•	align Board members’ compensation with shareholder interest by

•	use a balanced mix of cash and equity; and

•	requiring share ownership for all directors.

Elements of Director Compensation

The Compensation Committee has established a target for the value of total director compensation of 80% of the median value of peer companies. This target was set below median to reflect our smaller size relative to peer companies.

For 2010, Board compensation for our Non-Employee Directors consisted of a flat retainer of $125,000 per year for each Non-Employee Director, an additional retainer for the independent Chairman of the Board of $85,000, additional retainers to all committee chairs, and a meeting fee in the amount of $1,500 per meeting for attendance at each Board and/or Committee meeting held in excess of the number of meetings anticipated for any calendar year. The schedule of additional annual retainers is as follows:

Committee Position	2010 Additional Annual Retainer
Chair of the Audit Committee	$20,000
Chair of the Compensation Committee	$20,000
Chairs of the Finance and Governance Committees	$15,000

All retainers were paid quarterly in advance, and both retainers and meeting fees are paid in cash (either current or deferred) and in RSUs, as elected by each director. The RSUs will each convert into one share of Common Stock following his or her termination of services as a director or, in certain circumstances, such earlier specified date elected by the director. In the interim, each RSU will be credited with dividend equivalents and interest thereon. Non-Employee Directors have the option to defer receipt of cash compensation until following his or her termination of services as a director or, in certain circumstances, such earlier specified date elected by the director under either of the following non-qualified deferred compensation programs:

•

Non-Employee Directors may elect to defer all or a portion of their cash compensation into RSUs under The Phoenix Companies, Inc. Directors Equity Deferral Plan. The number of RSUs credited upon deferral, including fractional RSUs, is equal to the cash amount that would otherwise be paid, divided by the closing price of our Common Stock on the date of payment (generally, the first business day of each calendar quarter). The Common Stock underlying each RSU, together with a cash payment equal to the cumulative dividend equivalents and interest, will be paid to directors following his or her termination of services as a director with the Company or, in certain circumstances, such earlier specified date elected by the director. All RSUs, dividend equivalents, and interest credits under this Plan are unfunded general obligations of the Company, for which the Company, at its discretion, may hedge in full or in part by making contributions to a trust.

•

Non-Employee Directors may elect to defer all or a portion of their cash compensation under The Phoenix Companies, Inc. Directors Cash Deferral Plan. This Plan provides directors with the same choice of mutual fund offerings provided to employee participants in The Phoenix Companies, Inc. Non-Qualified Excess Investment Plan. See the fund listing under the Non-Qualified Deferred Compensation in Fiscal Year 2010 table on page 58. Directors can modify their investment elections at any time under the Plan. Deferrals are credited to the funds selected by the participants and based on the market price for such funds on the date such compensation would otherwise have been paid (generally, the first business day of each calendar quarter). Account balances under the Plan, reflecting cumulative appreciation/depreciation, dividends and interest credits (depending on the investment fund(s) chosen by the director) are paid to directors, based on the election made at the time of deferral, in lump sum or annual installments following the termination of services with the Company or, in certain circumstances, such earlier specified date elected by the director. All balances credited under this program are unfunded general obligations of the Company, for which the Company, at its discretion, may hedge in full or in part by making contributions to a trust. The Company currently hedges 100% of this obligation by making investments in the same funds and in the same amounts as participants have elected.

The Company also provides $100,000 of life insurance to each director, including our CEO who serves as a member of the Board. The cost to the Company of providing this insurance is nominal. Each director may also participate in a matching charitable gift program to qualified educational and other charitable institutions. Currently, the maximum match for each director is $2,500. Directors can also recommend that the Company make a grant of up to $2,000 annually to an eligible charitable organization chosen by the director.

Director Compensation Review

The Compensation Committee is required by its charter to review Board compensation every two years. Board compensation was reviewed by the Compensation Committee in 2009 based on an analysis conducted by Management. This analysis was also reviewed by the Committee’s compensation consultant. Market data utilized in the review is from the National Association of Corporate Directors (NACD) Director Compensation Report: 2008-2009. This report reflects practices of 1,200 companies from 22 industries, with revenues between $50 million and $10 billion. It also includes data from the Pearl Meyer & Partners’ 2008 Director Compensation Report with respect to the largest 200 U.S. companies.

In its competitive review, the Compensation Committee took into account the following factors:

•	Total compensation per director relative to market

•	Aggregate cost of board compensation

•	Mix of board fees and committee fees

•	Mix of cash and equity compensation

•	Share ownership guidelines

•	Deferred compensation

Director Compensation Table for 2010

The following table sets forth information concerning the 2010 compensation of our Non-Employee Directors. Additional information on director compensation may be found in the narrative and supporting tables that accompany this table.

Name	Fees Earned or Paid in Cash(1)(8)	All Other Compensation(2)	Total
Martin N. Baily	131,000(3)(11)	2,410	133,410
Arthur P. Byrne	134,000(3)(4)(11)	2,866	136,866
Sanford Cloud, Jr.	155,500(3)(4)(5)(12)	5,852	161,352
Gordon J. Davis	134,000(3)(10)(12)	8,694	142,694
John H. Forsgren	149,000(3)(7)(10)(12)	2,304	151,304
Ann Maynard Gray	149,000(8)(12)	5,660	154,660
Jerry J. Jasinowski	132,500(10)(11)	5,902	138,402
Thomas S. Johnson	217,500(3)(6)(12)	10,203	227,703
Augustus K. Oliver, II	131,000(3)(11)	4,013	135,013
Arthur F. Weinbach	154,000(3)(4)(9)(11)	5,734	159,734

(1)

The following table sets forth information concerning the 2010 RSUs voluntarily elected to be received in lieu of cash (as described in Note 3 below) and the total outstanding RSU and stock option awards held by the Non-Employee Directors as of December 31, 2010:

Name	Number of RSUs Received in 2010 in lieu of Cash(a)(b)	Total Number of RSUs Outstanding(a)	Total Number of Stock Options Outstanding(d)
Martin N. Baily	28,363	58,920	—
Arthur P. Byrne	58,154	118,754	15,886
Sanford Cloud, Jr.	33,718	62,821	15,886
Gordon J. Davis	23,110(c)	46,579	15,886
John H. Forsgren	32,237(c)	87,109	—
Ann Maynard Gray	—	63,506	15,886
Jerry J. Jasinowski	—	15,707	15,886
Thomas S. Johnson	47,134	127,811	15,886
Augustus K. Oliver, II	56,725	86,664	—
Arthur F. Weinbach	66,819	135,095	—
(a)	These figures are rounded to the nearest whole share.
(b)	Reflects the 2010 deferred RSUs described in Note 3 below.
(c)	Includes RSUs earned as of December 30, 2009 in connection with additional meeting fees in 2009, and paid on January 4, 2010.
(d)	These stock options were granted on June 25, 2002 under The Phoenix Companies, Inc. Directors Stock Plan to each individual who was then a Non-Employee Director. As of December 31, 2010, these options were exercisable at $13.98 per share. The options expire on the earlier of (i) three years following the date of termination of service to the Company and (ii) June 25, 2012.
(2)

Represents amounts paid by the Company for life insurance premiums and charitable gifts, as applicable. These items are described in the narrative on page 67. Effective January 1, 2009, the tax gross-ups have been eliminated for all employees (except relocation) and directors.

(3)

These directors elected to convert all or a portion of their cash compensation into deferred RSUs (as reflected in Note 1 above), subject to the same terms and conditions as their other RSUs as described in the narrative on page 66. These RSUs were expensed and accounted for pursuant to ASC 718.

(4)	Includes $3,000 in additional meeting fees for service on the Compensation Committee.
(5)	Includes $20,000 in retainer for service as chair of the Compensation Committee.
(6)	Includes $85,000 in retainer for service as the independent Chairman of the Board.
(7)	Includes $15,000 in retainer for service as chair of the Finance Committee.

(8)	Includes $15,000 in retainer for service as chair of the Governance Committee and $1,500 in additional meeting fees for service on the Compensation Committee.
(9)	Includes $20,000 in retainer for service as chair of the Audit Committee.
(10)	Includes $1,500 in additional meeting fees for service on the Finance Committee on December 30, 2009, paid on January 4, 2010.
(11)	Includes $6,000 in additional meeting fees.
(12)	Includes $7,500 in additional meeting fees.

PROPOSAL 3: AN ADVISORY, NON-BINDING VOTE ON THE COMPENSATION OF OUR

NAMED EXECUTIVE OFFICERS

Pursuant to the Dodd-Frank Wall Street Reform and Consumer Protection Act, which was enacted into law in July 2010, and as required by Section 14A(a)(1) of the Securities Exchange Act of 1934, our shareholders are entitled to a non-binding advisory vote at the Annual Meeting to approve the compensation as disclosed in the Compensation Discussion & Analysis (“CD&A”), compensation tables and narrative discussion disclosed in this Proxy Statement, as disclosed in accordance with the United States Securities and Exchange Commission’s (“SEC’s”) rules. Since the required vote is advisory, the result of the vote is not binding upon the Board.

The design and objectives of our compensation program for those executive officers named in the Summary Compensation Table for 2010 Fiscal Year on page 46 of this Proxy Statement, known as our Named Executive Officers (“NEOs”), are based on a pay for performance philosophy in which incentive compensation represents a significant component of an NEO’s compensation opportunity and focuses on the achievement of short-term and long-term objectives aligned with the four strategic pillars of the Company: a healthy balance sheet, policyholder service, operational efficiency, and profitable growth. For example:

•	The mix of compensation elements for NEOs is heavily weighted in favor of at-risk incentives, including equity compensation programs that align compensation with shareholder returns.

•	Perquisites do not comprise a material component of our executive compensation program.

•	The Company has demonstrated a history of annual and long-term incentive payouts that have varied with performance.

In the CD&A, we have provided shareholders with a description of our compensation programs, including the philosophy and strategy underpinning the programs, the individual elements of the compensation programs, and how our compensation plans are administered.

Our key business metrics improved in 2010 after difficult years in 2008 and 2009. The 2010 compensation program was shaped by a number of changes made during the past several years to demonstrate the Company’s commitment to responsible pay practices and sound corporate governance.

•	From 2008 through 2010, NEOs generally have maintained salaries and annual incentive targets at 2008 levels, except in connection with the appointment of executives to new positions.

•

In 2009, target long-term incentive opportunities were generally reduced to 70% of historical levels and the maximum incentive opportunity was reduced to 150% of incentive target. Long-term incentive opportunities for Senior Management have generally been maintained at these levels, with a limited number of adjustments to individual targets made for relative strategic value of role, individual performance, and target total cash compensation relative to market.

•	Upon his appointment as the Company’s chief executive officer in April 2009, the Compensation Committee established a pay package for Mr. Wehr substantially lower than that of his predecessor.

•

The Company reduced the benefits under change-in-control agreements to further align them with prevailing practices. This included lowering multiples, eliminating excess parachute payments and migrating to the use of target bonus in the severance formula. In addition, tax gross-ups were eliminated and benefits were capped at the excise tax level.

•	The supplemental executive retirement plans were frozen effective April 1, 2010 as to benefit accruals and new participants.

•	The Company eliminated employment contracts among Senior Management.

•	The Company eliminated the payment of dividend equivalents and interest on non-vested restricted stock units.

The Compensation Committee has and will continue to take action to structure our executive compensation practices in a manner that is performance-based with a view towards maximizing long-term shareholder value. The Board believes that the executive compensation as disclosed in the CD&A, tabular disclosures and other narrative executive compensation disclosures in this Proxy Statement aligns with our peer group pay practices as well as our compensation philosophy.

FOR THE REASONS STATED, OUR BOARD OF DIRECTORS RECOMMENDS A VOTE “FOR” THE FOLLOWING NON-BINDING RESOLUTION:

“RESOLVED, that the shareholders hereby approve the compensation paid to the Company’s NEOs, as disclosed in the Company’s Proxy Statement for the 2011 Annual Meeting of Shareholders pursuant to Item 402 of Regulation S-K including the CD&A, compensation tables and narrative executive compensation discussions disclosed in this Proxy Statement.”

Effect of Proposal

The say-on-pay resolution is non-binding. The approval or disapproval of this proposal by shareholders will not require the Board or the Compensation Committee to take any action regarding the Company’s executive compensation practices. The final decision on the compensation and benefits of our NEOs and on how to address shareholder disapproval of our compensation practices remain with the Board and the Compensation Committee.

Nevertheless, the Board values the opinions of the Company’s shareholders as expressed through their votes and other communications. Although the resolution is non-binding, the Board and the Compensation Committee will carefully consider the outcome of the advisory vote on executive compensation and those opinions when making future compensation decisions.

PROPOSAL 4: SELECTION, ON AN ADVISORY, NON-BINDING BASIS, OF THE FREQUENCY OF THE SHAREHOLDER VOTE ON THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS

Section 951 of the Dodd-Frank Wall Street Reform and Consumer Protection Act, which was enacted into law in 2010, requires that the Company is required at least once every six years to submit for shareholder vote a non-binding resolution to determine whether the advisory shareholder vote on executive compensation shall occur every one, two, or three years. Therefore, we are asking shareholders to indicate whether the Company should conduct an advisory vote on the compensation of our Named Executive Officers once every year, once every two years, or once every three years. Alternatively, shareholders may abstain from casting a vote on this matter.

After careful consideration of the costs and benefits supporting each frequency level, the Board believes that submitting the advisory vote on executive compensation to shareholders on an annual basis is appropriate for the Company and its shareholders at this time. It is important to note that the proxy card provides for four choices (one, two, or three years, or abstain) and that shareholders are not voting to approve or disapprove the Board’s recommendation. The option of one year, two years or three years that receives the highest number of votes cast by shareholders will be the frequency for the advisory vote on executive compensation that has been selected by shareholders.

THE BOARD OF DIRECTORS RECOMMENDS A VOTE IN FAVOR OF A FREQUENCY OF EVERY YEAR FOR FUTURE NON-BINDING SHAREHOLDER VOTES ON THE COMPENSATION OF OUR NAMED EXECUTIVE OFFICERS.

Effect of Proposal

Your vote is advisory and thus it will not be binding upon the Board, nor will it create any additional fiduciary duty on the part of the Board. However, the Board will take into account the outcome of the vote when determining how frequently an advisory vote on executive compensation should be conducted in the future.

The Company’s policy regarding how frequently an advisory vote on executive compensation will be conducted will either be disclosed in a Form 8-K filing with the United States Securities and Exchange Commission within four business days after the Company’s Annual Meeting or in an amendment to such Form 8-K filed within 150 days after the Annual Meeting.

OWNERSHIP OF COMMON STOCK

Directors and Executive Officers

The table below shows the beneficial ownership of our Common Stock by each director, and by each Named Executive Officer in the Summary Compensation Table for 2010 Fiscal Year on page 46 of this Proxy Statement, as well as the total ownership by the group composed of (i) our directors and (ii) our executive officers listed in our Annual Report on Form 10-K for the fiscal year ended December 31, 2010. Unless otherwise indicated in a note, each person listed in the table owns the shares shown directly with sole voting and investment power.

The table also details ownership of restricted stock units (“RSUs”) whose conversion into shares is not contingent upon any performance-based criteria, including RSUs elected to be received in lieu of cash and RSUs elected or required to be deferred until following termination of employment. For information about RSUs subject to performance-based criteria, see column (i) of the Outstanding Equity Awards at 2010 Fiscal Year-End table on page 50. Since neither the directors nor the officers have power to vote the shares underlying their RSUs (unless the shares underlying the RSUs are held in a Rabbi trust) or power to sell, transfer or encumber their RSUs (except in some cases, for transfers to immediate family members or to a trust for those members’ benefit), for purposes of this table, no RSU is counted as beneficially owned by such director or officer.

Name of Beneficial Owner	Shares Beneficially Owned(1)(2)		Options Exercisable Within 60 Days(1)(3)	Restricted Stock Units(1)(4)		Total(1)(5)	Percent of Common Stock(6)
Martin N. Baily	109,134		—	—		109,134	*
Arthur P. Byrne	324,950		15,886	—		340,836	*
Sanford Cloud, Jr.	116,057		15,886	—		131,943	*
Gordon J. Davis	76,678		15,886	—		92,564	*
John H. Forsgren	97,756		—	—		97,756	*
Ann Maynard Gray	63,502		15,886	—		79,388	*
Jerry J. Jasinowski	50,800		15,886	—		66,686	*
Thomas S. Johnson	257,833		15,886	—		273,719	*
Augustus K. Oliver, II	103,925		—	—		103,925	*
Arthur F. Weinbach	148,867		—	—		148,867	*
Edward W. Cassidy	114,194	(7)	111,260	84,814	(13)	310,268	*
Peter A. Hofmann	115,101	(8)	134,644	90,114	(13)	339,859	*
Philip K. Polkinghorn	223,644	(9)	193,996	91,652	(13)	509,292	*
James D. Wehr	211,008	(10)	164,931	393,778	(13)	769,717	*
Christopher M. Wilkos	74,766	(11)	79,390	95,415	(13)	249,571	*
All directors, director nominees and executive officers as a group (18 people)	2,256,502	(12)	1,061,892	888,450		4,206,844	2.85%
*	Less than 1%
(1)	All holdings are stated as of March 18, 2011, and are rounded to the nearest whole number.
(2)

In the case of the executive officers, the figures include share equivalents held in The Phoenix Companies, Inc. Savings and Investment Plan (the “401(k) Plan”). In the case of the directors, the figures include vested RSUs with associated shares of common stock held in a Rabbi trust with pass through voting rights.

(3)	Reflects the number of shares that could be acquired under options exercisable within 60 days of March 18, 2011.
(4)

Reflects those RSUs outstanding whose conversion into shares is not contingent upon any performance-based criteria. Except as noted in Note 2 above, directors and officers do not have the power to vote the shares underlying the RSUs.

(5)

Represents the sum of the total shares beneficially owned, the shares underlying options exercisable within 60 days and the shares into which the RSUs will be converted if the applicable conditions for vesting and issuance are met.

(6)	Reflects, as a percent of our outstanding Common Stock (116,312,515 shares as of March 18, 2011), the total of the first two columns.
(7)	Includes 73,190 share equivalents held in the 401(k) Plan.
(8)	Includes 27,079 share equivalents held in the 401(k) Plan.
(9)	Includes 1,350 share equivalents held in the 401(k) Plan.
(10)	Includes 75,843 share equivalents held in the 401(k) Plan.
(11)	Includes 30,097 share equivalents held in the 401(k) Plan.
(12)	Includes 269,991 share equivalents held in the 401(k) Plan.
(13)	These RSUs were not vested as of March 18, 2011.

Five Percent Shareholders

The following table lists the beneficial owners known to the Company as of March 18, 2011 of more than 5% of our Common Stock. In furnishing the information below, the Company has relied on information filed with the United States Securities and Exchange Commission (the “SEC”) by the beneficial owners reflecting beneficial ownership as of December 31, 2010.

Name and Address of Beneficial Owner	Amount and Nature of Beneficial Ownership(1)	Percent of Common Stock(1)
Toscafund Asset Management LLP 90 Long Acre, 7th Floor London, England WC2E 9RA	9,675,096(4)	8.3%(3)(4)
Dimensional Fund Advisors LP Palisades West, Building One 6300 Bee Cave Road Austin, TX 78746	7,040,438(5)	6.06%(2)(5)
State Farm Mutual Automobile Insurance Company and related entities One State Farm Plaza Bloomington, IL 61710	5,933,526(6)	5.11%(2)(6)

(1)	Based on shares of our Common Stock reported as owned as of December 31, 2010.
(2)	Based on total number of shares of our Common Stock outstanding as of December 31, 2010.
(3)	Based on total number of shares of our Common Stock outstanding as of March 2, 2011.
(4)

Based on a Schedule 13G/A filed with the SEC on March 14, 2011 by Toscafund Asset Management LLP (“Tosca Management”). The filing discloses that as of December 31, 2010, Tosca Management had sole voting power with respect to 6,276,569 shares of our Common Stock and sole dispositive power with respect to 9,675,096 shares of our Common Stock.

(5)

Based on a Schedule 13G filed with the SEC on February 11, 2011 by Dimensional Fund Advisors LP (“Dimensional”). The filing discloses that as of December 31, 2010, Dimensional had sole investment and voting power with regard to 6,859,831 shares of our Common Stock, sole dispositive power with regard to 7,040,438 shares of our Common Stock and specifies that all of these shares are owned by investment companies to which Dimensional serves as investment advisor and certain other commingled group trusts and separate accounts to which Dimensional serves as investment manager.

(6)

Based on a Schedule 13G filed with the SEC on February 8, 2011 by State Farm Mutual Automobile Insurance Company (“State Farm”). The filing discloses that as of December 31, 2010, (i) State Farm had sole voting and dispositive powers with regard to 5,881,918 shares of our Common Stock; (ii) State Farm Investment Management Corp. had shared voting and dispositive powers with respect to 23,005 shares of our Common Stock; and (iii) State Farm Mutual Fund Trust had shared voting and dispositive powers with respect to 28,603 shares of our Common Stock.

SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

Section 16(a) of the Securities Exchange Act of 1934 requires our directors and executive officers, and persons who own more than 10% of a registered class of our equity securities, to file with the United States Securities and Exchange Commission (“SEC”) reports of ownership and changes in ownership of our Common Stock. Based on our records and on information provided by our directors and our executive officers, we believe that during the fiscal year ending December 31, 2010, all of our directors and executive officers timely met such filing requirement, except for the following Form 4 filings, each of which has been filed with the SEC:

Executive Officer	Number of Late Reports	Number of Transactions Not Reported on a Timely Basis	Failure to File Required Form	Date(s) of Filing(s)
Edward W. Cassidy	1	2	N/A	March 17, 2010
Michael E. Hanrahan	2	1 per report	N/A	March 17, 2010 and May 18, 2010
Peter A. Hofmann	1	2	N/A	March 17, 2010
Philip K. Polkinghorn	1	3	N/A	March 17, 2010
James D. Wehr	1	2	N/A	March 17, 2010

Information Lines:

If you have questions about this Proxy Statement or the Annual Meeting, please call Phoenix Investor Relations at 860.403.7100.

If you have other questions related to your shares or status as a shareholder, please call Phoenix Shareholder Services toll-free at 800.490.4258.

Written Correspondence:

You may write to Phoenix Shareholder Services at the following address:

The Phoenix Companies, Inc.

c/o BNY Mellon Shareowner Services

P.O. Box 358015

Pittsburgh, PA 15258

Web site: www.bnymellon.com/shareowner/isd

Electronic Delivery:

This Proxy Statement and the Company’s 2010 Annual Report on Form 10-K for the fiscal year ended December 31, 2010 are available to you through the internet. The Notice contains instructions as to how to access and review these materials. You may also refer to the Notice for instructions regarding how to request paper copies of these materials.

If you are a registered shareholder and received this Proxy Statement in hard copy, you may obtain electronic delivery of future annual meeting materials by logging onto the web site www.bnymellon.com/shareowner/isd and following the instructions to enroll in Mlink. Utilizing Mlink for delivery of shareholder communications saves the Company a significant portion of the costs associated with printing and mailing. We also believe that registered shareholders will find this service convenient and useful. Mlink provides on-line access to your shareholder communications 24 hours a day, seven days a week within a secure, customized mailbox. If you register for Mlink and electronic delivery, we will usually not send you paper copies of shareholder materials unless you request them, although we may choose to send one or more items to you in paper form despite your consent to receive them electronically. If you register for Mlink, you will be responsible for your usual internet charges (e.g., online fees) in connection with your registration. Your consent will be effective until you revoke it by terminating your registration at the web site www.bnymellon.com/shareowner/isd.

If you are a beneficial owner of shares, please contact your bank or broker to learn how to get electronic delivery.

Incorporation by Reference:

Certain information in our Annual Report on Form 10-K is incorporated herein by reference. If you have received a copy of the Notice or this Proxy Statement by mail or electronically, you may receive a copy of any document referenced or incorporated by reference herein without charge. We will respond to any such request within one business day of our receipt of the request and provide the documentation by first class mail or an equally prompt means of delivery. If you would like to make such a request, please contact our Corporate Secretary by e-mail to corporate.secretary@phoenixwm.com or by mail to:

Corporate Secretary

The Phoenix Companies, Inc.

One American Row

P.O. Box 5056

Hartford, Connecticut 06102-5056

All URLs referred to in this Proxy Statement are intended to be inactive textual references only. They are not intended to be active hyperlinks to any web site. The information on any web site which might be accessible through a hyperlink resulting from this or any other URL referenced in this Proxy Statement is not intended to be part of this Proxy Statement and is not incorporated herein by reference.

The Phoenix Companies, Inc.

Notice of Annual Meeting of Shareholders – Tuesday, May 17, 2011

The Annual Meeting of Shareholders will be held on Tuesday, May 17, 2011 at 10 a.m. Eastern time at our offices at One American Row, Hartford, CT 06102. Only shareholders of record at the close of business on March 18, 2011 will be entitled to vote at the meeting.

To vote by mail, mark, sign and date your proxy card and return it in the enclosed postage-paid envelope.

Your internet or telephone vote authorizes the named proxies to vote your shares in the same manner as if you marked, signed and returned your proxy card.

You can view the Annual Report and Proxy Statement for

The Phoenix Companies, Inc. at: http://www.proxyvoting.com/pnx

            By Order of the Board of Directors

            John T. Mulrain

            Corporate Secretary

WE ENCOURAGE YOU TO TAKE ADVANTAGE OF

INTERNET OR TELEPHONE VOTING. BOTH ARE

AVAILABLE 24 HOURS A DAY, 7 DAYS A WEEK

THROUGH 11:59 P.M. EASTERN TIME

ON MAY 16, 2011.

INTERNET http://www.proxyvoting.com/pnx Use the internet to vote your proxy. Please have your proxy card in hand when you access the web site.

OR
TELEPHONE 1-866-540-5760 Use any touch-tone telephone to vote your proxy. Please have your proxy card in hand when you call.
If you vote your proxy by internet or by telephone, you do NOT need to mail back your proxy card.

WO #	Fulfillment#
95574	95579

▼ FOLD AND DETACH HERE ▼

The Company recommends a vote “FOR” Proposals 1, 2 and 3. The Company recommends a vote for frequency of “1 YEAR” in response to Proposal 4.	Please mark your votes as indicated in this example	☒

	FOR ALL nominees listed below	WITHHOLD AUTHORITY to vote for all nominees listed below	FOR ALL EXCEPT as noted below*

Proposal 1-Election of Directors	☐	☐	☐

Nominees: 01 Martin N. Baily
02 John H. Forsgren
03 Thomas S. Johnson

INSTRUCTIONS: To withhold authority to vote for any individual nominee(s), mark the third box above and write the name(s) on the line provided below.

*EXCEPTION(S)

		FOR	AGAINST	ABSTAIN

Proposal 2-	Ratification of the appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm of the Company for the year ending December 31, 2011.	☐	☐	☐

Proposal 3-	Approval of the advisory resolution on compensation paid to the Company’s named executive officers (“Say on Pay”),	☐	☐	☐

	1 YEAR	2 YEAR	3 YEAR	ABSTAIN

Proposal 4-	Frequency of the shareholder Say on Pay vote. ☐	☐	☐	☐

YES

	I PLAN TO ATTEND THE ANNUAL MEETING		☐

Mark Here for	☐
Address Change
or Comments SEE REVERSE

Note: Please sign this proxy exactly as name appears above. When shares are held by joint tenants, both should sign. When signing as the shareholder’s attorney, administrator, trustee or guardian, please give full title as such. A proxy executed by a corporation or other company should be signed in its name by its authorized officers. Please see reverse side.

Signature	Signature (if held jointly)	Date

Title(s) (if applicable)

ADMISSION TICKET

The Phoenix Companies, Inc.

2011 Annual Meeting of Shareholders

Tuesday, May 17, 2011

10 a.m. at

One American Row

Hartford, CT

Please retain this portion of the Proxy Card if you wish to

attend the Annual Meeting of Shareholders in person.

You must present this portion of the Proxy Card at the door for admission.

Seating will be on a first-come, first-served basis

and you may be asked to present valid picture identification before being admitted. Cameras, recording equipment and other electronic devices will not be permitted at the meeting.

ADMISSION TICKET

Choose MLinkSM for fast, easy and secure 24/7 online access to your future proxy materials, investment plan statements, tax documents and more. Simply log on to Investor ServiceDirect® at www.bnymellon.com/shareowner/equityaccess where step-by-step instructions will prompt you through enrollment.

Important notice regarding the internet availability of proxy materials for the Annual Meeting of Shareholders. The Proxy Statement and the 2010 Annual Report to Shareholders are available at: http://bnymellon.mobular.net/bnymellon/pnx

▼ FOLD AND DETACH HERE ▼

THE PHOENIX COMPANIES, INC.

Proxy for Annual Meeting of Shareholders on Tuesday, May 17, 2011

This proxy is solicited on behalf of the Board of Directors

The undersigned hereby appoints John H. Beers and John T. Mulrain, or either of them, each with full power of substitution, as proxies of the undersigned, to attend the Annual Meeting of Shareholders of The Phoenix Companies, Inc. to be held on Tuesday, May 17, 2011 at 10 a.m. Eastern time, and at any adjournment or postponement thereof, and to vote, on the proposals set forth on the reverse side, the number of shares the undersigned would be entitled to vote if personally present.

Signing, dating and returning this proxy card will have the effect of revoking any proxy card you signed on an earlier date, and will constitute a revocation of all previously granted authority to vote for every proposal included on any proxy card.

THIS PROXY WILL BE VOTED AS SPECIFIED ON THE REVERSE SIDE. IF NO SPECIFICATION IS MADE, THIS PROXY WILL BE VOTED “FOR” PROPOSALS 1, 2 AND 3 AND FOR FREQUENCY OF “1 YEAR” IN RESPONSE TO PROPOSAL 4. THIS PROXY WILL ALSO BE VOTED IN THE DISCRETION OF THE PROXIES ON SUCH OTHER MATTERS AS MAY PROPERLY COME BEFORE THE MEETING OR ANY ADJOURNMENT OR POSTPONEMENT THEREOF.

PLEASE MARK, SIGN AND DATE THIS PROXY CARD AND RETURN IT PROMPTLY USING THE ENCLOSED POSTAGE-PAID ENVELOPE OR VOTE BY TELEPHONE OR THROUGH THE INTERNET.

Address Change/Comments (Mark the corresponding box on the reverse side)

BNY MELLON SHAREOWNER SERVICES
P.O. BOX 3550
SOUTH HACKENSACK, NJ 07606-9250

(Continued and to be marked, dated and signed, on the other side)	WO# 95574	Fulfillment# 95579

The Phoenix Companies, Inc.

Important Notice Regarding the Availability of Proxy Materials for the Shareholder Meeting to Be Held on Tuesday, May 17, 2011
The Proxy Statement, Annual Report and other proxy materials are available at: http://www.proxyvoting.com/pnx

This communication presents only an overview of the more complete proxy materials that are available to you on the internet.

We encourage you to access and review all of the important information contained in the proxy materials before voting.

If you want to receive a paper copy of these documents, you must request one. There is no charge to you for requesting a copy. Please make your request for a copy as instructed below on or before May 7, 2011 to facilitate timely delivery.

TO REQUEST PAPER COPIES OF PROXY MATERIALS: (please reference your 11-digit control number when requesting materials)
By opting to receive printed materials this year, your preference for future proxy mailings will be kept on file.
	Telephone:	1-888-313-0164
(outside of the U.S and Canada call 1-201-680-6688)
	Email:	shrrelations@bnymellon.com
(you must reference your 11-digit control number in your email)
	Internet:	http://www.proxyvoting.com/pnx

TO VOTE YOUR SHARES SEE INSTRUCTIONS ON REVERSE SIDE This is not a proxy card. You cannot use this notice to vote your shares.

Dear The Phoenix Companies, Inc. Shareholders:

The 2011 Annual Meeting of Shareholders of The Phoenix Companies, Inc. (the “Company”) will be held at our offices at One American Row, Hartford, CT 06102, on Tuesday, May 17, 2011, at 10 a.m. Eastern time.

Proposals to be considered at the Annual Meeting:

Proposal 1 - election of three members to the Board: Martin N. Baily, John H. Forsgren and Thomas S. Johnson;
Proposal 2 - ratification of the appointment of PricewaterhouseCoopers LLP as the independent registered public accounting firm of the Company for the year ending December 31, 2011;
Proposal 3 - an advisory, non-binding vote on the compensation of our named executive officers (“Say on Pay”); and
Proposal 4 - an advisory, non-binding vote on the frequency of the advisory shareholder vote on Say on Pay.

The Company recommends a vote “FOR” Proposals 1, 2 and 3.
The Company recommends a vote for frequency of “1 YEAR” in response to Proposal 4.

The Board of Directors has fixed the close of business on March 18, 2011 as the record date (the “Record Date”) for the determination of shareholders entitled to receive notice of and to vote at the Annual Meeting or any adjournment(s) thereof.

CONTROL NUMBER
YOU MUST REFERENCE YOUR 11-DIGIT CONTROL NUMBER WHEN YOU REQUEST A PAPER COPY OF THE PROXY MATERIALS OR TO VOTE YOUR PROXY ELECTRONICALLY.	g	i

95574

Shareholders of record as of the Record Date are invited to attend the Annual Meeting. Directions to attend the Annual Meeting where you may vote in person can be found on our web site, www.phoenixwm.com, in the Investor Relations section.

Meeting Location:
The Phoenix Companies, Inc.
One American Row
Hartford, CT 06102

The following Proxy Materials are available for you to review online:
•	the Company’s 2011 Proxy Statement (including all attachments thereto);
•	the Company’s Annual Report for the year ended December 31, 2010 (which is not deemed to be part of the official proxy soliciting materials); and
•	any amendments to the foregoing materials that are required to be furnished to shareholders.

To request a paper copy of the Proxy Materials:
(you must reference your 11-digit control number located on the reverse side of this form)
	Telephone:	1-888-313-0164 (outside of the U.S and Canada call 1-201-680-6688)
	Email:	shrrelations@bnymellon.com (you must reference your 11-digit control number in your email)
	Internet:	http://www.proxyvoting.com/pnx
The Proxy Materials for The Phoenix Companies, Inc. are available to review at: http://www.proxyvoting.com/pnx
Please have this notice available when you request a PAPER copy of the Proxy Materials, when you want to view your proxy materials online, OR WHEN YOU WANT TO VOTE YOUR PROXY ELECTRONICALLY.

HOW TO VOTE BY INTERNET

We encourage you to review the proxy materials online before voting.

Use the internet to vote your shares. On the landing page of the above web site in the box labeled “To Vote

Your Shares by Internet” click on “Vote Now” to access the electronic proxy card and vote your shares. Please have this letter in hand when you access the web site.

You will need to reference the 11-digit control number located on the reverse side.

95574